Exhibit T3C

AMENDED AND RESTATED INDENTURE OF TRUST
Dated as of [_________,] 2026

By and Between

CENTRAL FALLS DETENTION FACILITY CORPORATION

And

ARGENT TRUST COMPANY,
as Trustee

pertaining to:

$27,500,000
CENTRAL FALLS DETENTION FACILITY CORPORATION
DETENTION FACILITY REVENUE REFUNDING BONDS
(THE DONALD W. WYATT DETENTION FACILITY)
SERIES 2026A

And

$40,000,000
CENTRAL FALLS DETENTION FACILITY CORPORATION
DETENTION FACILITY EXCESS CASH REVENUE REFUNDING BONDS
(THE DONALD W. WYATT DETENTION FACILITY)
SERIES 2026B

CENTRAL FALLS DETENTION FACILITY CORPORATION

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of [_________], 2026

Trust Indenture Act Section	Indenture Section

§ 310(a)(1)	8.1, 8.9
(a)(2)	8.1, 8.9
(a)(3)	8.11
(a)(4)	Not Applicable
(a)(5)	8.7(b), 8.9
(b)	8.7, 8.9
§ 311	8.10
§ 312(a)	3.3
(b)	3.3
(c)	3.3
§ 313(a)	8.14(b)
(b)	8.14(b)
(c)	8.14(b)
(d)	Not Applicable
§ 314(a)	7.11
(b)	7.10
(c)(1)	2.2(b), 14.11(b)
(c)(2)	2.2(c, 14.11(b)
(c)(3)	Not Applicable
(d)	7.34(a)
(e)	14.11(b)
§ 315(a)	8.1, 8.4
(b)	11.10
(c)	8.1
(d)	8.1, 8.3, 8.4
(d)(1)	8.1
(d)(2)	8.3 (gross negligence)
(d)(3)	8.4
(e)	11.6
§ 316(a)	11.2
(a)(1)(A)	11.2, 11.5
(a)(1)(B)	11.2(c)
(a)(2)	Not Applicable
(b)	14.11(c)
§ 317(a)(1)	11.2(a)
(a)(2)	11.7
(b)	8.2
§ 318(a)	14.11(a)

i

AMENDED AND RESTATED INDENTURE OF TRUST

THIS AMENDED AND RESTATED INDENTURE OF TRUST, dated as of [_______ 1,] 2026, is by and between the Central Falls Detention Facility Corporation, a public corporation organized and existing under and by virtue of the laws of the State of Rhode Island (the “Corporation”) and Argent Trust Company, a trust company organized under the laws of Tennessee, duly authorized to accept and execute trusts of the character herein set forth, as trustee (the “Trustee”) and amends and restates in its entirety the Original Indenture (as defined below).

RECITALS:

WHEREAS, the Corporation presently operates a detention facility (the “Project”) in the City of Central Falls, Rhode Island (the “City”); and

WHEREAS, under Title 45, Chapter 54, Sections 1 et seq, of the General Laws of Rhode Island (the “Act”) the Corporation is authorized to issue bonds for the purpose of carrying out any of its purposes; and

WHEREAS, the Corporation previously issued its $106,380,000 Detention Facility Revenue Refunding Bonds (The Donald W. Wyatt Detention Facility) Series 2005A (the “Prior Bonds”) for the purpose of (i) refinancing certain prior obligations of the Corporation used to finance the acquisition, design, development, construction and equipping of the Project, (ii) financing additional capital improvements and an expansion to the Project, (iii) funding a reserve fund and (iv) paying costs of issuance, pursuant to the terms of an Indenture of Trust dated as of June 1, 2005 (the “Original Indenture”) between the City and UMB Bank, N.A., as successor trustee (the “Prior Trustee”) to U.S. Bank National Association; and

WHEREAS, Events of Default have occurred and are continuing under the Original Indenture, and the Corporation and Prior Trustee, at the direction of the holders of a majority in the principal amount of the Prior Bonds, have agreed to a restructuring of the Prior Bonds, through an exchange of such Prior Bonds with the Series 2026 Bonds (as defined below)(the “Restructuring”); and

WHEREAS, on July 10, 2026 and to implement the Restructuring, the Corporation filed its voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Rhode Island (the “Bankruptcy Court”), thereby commencing a proceeding captioned In re Central Falls Detention Facility Corporation, Case No. 26-______ (the “Bankruptcy Case”); and

WHEREAS, on July 10, 2026, the Corporation filed its Chapter 11 Plan of Central Falls Detention Facility Corporation in the Bankruptcy Court, which, among other things, memorializes and implements the terms of the Restructuring (the “Bankruptcy Plan”); and

WHEREAS, on ___________, 2026, the Bankruptcy Court entered its order confirming the Bankruptcy Plan (the “Confirmation Order”); and

WHEREAS, the Confirmation Order and the Bankruptcy Plan approve and authorize the Restructuring, and provide that all of the payment obligations of the Corporation under the Prior Bonds are to be restructured by having the owners of all of the Prior Bonds exchange such bonds for a share of each of the Series 2026A Bonds and Series 2026B Bonds (each as defined below) as further set forth herein (the “Exchange”); and

WHEREAS, as expressly authorized by the Confirmation Order and to effectuate the Exchange and the Bankruptcy Plan, the Corporation desires to issue, sell and deliver its Detention Facility Revenue Refunding Bonds (The Donald W. Wyatt Detention Facility) Series 2026A in the principal amount of $27,500,000 (the “Series 2026A Bonds”) and its Detention Facility Excess Cash Revenue Refunding Bonds (The Donald W. Wyatt Detention Facility) Series 2026B in the principal amount of $40,000,000 (the “Series 2026B Bonds” and together with the “Series 2026A Bonds, the “Series 2026 Bonds”), in the forms hereinafter set forth, and to exchange such Series 2026 Bonds with the outstanding Prior Bonds as further set forth herein, all under and in accordance with the Constitution and laws of the State of Rhode Island; and

WHEREAS, the execution and delivery of this Indenture and the issuance and sale of the Series 2026 Bonds have been in all respects duly and validly authorized by the Confirmation Order as well as by a written resolution duly adopted by the Corporation; and

WHEREAS, the Series 2026 Bonds, the Trustee’s certificate of authentication to be endorsed thereon, and the form of assignment to be endorsed on such Series 2026 Bonds are to be in substantially the forms attached hereto as Exhibit A, with necessary and appropriate variations, omissions and insertions as permitted or required by this Indenture; and

WHEREAS, the Bankruptcy Court and the Corporation have determined that the execution and delivery of the Series 2026 Bonds and of this Indenture have been duly authorized and all things necessary to make the Bonds, when executed by the Corporation and authenticated by the Trustee, valid and binding legal obligations of the Corporation and to make this Indenture a valid and binding legal instrument for the security of the Series 2026 Bonds, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Corporation, in consideration of the premises, the acceptance by the Trustee of the trusts hereby created, the purchase and acceptance of the Series 2026 Bonds by the purchasers thereof, and of other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of, premium, if any, and interest on all Series 2026 Bonds Outstanding hereunder from time to time, according to their tenor and effect, and to secure the observance and performance by the Corporation of all the covenants expressed or implied herein and in the Series 2026 Bonds, does hereby convey, pledge and assign unto the Trustee, and unto its successors and assigns forever and does hereby grant to it and them a security interest, together with all right, title and interest of the Corporation, in:

GRANTING CLAUSE FIRST

All the right, title, and interest of the Corporation in and to all cash proceeds and receipts arising out of or in connection with the exchange of the Prior Bonds for Series 2026 Bonds and any other sale of Bonds (as defined herein) and all money held by the Trustee in the funds created under this Indenture, including the Revenue Fund, the Debt Service Fund, the Debt Service Reserve Fund, the Operational Reserve Fund, the Excess Cash Flow Fund, the Redemption Fund and the Capital Reserve Fund created hereunder, or held by the Trustee as special trust funds derived from insurance proceeds, condemnation awards, payments on contractors’ performance or payment bonds or other surety bonds, or any other source, together with any and all awards or payments, including interest thereon.

GRANTING CLAUSE SECOND

All the right, title, and interest of the Corporation in and to all money and securities and interest earnings thereon from time to time delivered to and held by the Trustee under the terms of this Indenture and all other rights of every name and nature and any and all other property from time to time hereafter by delivery or by writing of any kind conveyed, pledged, assigned, or transferred as and for additional security hereunder by the Corporation or by anyone on its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

GRANTING CLAUSE THIRD

Any and all other property of each name and nature from time to time hereafter by delivery or by writing of any kind pledged or assigned as and for additional security for the Bonds, hereunder, by anyone, to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its respective successors in said trusts and assigns forever.

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future Owners of the Bonds, as to the Trust Estate, from time to time issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds.

PROVIDED, HOWEVER, that if the Corporation, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Bonds and the interest and premium, if any, due or to become due thereon, at the times and in the manner provided in the Bonds, according to the true intent and meaning thereof, and shall cause the payments to be made into the Funds and Accounts as required hereunder or shall provide, as permitted by Article 13 hereof, for the payment thereof, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee and the Paying Agent all sums of money due or to become due to them in accordance with the terms and provisions hereof, then this Indenture and the rights hereby granted shall cease, determine and be void, otherwise this Indenture is to be and remain in full force and effect.

THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and the Revenues hereby assigned and pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Corporation has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Owners from time to time of the Bonds, as follows:

ARTICLE 1.
DEFINITIONS

Section 1.1.            Definitions. In addition to the terms defined in the Recitals to this Indenture, the following terms shall, for all purposes of the Indenture, have the following meanings.

“Account” shall mean an Account created and established by Article 5 of the Indenture.

“Accountant’s Certificate” shall mean a certificate or opinion signed by an independent certified public accountant of recognized national standing or a firm of accountants of recognized national standing, selected by the Corporation, who may be the accountant or firm of accountants who regularly audit the books of the Corporation.

“Act” shall mean Title 45, Chapter 54, Sections 1 et seq. of the General Laws of Rhode Island.

“Additional Bonds” shall mean Bonds issued after the date of this Indenture pursuant to Section 3.9.

“Additional Improvements” shall mean any structures, site improvements, facilities and fixtures acquired or constructed on the Property after the Closing Date.

“Annual CapEx Deposit” means for Fiscal Year 2027, $1,000,000, and for each subsequent Fiscal Year, 103.5% of the amount of the prior Fiscal Year’s Annual CapEx Deposit. For the avoidance of doubt, no Annual CapEx Deposit shall be due, owing or made for Fiscal Year 2026.

“Annual Local Impact Fee” means $250,000 per annum, which shall be paid in monthly installments commencing in the first month following the date of issuance of the Series 2026 Bonds, provided that if the first payment occurs after July, 2026, the monthly installments for the period from the date of issuance through June, 2027 shall be adjusted to cause the total amount paid by June 30, 2027 to equal $250,000.

“Authorized Denominations” mean (i) with respect to the Series 2026 Bonds, the lesser of the principal amount received by a Bondowners as a result of the Exchange and $5,000, and integral multiples of $1 thereof, and (ii) for any Additional Bonds, $5,000 and integral multiples thereof.

“Authorized Officer” shall mean the Chairperson, the Vice Chairperson or any other officer or employee of the Corporation, or their respective designees, authorized to perform specific acts or duties.

“Bond” or “Bonds” shall mean the Series 2026 Bonds and any Additional Bonds issued hereunder.

“Bond Counsel” shall mean a nationally recognized law firm specializing in the area of tax-exempt and taxable finance.

“Bond Documents” means the Bonds, the Indenture, the Mortgage, and any other agreement now or hereafter delivered as security for or with respect to the Bonds or the Corporation’s obligations under any Bond Document.

“Bondowner” or “Owner” or “Owner of Bonds” or any similar term (when used with respect to Bonds) shall mean any person who has beneficial ownership of any portion of the Bonds, (including persons holding through a nominee, depository or other intermediaries) or is treated as owner for federal income tax purposes.

“Bond Register” shall mean the registration books of the Trustee with respect to the Bonds.

“Bond Year” shall mean a twelve-month period ending on July 15, except that the first Bond Year shall begin on the date on which the Bonds are initially delivered and end on the next succeeding July 15.

“Business Day” means a day, other than a Saturday, Sunday, legal holiday or day on which the New York Stock Exchange is closed, on which banking institutions are not closed in the State of Rhode Island, or in any state in which the designated office of the Trustee is located.

“Capital Reserve Fund Requirement” means an amount equal to Annual CapEx Deposit.

“City” shall mean City of Central Falls, Rhode Island.

“Closing Date” means the date when the Bonds, duly authenticated by the Trustee, are issued.

“Code” shall mean the Internal Revenue Code of 1986 and the regulations in effect thereunder.

“Continuing Disclosure Agreement” shall mean that certain Continuing Disclosure Agreement between the Corporation and the Dissemination Agent dated the Closing Date as originally executed and as it may be amended from time to time in accordance with the terms thereof.

“Corporation” shall mean the Central Falls Detention Facility Corporation, a public corporation organized and existing under and by virtue of the laws of the State of Rhode Island, and any other entity which may by law succeed to the powers, duties and functions of the Corporation.

“Corporation Budget” shall mean the budget adopted by the Corporation for each Fiscal Year, as such budget may be amended from time to time by the Corporation.

“Cost of Issuance” shall mean items of expense payable or reimbursable directly or indirectly by the Corporation and related to the authorization, issuance and sale of Bonds, which expenses shall include, but not be limited to, printing costs, costs of reproducing documents, filing and recording fees, initial fees and charges of the Trustee and other Fiduciaries, legal fees and disbursements, financial advisory fees, professional consultants, fees and disbursements, reimbursements to the Corporation and its agents for administrative, travel and overhead expenses, bond discount, rating agency fees, credit facility costs, title insurance premium, Corporation’s legal fees and costs, underwriting fees and other financing costs (if not otherwise provided for), fees and charges for execution, transportation and safekeeping of Bonds, and all other costs, charges, fees and expenses in connection with the foregoing.

“Cost of Issuance Fund” shall mean the Cost of Issuance Fund established pursuant to Section 5.2.

“Counsel’s Opinion” shall mean an opinion signed by a nationally recognized attorney or firm of attorneys who may be selected by the Corporation. Any such attorney may be in the regular employment of the Corporation.

“Coverage Ratio Requirement” means for each calculation date, the Net Revenues Available for Debt Service, for the trailing twelve (12) month period is equal to not less than 110% of principal (including Sinking Fund Installments) and interest payable on the Series 2026A Bonds during such twelve (12) month period.

“Days’ Cash on Hand” means the number determined as of any applicable testing date by dividing (a) cash and investments in the Revenue Fund as of the date of computation by (b) the quotient obtained by dividing (i) total operating expenses of the Corporation for the four (4) Fiscal Quarters most recently ended, excluding depreciation, amortization, provisions for bad debt or any other noncash expenses payable during such four (4) Fiscal Quarters most recently ended by (ii) 365. Computations of Days’ Cash on Hand shall be made using amounts set forth in the interim financial statements of the Corporation for the applicable date or period prepared in accordance with GAAP.

“Debt Service Fund” shall mean the Debt Service Fund created and established by Section 5.2.

“Debt Service Reserve Fund” shall mean the Reserve Fund created and established by Section 5.2 hereof.

“Debt Service Reserve Fund Requirement” shall mean with respect to the Series 2026A Bonds, $2,750,000.

“Depository” shall mean (a) initially, DTC, and (b) any other Securities Depository acting as Depository under this Indenture.

“Depository System Participant” means any participant in the Depository’s book-entry system.

“Dissemination Agent” shall have the meaning ascribed thereto in the Continuing Disclosure Agreement.

“DTC” shall mean The Depository Trust Company, New York, New York, and its successors and assigns.

“Environmental Laws” shall mean collectively, all Legal Requirements applicable to (i) environmental conditions on, under or emanating from the Mortgaged Property including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act and the Federal Clean Air Act and (ii) the generation, storage, transportation, utilization, disposal, management or release (whether or not on, under or from the Mortgaged Property) of Hazardous Substances by the Corporation.

“Excess Cash Flow” shall have the meaning set forth in Section 5.14.

“Excess Cash Flow Fund” shall mean the Excess Cash Flow Fund created and established by Section 5.2.

“Extraordinary CapEx” means extraordinary unforeseen capital expenses for health, regulatory, or safety issues as determined by the Corporation.

“Extraordinary CapEx Limitation” means an amount not to exceed $250,000 in any two consecutive Fiscal Years, which amount shall be included in the Corporation Budget and used by the Corporation to pay Extraordinary CapEx.

“Event of Default” shall mean an Event of Default, as set forth in Section 11.1.

“Fiduciary” shall mean the Trustee and each Paying Agent.

“Fiscal Quarter” or “fiscal quarter” shall mean each three-month period ending March 31, June 30, September 30 and December 31.

“Fiscal Year” or “fiscal year” shall mean each twelve-month period ending December 31 or such other fiscal year of the Corporation which may be adopted.

“Fund” shall mean a fund created and established by Article 5 hereof.

“Generally Accepted Accounting Principles” or “GAAP” means the uniform accounting and reporting procedures set forth in publications of the American Institute of Certified Public Accountants or its successor and the Governmental Accounting Standards Board or its successor, or by any other generally accepted authority on such procedures, and includes, as applicable, the standards set forth by the Financial Accounting Standards Board or its successor.

“Government Obligations” shall mean bonds or other obligations which as to principal and interest constitute direct obligations of the United States of America and which are not subject to redemption prior to their maturity at the option of any person other than the holder thereof.

“Governmental Authority” shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

“Hazardous Substances” shall mean collectively, (i) any “hazardous material,” “hazardous substance,” “hazardous waste,” “oil,” “regulated substance,” “toxic substance,” “restricted hazardous waste”, “special waste” or words of similar import as defined under any of the Environmental Laws; (ii) asbestos in any form; (iii) urea formaldehyde foam insulation; (iv) polychlorinated biphenyls; (v) radon gas; (vi) flammable explosives; (vii) radioactive materials; (viii) any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to the Project, the environment, or the health and safety of the detainees and other occupants of the Project or of the owners or occupants of any other real property nearby the Project and (ix) any substance, the generation, storage, transportation, utilization, disposal, management, release or location of which, on, under or from the Project is prohibited or otherwise regulated pursuant to any of the Environmental Laws. Notwithstanding the foregoing, the term Hazardous Substances as defined herein shall not include pharmaceuticals, security agents (e.g., oleoresin capsicum (“pepper spray”)), and cleaning agents of the types and in the quantities and concentrations normally stocked by providers engaged in operations similar to Corporation’s use of the Project that are used, stored, transported and disposed of in accordance with all Legal Requirements.

“Hedging Contract” means an interest rate swap, exchange, cap or other agreement between the Corporation and any other party for the purpose of hedging payment, interest rate, spread or similar exposure.

“Improvements” shall mean, as of the Closing Date or at any time thereafter, any structures, site improvements, facilities and fixtures located on the Property.

“Indebtedness” means, collectively, but without duplication, (1) indebtedness or liability for borrowed money or the deferred purchase price of property or services; (2) obligations as lessee under leases which are, should be or should have been, reported as capital or operating leases in accordance with Generally Accepted Accounting Principles; (3) any guaranty and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; and (4) all other items or obligations which would be included in determining total liabilities on the balance sheet of any Person.

“Indenture” shall mean this Amended and Restated Indenture of Trust as from time to time amended or supplemented by Supplemental Indentures in accordance with the terms and provisions hereof.

“Independent” shall mean, when used with respect to any given person or entity, that such person or entity is acceptable to the Trustee and (i) is in fact independent and, not under domination of the Corporation, (ii) does not have any substantial interest, direct or indirect, with the Corporation, and (iii) is not connected with the Corporation as a member, an officer or employee of the corporation, but who may be regularly retained to provide services to the Corporation.

“Independent Consultant” shall mean any Independent certified public accountant, Independent engineer or other Independent consultant acceptable to the Majority Owners, who is in any case nationally recognized as being experienced in the evaluation of the management and pricing of detention facility operations services.

“Information Services” means the Municipal Securities Rulemaking Board’s Electronic Municipal Market Access system, available at www.emma.msrb.org.

“Interest Payment Date” shall mean, with respect to the Series 2026A Bonds, June 15 and December 15 of each year, commencing December 15, 2026, and with respect to the Series 2026B Bonds, March 15 of each year, commencing on March 15, 2027, in each case on which interest on such Bonds is due and payable.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, ordinances, by-laws, codes, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and health-care licensing statutes, ordinances, by-laws and codes) or, to the best of the Corporation’s knowledge, any rule or regulation to which any of the Corporation is subject, whether now or hereafter enacted, affecting the Mortgaged Property and/or the construction, development, maintenance, management, repair, use and/or operation thereof.

“Local Impact Fees” shall mean any payments to be made by the Corporation to the City, pursuant to Section 5.14 hereof which are expressly subordinate to the Series 2026A Bonds.

“Majority Owners” shall mean an Owner or Owners of at least a majority in aggregate Principal Amount of the Series 2026A Bonds Outstanding, and if no Series 2026A Bonds are then Outstanding, then an Owner or Owners of at least a majority in aggregate Principal Amount of the Series 2026B Bonds Outstanding.

“Maximum Annual Debt Service” shall mean at any point in time, with respect to the Bonds then Outstanding, the maximum amount of principal (including sinking fund payments) and interest becoming due in the then current or any future Bond Year provided, however, that for purposes of the final Bond Year, the principal (including Sinking Fund Installments) and interest becoming due may be reduced by the amount then on deposit in the Debt Service Reserve Fund.

“Moody’s” shall mean Moody’s Ratings, New York, New York, and its successors.

“Mortgage” shall mean the Amended and Restated Open-End Mortgage Deed, Leasehold Mortgage and Security Agreement, dated as of [______ 1], 2026, made by the Corporation in favor of the Trustee.

“Mortgaged Property” shall mean the Mortgaged Property as defined in the Mortgage.

“Net Proceeds” shall mean any insurance or condemnation proceeds paid with respect to the Project which are available after payment therefrom of all expenses incurred in the collection thereof.

“Net Revenues Available for Debt Service” means for any Fiscal Year or other period, the excess of revenues over expenses for such period, before depreciation, amortization and interest, and as determined in accordance with GAAP consistently applied; provided, however, that without limiting the foregoing, no determination thereof shall take into account (i) any gain or loss resulting from either the extinguishment of Indebtedness or the sale, exchange or other disposition of capital assets not in the ordinary course of business, (ii) the net proceeds of insurance (other than business interruption insurance) and condemnation awards; (iii) Local Impact Fees (so long as the payment thereof is subordinated in writing to the payment of principal of and interest on the Bonds, and the City has no lien for its payment thereof), (iv) any extraordinary gain or loss as defined and allowed under Generally Accepted Accounting Principles; (v) the cumulative effect of changes in accounting principles; (vi) all gains and losses resulting from changes in the fair value of investments or Hedging Contracts; and (vii) unrealized investment gains and losses.

“Officer’s Certificate” shall mean a certificate executed by an Authorized Officer (except that, for purposes of the certificate required by Section 7.11(d) only, the certificate shall be executed by an officer performing the function of principal executive officer, principal financial officer or principal accounting officer of the Corporation).

“Operating Revenues” means, for any Fiscal Year or other period, all operating revenues and interest income (including interest earnings on all funds held under this Indenture) arising from the operation of the Project, determined in accordance with Generally Accepted Accounting Principles.

“Operational Reserve Fund” shall mean the Operational Reserve Fund created and established by Section 5.2.

“Operational Reserve Fund Requirement” shall mean an amount equal to 60 Days’ Cash on Hand, which shall for each Fiscal Year be established in connection with the approval of the Corporation Budget and a certification of the Operational Reserve Fund Requirement for such Fiscal Year provided to the Trustee in accordance with Section 7.11 hereof.

“Operation and Maintenance Costs” means, for any Fiscal Year or other period, the reasonable and necessary costs and expenses incurred for operation, maintenance and repairs of the Project including, without limiting the generality of the foregoing, administrative costs of the Corporation, administrative expenses, financial and auditing expenses, insurance premiums, payments on insurance claims, taxes, legal and engineering expenses relating to operation and maintenance, payments and reserves for pension, retirement, health, hospitalization and sick leave benefits, all to the extent properly and directly attributable to the Project; provided however such amounts shall not include the Annual Local Impact Fee or Local Impact Fees.

“Original Indenture” shall mean the Indenture of Trust, dated as of June 1, 2005, pursuant to which the Prior Bonds were issued.

“Outstanding” shall mean, as of any date, Bonds theretofore or then being delivered under the provisions of this Indenture, except: (i) any Bonds canceled by the Trustee or any Paying Agent at or prior to such date, (ii) Bonds for the payment or redemption of which moneys equal to the Principal Amount or Redemption Price thereof, as the case may be, with interest to the date of maturity or redemption date, shall be held by the Trustee or the Paying Agent in trust (whether at or prior to the date of maturity or redemption date), provided that if such Bonds are to be redeemed, notice of such redemption shall have been given as in Article 4 provided or provision satisfactory to the Trustee shall have been made for the giving of such notice, (iii) Bonds in lieu of or in substitution for which other Bonds shall have been delivered pursuant to Article 3 or Section 4.7, and (iv) Bonds deemed to have been paid as provided in Section 13.1.

“Participants” shall mean those broker-dealers, banks and other financial institutions from time to time for which DTC holds Bonds as securities depository.

“Participating Underwriter” shall have the meaning ascribed thereto in the Continuing Disclosure Agreement.

“Paying Agent” shall mean the Trustee, acting as paying agent, or any other bank, trust company or national banking association designated or appointed pursuant to Section 8.2 to act as a paying agent for the Bonds, and each successor or successors and any other bank, trust company or national banking association at any time substituted in its place pursuant to this Indenture.

“Person” means an individual, corporation, firm, association, partnership, trust, or other legal entity or group of entities, including a governmental entity or any agency or political subdivision thereof.

“Principal Amount” shall mean, with respect to any Bond and at any date of computation, the stated principal amount thereof.

“Principal Installment” shall mean, as of any date of computation, the amount payable in any Bond Year on account of the amount of any Sinking Fund Installments due in such Bond Year with respect to Bonds.

“Principal Payment Date” shall mean each December 15 in each year, commencing [December 15, 2026].

“Prior Bonds” shall mean the $106,380,000 Central Falls Detention Facility Corporation Detention Facility Revenue Refunding Bonds (The Donald W. Wyatt Detention Facility) Series 2005A.

“Project” shall consist of the Property and the Improvements commonly known as the Donald W. Wyatt Detention Facility.

“Property” shall mean the real property on which the Improvements or Additional Improvements are located.

“Qualified Investments” means, to the extent permitted by applicable law:

(a)            Direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury, and CATS and TIGRS) or obligations the principal of and interest on which are unconditionally guaranteed by-the United States of America.

(b)            Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies and provided such obligations are backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

(i)             U.S. Export-Import Bank (Eximbank), Direct obligations or fully guaranteed certificates of beneficial ownership;

(ii)            Farmers Home Administration (FmHA), Certificates of beneficial ownership;

(iii)           Federal Financing Bank;

(iv)           Federal Housing Administration Debentures (FHA);

(v)            Government National Mortgage Association (GNMA or “Ginnie Mae”), GNMA - guaranteed mortgage-backed bonds, GNMA - guaranteed pass-through obligations;

(vi)           U.S. Maritime Administration, Guaranteed Title XI financing;

(vii)          U.S. Department of Housing and Urban Development (HUD), Project Notes.

(c)            Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following non-full faith and credit U.S. government agencies (stripped securities are only permitted if they have been stripped by the agency itself):

(i)             Federal Home Loan Bank System, Senior debt obligations;

(ii)            Federal Home Loan Mortgage Corporation (FHLMC or “Freddie Mac”);

(iii)           Federal National Mortgage Association (FNMA or Fannie Mae”) Mortgage-backed securities and senior debt obligations;

(iv)           Student Loan Marketing Association (SLMA or “Sallie Mae”) Senior debt obligations;

(v)            Resolution Funding Corp. (REFCORP) obligations; and

(vi)           Farm Credit System.

(d)            Money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and having a rating by S&P of AAAm-G; AAA-m; or AA-m and if rated by Moody’s rated Aaa, Aal or Aa2, including funds for which the Trustee, its parent holding company, if any, or any affiliates or subsidiaries of the Trustee or such holding company provides investment advisory or other management services.

(e)            Certificates of deposit secured at all times by collateral described in (A) and/or (B) above. Such certificates must be issued by commercial banks, savings and loan associations or mutual savings banks including the Trustee, its parent holding company and their affiliates. The Bondowners must have a perfected first security interest in the collateral.

(f)             Certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by FDIC, including BIF and SAIF, which may be from or with the Trustee, its parent holding company and their affiliates.

(g)            Investment Agreements, including GICs, Forward Purchase Agreements and Reserve Fund Put Agreements. The provider of the Investment Agreement must be a domestic or foreign bank or corporation the long-term debt of which, or, in the case of a guaranteed corporation, the long term debt, or, in the case of monoline financial guaranty insurance company, claims paying ability, of the guarantor is rated at least “AA” by Standard & Poor’s and “Aa2” by Moody’s; provided that any such agreement shall provide that (A) it may be drawn upon for any purpose permitted under the Indenture and (B) if rating of the provider’s (or if applicable, the guarantor’s) unsecured long-term indebtedness or claims-paying ability is reduced below “A+” by S&P or “Al” by Moody’s, then within ten (10) days of such suspension, the Investment Agreement must be terminated and the principal amount of all invested funds plus accrued but unpaid interest must be paid to the Trustee without penalty. (In lieu thereof, the provider may assign its obligations under the Investment Agreement to, or obtain a guaranty of its obligations from, an entity meeting the foregoing rating requirements; provided that any such assignment or guarantee must be absolute and unconditional, in writing in form and substance satisfactory to the Trustee, and accompanied by enforceability opinions in form and substance satisfactory to the Trustee.)

(h)            Commercial paper rated, at the time of purchase, “Prime - 1” by Moody’s and “A-1” or better by S&P.

(i)             Bonds or notes issued by any state or municipality which are rated by Moody’s and S&P in one of the two highest rating categories assigned by such agencies at the time of purchase.

(j)             Federal funds or bankers acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating of “Prime - 1” or “A3” or better by Moody’s and “A-1” or “A” or better by S&P including the Trustee, its parent holding company and their affiliates.

(k)            Any other investment approved in writing by the Majority Owners.

“Rating Agencies” shall mean any nationally recognized rating services, initially including S&P or Moody’s, and such others as may be designated by the Corporation from time to time.

“Record Date” shall have the meaning set forth in Section 3.5 hereof.

“Redemption Fund” shall mean the Redemption Fund created and established by Section 5.2.

“Redemption Price” shall have the meaning attributable to such term in Article 4 of this Indenture.

“Regulatory Body” shall mean any federal, state or local government, department, agency or instrumentality and other public or private body, including accrediting organizations, having regulatory jurisdiction and authority over the Corporation or its facilities or operations.

“Representation Letter” shall mean the representation letter from the Corporation to DTC.

“Revenue Fund” shall mean the Revenue Fund created and established by Section 5.2 hereof.

“Revenues” means all receipts, revenues, income (including investment income) and other money received or receivable by or on behalf of the Corporation derived from all sources including, without limitation, the operation or ownership of the Project, and including, without limitation, disposition of assets or borrowings, and any insurance proceeds and condemnation awards, and all rights to receive the same whether in the form of accounts, accounts receivable, general intangibles, contract rights, chattel paper, instruments or other rights and the proceeds thereof, whether now existing or hereafter coming into existence and whether now owned or held or hereafter acquired by the Corporation, provided that “Revenues” shall not include any money granted or paid to the Corporation by any third-party, the use of which is restricted by the terms or conditions of the grant, payment, or by law. The Corporation shall hold any such restricted moneys in a segregated account to be established with the Trustee and to be applied in accordance with the terms of the grant, payment, or restriction.

“S&P” means Standard & Poor’s, a division of McGraw-Hill Companies, New York, New York, or its successors.

“Securities Depositories” means The Depository Trust Company, [570 Washington Boulevard, Jersey City, NJ 07310]; and, in accordance with then current guidelines of the Securities and Exchange Commission, such other addresses and/or such other securities depositories as the Corporation may designate in a written request of the Corporation delivered to the Trustee.

“Series 2026 Bonds” shall mean the Series 2026A Bonds and the Series 2026B Bonds.

“Series 2026A Bonds” shall mean the Corporation’s Detention Facility Revenue Refunding Bonds (The Donald W. Wyatt Detention Facility) Series 2026A, originally issued in the principal amount of $27,500,000 authorized and issued pursuant to this Indenture.

“Series 2026B Bonds” shall mean the Corporation’s Detention Facility Excess Cash Revenue Refunding Bonds (The Donald W. Wyatt Detention Facility) Series 2026B, originally issued in the principal amount of $40,000,000 authorized and issued pursuant to this Indenture.

“Series 2026B Termination Date” means (i) if no Event of Default has occurred and is then continuing, [March 15, 2043], or if such date is not a Business Day, the Business Day next succeeding such date and (ii) if an Event of Default has occurred and is then continuing, the Business Day next succeeding [March 15, 2043] on which the Event of Default shall have been cured and all damages related to such Event of Default shall have been paid in full, but in no event later than the date specified in Section 7.28(d).

“Significant Owner” means any Owner of at least $1,000,000 of Bonds Outstanding named on the register kept by the Trustee pursuant to Section 3.3 herein.

“Sinking Fund Installment” shall mean the amount required to be applied by the Corporation to the payment of the principal portion of the Redemption Price of the Bonds (other than at the option or election of the Corporation) on any one date as specified herein.

“State” shall mean the State of Rhode Island.

“Supplemental Indenture” shall mean an indenture supplemental to or amendatory of this Indenture adopted by the Corporation in accordance with Articles 9 and 10.

“Surrounding Property” shall mean any real property that is located within a one-half (1/2) Mile radius of the Project.

“Trustee” shall mean the bank or trust company or national banking association appointed pursuant to Section 8.1 to act as trustee hereunder, and its successor or successors and any other bank or trust company or national banking association at any time substituted in its place pursuant to this Indenture.

“Trust Estate” shall mean Revenues and other property pledged to the payment of any Bonds in the granting clauses hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as in effect from time to time.

Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include corporations and associations, including public bodies, as well as natural persons.

Unless the context shall clearly indicate otherwise, the words “moneys,” “funds,” “amounts,” “proceeds,” and any other words of like import, when used in relation to any Fund or Account created or maintained under this Indenture, shall be deemed to include both cash and any investments, securities or other obligations, and the earnings thereon, held as a part of the Fund or Account to which such words relate.

Unless the context shall clearly indicate otherwise, references to Articles, Sections and other subdivisions, whether by letter, number or otherwise, are to the respective Articles, Sections and subdivisions of this Indenture.

ARTICLE 2.
AUTHORIZATION AND ISSUANCE OF BONDS

Section 2.1.            Authorization of Bonds.

(a)            In order to provide funds for the exchange of the Prior Bonds, the Series 2026 Bonds are hereby authorized to be issued. There is hereby created by this Indenture, in the manner and to the extent provided herein, a continuing pledge and lien on the Trust Estate to secure the full and final payment of the principal and Redemption Price of and interest on all of the Bonds issued pursuant to this Indenture and the performance by the Corporation of all its obligations under this Indenture and the Bonds. The Bonds shall be special obligations of the Corporation payable solely from the Trust Estate.

(b)            The Series 2026A Bonds shall be issued in the principal amount of $27,500,000, shall be dated the date of their delivery, shall bear interest at 7.25% per annum, shall be numbered in such manner as the Trustee may deem appropriate so long as each Bond receives a distinctive number, and shall mature, subject to the right of prior redemption as described herein, and become payable as provided herein. Interest on the Bonds shall be computed on the basis of a 360-day year consisting of twelve 30-day months, payable on June 15 and December 15 of each year, commencing December 15, 2026. The Series 2026A Bonds shall mature on June 15, 2037, and shall be subject to redemption from Sinking Fund Installments as set forth herein.

(c)            The Series 2026B Bonds shall be issued in the principal amount of $40,000,000, shall be dated the date of their delivery, shall bear interest at 1.50% per annum, shall be numbered in such manner as the Trustee may deem appropriate so long as each Bond receives a distinctive number, and shall mature, subject to the right of prior redemption as described herein, and become payable as provided herein. Interest on the 2026B Bonds shall be computed on the basis of a 360-day year consisting of twelve 30-day months, payable on March 15 of each year, commencing March 15, 2027, provided however, interest shall be payable solely from Excess Cash Flow as provided herein and if there is insufficient Excess Cash Flow, such interest shall continue to be due and payable, however, such unpaid interest shall not accrue interest and the failure to pay such interest due to the insufficiency of Excess Cash Flow shall not be an Event of Default. Principal on the Series 2026B Bonds shall be payable on March 15 of each year, commencing [March 15, 2027], until the Series 2026B Termination Date solely from Excess Cash Flow then on deposit in the Series 2026B Redemption Account and sale proceeds available from the Project Sale as provided in Section 7.28(d). After accounting for the payment or redemption of the Series 2026B Bonds occurring on the Series 2026B Termination Date from Excess Cash Flow and proceeds of the Project Sale as provided in Section 7.28(d), any remaining accrued but unpaid interest and principal amount of the Series 2026B Bonds shall be cancelled in full.

Section 2.2.            Conditions Precedent to the Issuance of the Bonds. The Bonds shall be executed on behalf of the Corporation, authenticated by the Trustee, and delivered to the purchasers thereof, but only upon and subject to the following further conditions:

(a)            A copy of this Indenture certified by an Authorized Officer;

(b)            A written order of the Corporation as to the authentication and delivery of the Bonds signed by an Authorized Officer describing the Bonds to be authenticated and delivered, designating the purchaser or purchasers to whom the Bonds are to be delivered, and stating the purchase price of the Bonds;

(c)            A Counsel’s Opinion for the Bonds to the effect that this Indenture has been duly executed and delivered by the Corporation; that this Indenture is in full force and effect and is valid and binding upon the Corporation and enforceable in accordance with its terms, except as to enforcement of remedies which may be limited by bankruptcy, insolvency, fraudulent conveyance or other laws or equitable principles affecting the enforcement of creditors’ rights generally; that this Indenture creates, upon receipt thereof by the Trustee, a valid and perfected lien on and pledge of the Trust Estate upon the execution, authentication and delivery thereof; and that the Bonds will be duly and validly issued and will constitute valid and binding special obligations of the Corporation; and

(d)            The Confirmation Order shall be final.

ARTICLE 3.
GENERAL TERMS AND PROVISIONS OF BONDS

Section 3.1.            Medium of Payment; Form and Date. (a)  The Bonds shall be issuable only as fully registered Bonds without coupons in Authorized Denominations. Unless the Corporation shall otherwise direct, the Bonds shall be numbered as determined by the Trustee.

(b)            The form of the Series 2026 Bonds, the certificate of authentication to be endorsed on the Series 2026 Bonds and the form of assignment to be endorsed on the Series 2026 Bonds are to be in substantially the forms set forth in Exhibit A, attached hereto and hereby made a part of this Indenture, with necessary and appropriate variations, omissions and insertions as permitted or required by this Indenture.

(c)            Regularly scheduled interest on the Bonds shall be payable on the applicable Interest Payment Date, provided that interest on the Series 2026B Bonds shall only be payable from Excess Cash Flow. Each Bond will bear interest from the Interest Payment Date next preceding the date of authentication thereof to which interest has been duly paid or provided for, unless a Bond is authenticated before the first Record Date, in which case interest will accrue from the Closing Date, or unless authenticated as of a date during the period from the Record Date to and including the next Interest Payment Date, in which case it shall bear interest from such Interest Payment Date. The Trustee shall insert the date of authentication of each Bond in the place provided for such purpose in the form of certificate of authentication to be printed on each Bond. Each Bond shall bear interest on overdue principal at the rate then in effect on such Bond. No interest shall be paid on any overdue interest on any Bond.

(d)            The principal of, premium, if any, and interest on the Bonds shall be payable in lawful money of the United States of America, being any coin or currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts. Interest on each Bond shall be paid on each Interest Payment Date to the Bondowner of such Bond at the close of business on the Record Date with respect to such interest payment and shall be paid by check mailed by first class mail on such Interest Payment Date to such Bondowner at his address as it appears on the Bond Register or, upon the written request of a Bondowner of at least $1,000,000 in principal amount of Bonds received by the Trustee not later than fifteen days prior to the Record Date for such payment, by wire transfer to an account in the United States designated by such Bondowner, irrespective of the cancellation of such Bond upon any transfer or exchange thereof subsequent to such Record Date and prior to such Interest Payment Date, unless the Corporation shall default in the payment of interest due on such Interest Payment Date. Payment of principal and premium, if any, due on any Bond shall be paid only upon surrender of such Bond at the office designated by the Trustee in writing, or its successor in interest. In the event of any default in the payment of interest, such defaulted interest shall be payable to the Bondowner of such Bond on a special Record Date for the payment of such defaulted interest, which date shall be established by the Trustee by notice mailed by or on behalf of the Corporation to the Owners of Bonds not less than fifteen (15) days preceding such special Record Date.

Section 3.2.            Execution and Authentication; Limited Obligation. (a)  The Bonds shall be executed in the name of the Corporation by the manual or facsimile signature of the Chairperson thereunto affixed, imprinted, engraved or otherwise reproduced, and, if a facsimile signature of the Chairperson is used, attested by the manual or facsimile signature of the Secretary of the Corporation. In case any one or more of the officers or employees who shall have signed any of the Bonds shall cease to be such officer or employee before the Bonds so signed shall have been authenticated and delivered, such Bonds may, nevertheless, be authenticated and delivered as herein provided, and may be issued as if the persons who signed such Bonds had not ceased to hold such offices or be so employed. Any Bond may be signed on behalf of the Corporation by such persons as at the actual time of the execution of such Bond shall be duly authorized or hold the proper office in or employment by the Corporation although at the date of the Bonds such persons may not have been so authorized or have held such office or employment.

(b)            Each of the Bonds shall bear thereon a certificate of authentication, in the forms set forth in the forms of Bonds set forth in Exhibit A hereto, executed manually by the Trustee. Only such Bonds as shall bear thereon such certificate of authentication shall be entitled to any right or benefit under this Indenture and no Bond shall be valid or obligatory for any purpose until such certificate of authentication shall have been duly executed by the Trustee. Such certificate of the Trustee upon any Bond executed on behalf of the Corporation shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered under this Indenture and that the Owner thereof is entitled to the benefits of this Indenture.

(c)            Neither the State of Rhode Island nor the City nor the Corporation shall be obligated to pay the Bonds or the interest thereon except from the Revenues. Neither the faith and credit nor the taxing power of the State of Rhode Island or the City is pledged to the payment of the principal of, premium, if any, or the interest on the Bonds.

(d)            No recourse shall be had for the payment of the principal of, or premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained herein, against any past, present or future member of the Board of Directors of the Corporation, officer, employee or agent of the Corporation, under any rule of law or equity, or statutory or constitutional provision or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member of the Board of Directors of the Corporation, officer, employee, agent or member as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Indenture and the issuance of the Bonds.

Section 3.3.            Registration, Beneficial Owners; Significant Owner; Transfer and Exchange of Bonds; Persons Deemed Owners.

(a)            The Trustee shall cause to be maintained and kept, at the designated office of the Trustee, books for the registration and transfer of Bonds; and, upon presentation thereof for such purpose at such office, the Trustee shall register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it or the Trustee may prescribe, any Bond entitled to registration of transfer.

(b)            In addition, the Trustee shall, upon written request of any Significant Owner and at the expense of the Corporation, provide to the requesting Significant Owner and make publicly available to any requesting party a list of the names and addresses of all registered Owners and all parties who have filed with the Trustee a certification of beneficial ownership of Bonds Outstanding as provided in the following paragraph (provided that the Trustee may elect to omit any such certification that has subsequently been rescinded or overridden by a subsequent transfer of record ownership of the related Bond, as provided below). In providing or making available such list, the Trustee shall be entitled to include a disclaimer to the effect that such list reflects those parties purporting to be beneficial owners of Bonds, as of the particular time when the related certification was given, and the Trustee makes no representation as to the accuracy thereof (either when given or on a continuing basis) or as to the actual, current beneficial ownership of the Bonds. Nothing herein shall obligate the Trustee or the Corporation to order or obtain a DTC participant listing in connection with any such request or disclosure.

(c)            The Trustee shall also maintain a register of each party which has filed with the Trustee a certification representing and certifying that it is a beneficial owner of the Bonds, upon receipt of written certification of any such party as to its beneficial ownership, accompanied by (i) identification of the principal amount, CUSIP and certificate number of the Bonds so held, and the DTC participant through which such interest is held, (ii) a statement expressly consenting to the public disclosure of such party’s identity, address and holding of the Bonds pursuant to this Section, (iii) the agreement of such party to make reasonable efforts to notify the Trustee in writing promptly upon transfer of such party’s interest, in whole or in part, in the Bonds Outstanding, and (iv) such other information or terms as the Trustee may reasonably require (at its sole option). In no instance shall the Trustee be under any obligation to verify or investigate the accuracy of any such certification or to independently investigate, inquire into, verify or monitor the actual beneficial ownership of the Bonds at any time; and the Trustee shall be entitled to rely upon and assume the continuing accuracy of any certification of beneficial ownership (except as provided in the next sentence), notwithstanding any notice or demand to the contrary. Any such certificate of beneficial ownership filed with the Trustee shall be deemed to remain in effect until (x) rescinded or modified by such certifying party by written notice to the Trustee, or (y) the record transfer of registered ownership of the related Bond, whereupon all certifications of beneficial ownership previously received and purporting to hold beneficial interests in such Bond shall be deemed to have been rescinded and of no further force or effect and the new registered Owner shall be deemed to be the sole beneficial owner of such Bond, unless and until (and except to the extent) the Trustee subsequently receives certification of beneficial ownership pursuant to this paragraph in respect of such Bond.

(d)            A copy of any notice or report sent hereunder to registered Owners shall also be sent to those parties listed on the register of beneficial owners described in the preceding paragraph (provided that such delivery shall not be required to be sent to any such party whose certification has been rescinded or overridden as provided in the preceding paragraph) and any consent, request, direction, approval, objection or other instrument or action required or permitted by this Indenture to be executed or taken by any Owner (other than the transfer of a Bond) may be regarded by the Trustee as fully effective, and may be relied upon and acted upon by the Trustee for any purpose, if executed or taken by parties who have certified their beneficial ownership as provided in the preceding paragraph; provided that, in the event of conflicting instruments executed by the registered Owner any such beneficial owner of the related Bond, the action of the registered Owner shall govern.

(e)            For purposes of determining whether an Owner holds a certain percentage in aggregate principal amount of Bonds Outstanding for the purposes of this Indenture, ownership by Owners which are affiliates shall be aggregated. An Owner is an affiliate of another if the first controls the second, is controlled by the second or is under common control with the second, or if both Owners share a common investment advisor (or affiliated investment advisors). The Trustee shall be entitled to rely upon a certificate of any Owner with respect to such matters. For the purposes of this Section, Owner shall be deemed to include beneficial owners of the Bonds listed in the register thereof maintained under this Section 3.3, as provided above.

(f)             The Trustee shall also maintain a register of each party which has filed with the Trustee a certification representing and certifying that it is an Owner of at least $1,000,000 of Bonds Outstanding along with evidence of ownership acceptable to the Trustee in its sole discretion. Each party listed on this register shall be deemed a “Significant Owner” until rescinded or modified by such certifying party by written notice to the Trustee.

(g)            Each Bond shall be transferable only upon the books of the Trustee, at the request of the Owner thereof in person or by his attorney duly authorized in writing, upon surrender thereof together with a written instrument of transfer satisfactory to the Trustee duly executed by the Owner or his duly authorized attorney. Upon the transfer of any such Bond, the Trustee shall authenticate in the name of the transferee a new registered Bond or Bonds of the same series, aggregate Principal Amount and maturity as the surrendered Bond.

(h)            Bonds may be exchanged at the designated office of the Trustee for an equal aggregate Principal Amount of Bonds of the same series and maturity of other authorized denominations.

(i)             In each case in which Bonds are transferred or exchanged, the Corporation shall execute and the Trustee shall authenticate, as required, and deliver Bonds to the transferee or the Bondowner making the exchange.

(j)             The Corporation and the Trustee may deem and treat the person in whose name any outstanding Bond shall be registered upon the books of the Trustee as the absolute Owner of such Bond (except as otherwise provided herein with respect to beneficial owners), whether such Bonds shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal or premium, if any, and interest on such Bond and for all other purposes, and all such payments so made to any such Owner or upon his written order or to his legal representative shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Corporation nor the Trustee shall be affected by any notice to the contrary.

Section 3.4.            Regulations With Respect to Exchanges and Transfers. In all cases in which the privilege of exchanging Bonds or transferring Bonds is exercised, the Corporation shall execute and the Trustee shall deliver Bonds in accordance with the provisions of this Indenture. All Bonds surrendered in any such exchanges or transfers shall forthwith be canceled and destroyed by the Trustee. For every such exchange or, transfer of Bonds, whether temporary or definitive, the Corporation or the Trustee may make a charge sufficient to reimburse it for any tax, fee or other governmental charge, other than one imposed by the Corporation, required to be paid with respect to such exchange or transfer, which sum or sums shall be paid by the person requesting such exchange or transfer as a condition precedent to the exercise of the privilege of making such exchange or transfer. The cost of printing the Bonds required for any such exchange or transfer shall be paid by the Corporation subject to reimbursement from the Operational Reserve Fund.

Section 3.5.            Record Dates Special Record Date. (a)  Interest on each Bond shall be payable to the Owner in whose name such Bond is registered at the close of business on the last day (whether or not a Business Day) of the calendar month next preceding the Interest Payment Date (the “Record Date”), without regard to any transfer or exchange of such Bond after such day, unless the Corporation shall default in the payment of interest due on such Bond on such Interest Payment Date.

(b)            If the Corporation shall default in the payment of interest due on any Bond, such defaulted interest shall be payable to the Owner in whose name such Bond is registered at the close of business on a special record date for the payment of such defaulted interest established by notice mailed by the Trustee to the Owners of such Bonds not fewer than fifteen (15) days preceding such special record date. Such notice shall be mailed to the Owners in whose names such Bonds are registered at the close of business on the fifth day (whether or not a Business Day) preceding the date of mailing.

Section 3.6.            Bonds Mutilated, Destroyed, Stolen or Lost. In case any Bond shall become mutilated or be destroyed, stolen or lost, the Corporation shall execute, and the Trustee shall authenticate and deliver, a new Bond of like maturity and Principal Amount as the Bonds so mutilated, destroyed, stolen or lost, in exchange and substitution for such mutilated Bond, upon surrender and cancellation of such mutilated Bond or in lieu of and substitution for the Bond destroyed, stolen or lost, upon filing with the Trustee evidence satisfactory to the Trustee that such Bond has been destroyed, stolen or lost and proof of ownership thereof, and upon furnishing the Trustee with indemnity satisfactory to them and complying with such other reasonable regulations as the Corporation and the Trustee may prescribe and paying such expenses as the Corporation and the Trustee may incur and any expenses related to any such indemnification required to be provided herein.

Section 3.7.            Temporary Bonds. Until the definitive Bonds are prepared, the Corporation may execute, in the same manner as is provided in Section 3.2 and, upon the request of the Corporation, the Trustee shall authenticate and deliver, in lieu of definitive Bonds, but subject to the same provisions, limitations and conditions as the definitive Bonds, except as to the denominations thereof and as to exchangeability for Bonds, one or more temporary Bonds which shall be registered as to principal and interest. Such temporary Bonds shall be substantially of the tenor of the definitive Bonds in lieu of which such temporary Bond or Bonds are issued, in Authorized Denominations authorized by the Corporation as to the Bonds, and with such omissions, insertions and variations as may be appropriate to temporary Bonds. The installments of interest payable on such temporary Bonds shall be payable only upon presentation of such temporary Bonds for notation thereon of the payment of such interest. The Corporation at its own expense shall prepare and execute and, upon the surrender of such temporary Bonds, for exchange and cancellation, the Trustee shall authenticate and, without charge to the Owner thereof, deliver in exchange therefor, at the designated office of the Trustee, definitive Bonds, of the same aggregate Principal Amount and maturity as the temporary Bonds surrendered. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits and security as definitive Bonds authenticated and issued pursuant to this Indenture.

All temporary Bonds surrendered in exchange for a definitive Bond or Bonds shall be forthwith canceled and destroyed by the Trustee.

Section 3.8.            Cancellation. All Bonds surrendered for redemption, payment, replacement or exchange, if surrendered to the Trustee, shall be promptly canceled by it, and, if surrendered to any person other than the Trustee, shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Corporation may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder, which Bonds so delivered shall be promptly canceled by the Trustee. All canceled Bonds held by the Trustee shall be destroyed by a method selected by the Trustee. The Trustee shall execute a certificate of destruction in duplicate by the signature of one of its authorized officers describing the Bonds so destroyed and, if so requested by the Corporation, one such executed certificate shall be filed with the Corporation and the other such executed certificate shall be retained by the Trustee.

Section 3.9.            Additional Bonds. Additional Bonds may be issued upon the prior written consent of the Majority Owners. The Corporation shall provide written directions to the Trustee in connection with the issuance of Additional Bonds.

Section 3.10.          Book-Entry System.

(a)            All Bonds shall be initially issued in the form of a separate single certificate fully registered Bond for each maturity of the Bonds. Upon initial issuance, the ownership of the Bonds shall be registered in the Bond Register in the name of Cede & Co., as nominee of DTC. Except as provided in Section 3.10(d) hereof, all Outstanding Bonds shall be registered in the Bond Register in the name of Cede & Co., as nominee of DTC.

(b)            With respect to Bonds registered in the Bond Register in the name of Cede & Co., as nominee of DTC, the Corporation and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any Participant with respect to any ownership interest in the Bonds, (ii) the delivery to any Participant or any other person, other than an Owner, as shown in the Bond Register, of any notice with respect to the Bonds, including any notice of redemption, (iii) the payment to any Participant or any other person, other than an Owner, as shown in the Bond Register, of any amount with respect to principal of and interest on the Bonds, or (iv) any consent given or other action taken by DTC as Bondowner. Subject to Section 3.3 hereof, the Corporation and the Trustee may treat and consider the person in whose name each Bond is registered in the Bond Register as the holder and absolute owner of such Bond for the purpose of payment of principal of and interest on such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Trustee shall pay all principal of and interest on the Bonds only to or upon the order of the respective Owners, as shown in the Bond Register, as provided in Section 3.3 hereof, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Corporation’s obligations with respect to payment of principal of and interest on the Bonds to the extent of the sum or sums so paid. No person other than an Owner, as shown in the Bond Register, shall receive a certificated Bond evidencing the obligation of the Corporation to make payments of principal of and interest on the Bonds, pursuant to this Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions herein with respect to record dates, the word “Cede & Co.” in this Indenture shall refer to such new nominee of DTC.

(c)            The delivery of the Representation Letter by the Corporation shall not in any way limit the provisions of Section 3.10(b) hereof or in any other way impose upon the Corporation or the Trustee any obligation whatsoever with respect to persons having interests in the Bonds other than the Owners, as shown on the Bond Register. The Trustee shall take all action necessary for all representations in the Representation Letter with respect to the Trustee to at all times be complied with.

(i)             DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving written notice to the Corporation and the Trustee and discharging its responsibilities with respect thereto under applicable law.

(ii)            The Corporation, in its sole discretion and without the consent of any other person, may terminate the services of DTC with respect to the Bonds if the Corporation determines that:

(A)            DTC is unable to discharge its responsibilities with respect to the Bonds, or

(B)            a continuation of the requirement that all Outstanding Bonds be registered in the Bond Register in the name of Cede & Co., or any other nominee of DTC, is not in the best interest of the beneficial owners of such Bonds.

(C)            Upon the termination of the services of DTC with respect to the Bonds pursuant to subsection 3.10(d)(ii)(B) hereof, or upon the discontinuance or termination of the services of DTC with respect to the Bonds pursuant to subsection 3.10(d)(i) or subsection 3.10(d)(ii)(A) hereof after which no substitute securities depository willing to undertake the functions of DTC hereunder can be found which, in the opinion of the Corporation, is willing and able to undertake such functions upon reasonable and customary terms, the Corporation is obligated to deliver Bond certificates, as described in this Indenture and the Bonds shall no longer be restricted to being registered in the Bond Register in the name of Cede & Co. as nominee of DTC, but may be registered in whatever name or names Owners transferring or exchanging Bonds shall designate to the Trustee in writing, in accordance with the provisions of this Indenture.

(d)            Notwithstanding any other provisions of this Indenture to the contrary, as long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal of and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the Representation Letter.

ARTICLE 4.
REDEMPTION OF BONDS

Section 4.1.            Privilege of Redemption and Redemption Prices. Bonds subject to redemption prior to maturity pursuant to the provisions of this Section shall be redeemable, upon notice as provided in this Article 4, at such times, at such Redemption Prices and upon such terms as are specified herein.

(a)            Mandatory Sinking Fund Redemption. The Series 2026A Bonds are subject to mandatory sinking fund redemption by application of the Sinking Fund Installments as provided herein on each June 15 in the years set forth below at a Redemption Price equal to the principal amount of each Series 2026A Bond or portion thereof to be redeemed, plus accrued interest to the date of redemption thereof, without premium, on the respective dates and in the amounts set forth in the following table: [years and amounts to be confirmed]

Redemption Year	Sinking Fund Installment
2027	$1,719,365
2028	$1,844,019
2029	$1,977,710
2030	$2,121,094
2031	$2,274,874
2032	$2,439,802
2033	$2,616,688
2034	$2,806,398
2035	$3,009,861
2036	$3,228,076
2037*	$3,462,112

__________________

*Final Maturity

(b)            Optional Redemption. The Series 2026A Bonds are not subject to optional redemption prior to maturity. The Series 2026B Bonds are subject to redemption at the option of the Corporation prior to the stated maturity thereof as may be directed by the Corporation, in whole or in part, on any date from and after the date the Series 2026A Bonds are paid in full, at a redemption price equal to 100% of the Principal Amount thereof (the “Redemption Price”), together with accrued interest thereon to the date fixed for redemption; provided, however, that upon an Event of Default the Series 2026B Bonds may not be redeemed in part unless approved in writing by the Majority Owners.

(c)            Redemption Based on the Occurrence of Certain Events.

(i)             Net Proceeds. In accordance with and for the purpose of Section 7.7 hereof, the Series 2026 Bonds shall be subject to redemption at the option of the Corporation on any date prior to the stated maturities thereof, in whole or in part as shall be determined by the Corporation in its sole discretion, at a Redemption Price equal to 100% of the Principal Amount of such Series 2026 Bonds or portions thereof to be redeemed, together with accrued interest thereon to the date of redemption, in a Principal Amount having an aggregate Redemption Price equal to the amount of moneys which are deposited in or transferred to the Redemption Fund, from any Net Proceeds in connection with a condemnation or casualty loss which results in Net Proceeds (provided that such Redemption Price in the event of a condemnation shall equal 108% of the Principal Amount, together with accrued interest to the date of redemption, if the Project continues to be used as a detention facility or any related purpose). The Trustee shall apply any such amounts described above in accordance with applicable provisions hereof from time to time as directed by Officer’s Certificate; provided, however, that (i) such amount to be applied to such redemption or purchase shall be rounded to the next lower authorized denomination, (ii) unless otherwise directed by an Officer’s Certificate, no such redemption of Series 2026 Bonds shall be effected unless the total amount to be applied to redeem Series 2026 Bonds on such date shall be at least $25,000, and (iii) amounts shall be applied first to redeem the Series 2026A Bonds and second, only after the Series 2026A Bonds are paid in full, the Series 2026B Bonds.

(ii)            Mandatory Redemption of Series 2026B Bonds. The Series 2026B Bonds are subject to mandatory redemption on each March 15, commencing March 15, 2027, from amounts on deposit in the Series 2026B Redemption Account, if any, as of the immediately preceding February 15th, rounded to the nearest $1, provided that no such redemption of Series 2026B Bonds shall be effected unless the total amount to be applied to redeem the principal amount of the Series 2026B Bonds on such date shall be at least $10,000.

Section 4.2.            Selection of Bonds to be Redeemed. Unless otherwise specified in this Indenture, whenever a provision is made in this Indenture for the redemption of less than all of the Series 2026A Bonds, the Trustee shall select the Series 2026A Bonds to be redeemed from all Series 2026A Bonds not previously called for redemption, by lot in any manner which the Trustee in its sole discretion shall deem appropriate and fair. For purposes of such selection, all Bonds shall be deemed to be comprised of separate $5,000 Authorized Denominations and such separate Authorized Denominations shall be treated as separate Bonds which may be separately redeemed. Unless otherwise specified in this Indenture, whenever a provision is made in this Indenture for the redemption of less than all the Series 2026B Bonds, the Trustee shall select the Series 2026B Bonds to be redeemed from all Series 2026B Bonds not previously called for redemption on a pro rata basis. If the Series 2026B Bonds are registered in book-entry-only form and so long as DTC or a successor securities depository is the sole registered owner of the Series 2026B Bonds, partial redemptions with respect to the 2026B Bonds will be treated by DTC as a “pro rata pass-through distribution of principal” in accordance with DTC procedures. It is the Corporation’s intent that redemption allocations made by DTC, the DTC Participants or such other intermediaries that may exist between the Corporation and the beneficial owners be made on a pro rata pass through distribution of principal basis. However, the Corporation can provide no assurance that DTC, the DTC Participants or any other intermediaries will allocate redemptions among beneficial owners on such a proportional basis.

Section 4.3.            Redemption at the Election or Direction of the Corporation. In the case of any redemption of Series 2026 Bonds other than as provided in Section 4.4, the Corporation shall give written notice to the Trustee of its election or direction so to redeem, of the redemption date, of the Principal Amounts of the Series 2026 Bonds of each Sinking Fund Installment to be redeemed (which Sinking Fund Installment, Principal Amounts thereof to be redeemed shall be determined by the Corporation in its sole discretion, subject to any limitation with respect thereto contained in this Indenture) and of the moneys to be applied to the payment of the Redemption Price. Such notice shall be given at least forty-five (45) days prior to the redemption date or such shorter period as shall be acceptable to the Trustee. In the event notice of redemption shall have been given as provided in Section 4.5, such redemption shall be effective only if, on the date of redemption, the Trustee shall hold an amount in immediately available funds which, in addition to other moneys, if any, available therefor held by the Trustee, will be sufficient to redeem all of the Series 2026 Bonds to be redeemed and to pay the accrued interest on such Series 2026 Bonds to the redemption date.

Section 4.4.            Redemption Other Than at the Corporation’s Election or Direction. Whenever by the terms of this Indenture the Trustee is required to redeem Bonds other than at the election or direction of the Corporation, the Trustee shall select the Bonds to be redeemed and give the notice of such redemption in accordance with the terms of this Article 4.

Section 4.5.            Notice of Redemption. When the Trustee shall receive notice from the Corporation of its election or direction to redeem Bonds pursuant to Section 4.3, and when redemption of Bonds is required pursuant to Section 4.4, the Trustee shall give notice, which notice shall specify the Sinking Fund Installments of the Bonds to be redeemed, the redemption date and the place or places where amounts due upon such redemption will be payable, whether such redemption is conditioned upon the availability of funds for such purpose on the redemption date (in the case of redemption pursuant to Section 4.1(b) and 4.1(c)(i)) and, in the case of Bonds to be redeemed in part only, such notice shall also specify the respective portions of the Principal Amount thereof to be redeemed. Such notice shall further state that on such date there shall become due and payable upon each. Bonds to be redeemed the Redemption Price thereof, or the Redemption Price of the specified portions of the Principal Amount thereof in the case of Bonds to be redeemed in part only, together with interest accrued on such Bonds to the redemption date, and that from and after such date interest on such Bonds shall cease to accrue and be payable; provided that, if the redemption is conditioned upon funds being available therefor no later than the opening of business on the Business Day prior to the redemption date, the notice shall so state. The Trustee shall mail a copy of such notice, by first class mail, postage prepaid, not fewer than twenty (20) days nor more than forty-five (45) days before the redemption date, to the Owners of any Bonds or portions of Bonds which are to be redeemed, at their last addresses, if any, appearing upon the Bond Register. Failure to give such notice with respect to any Bonds, or any defect therein, shall not affect the validity of the proceedings for redemption of any other Bonds.

Section 4.6.            Payment of Redeemed Bonds. Notice having been given in the manner provided in Section 4.5 (and if said notice shall have been conditioned on the availability of funds on the redemption date, then to the extent such funds are so available), the Bonds or portions thereof so called for redemption shall become due and payable on the redemption date so designated at the Redemption Price, plus interest accrued and unpaid on such Bonds to the redemption date, and, upon presentation and surrender thereof at the offices specified in such notice, together with, in the case of Bonds presented by other than the Owner, a written instrument of transfer duly executed by the Owner or his attorney duly authorized in writing, such Bonds, or portions thereof, shall be paid at the Redemption Price plus interest accrued and unpaid on such Bonds to the redemption date. If there shall be called for redemption less than all of a registered Bond, the Corporation shall execute and deliver, upon the surrender of such Bond, without charge to the Owner thereof, for the unredeemed balance of the Principal Amount of the registered Bond so surrendered, registered Bonds of like maturity in any of the authorized denominations. If, on the redemption date, moneys for the redemption of all the Bonds or portions thereof of any like maturity to be redeemed, together with interest to the redemption date, shall be held by the Trustee and Paying Agent so as to be available therefor on said date and if notice of redemption shall have been given as aforesaid, then, from and after the redemption date, interest on the Bonds or portions thereof of such maturity so called for redemption shall cease to accrue and become payable. If said moneys shall not be so available on the redemption date, such Bonds or portions thereof shall continue to bear interest until paid at the same rate they would have borne had they not been called for redemption.

Section 4.7.            Redeemed Bonds as Satisfaction of Sinking Fund Installments. Upon any purchase or redemption of Series 2026A Bonds (other than by application of Sinking Fund Installments) an amount equal to the Redemption Price shall be credited towards such Sinking Fund Installments of the Series 2026A Bonds pro rata. The portion of any such Sinking Fund Installment remaining after the deduction of any such amounts credited toward the same (or the original amount of any such Sinking Fund Installment if no such amounts shall have been credited toward the same) shall constitute the unsatisfied balance of such Sinking Fund Installment for the purpose of the calculation of Principal Installments due on a future date.

Section 4.8.            Purchase of Bonds. In lieu of redemption of Bonds as provided in the Indenture, amounts held by the Trustee for such redemption will, at the written request of the Corporation set forth in an Officer’s Certificate received by the Trustee prior to the selection of Bonds for redemption, be applied by the Trustee to the purchase of Bonds at public or private sale as and when and at such prices (including brokerage, accrued interest and other charges) as the Corporation may in its discretion direct, but not to exceed the redemption price which would be payable if such Bonds were redeemed. The aggregate principal amount of Bonds of the same Sinking Fund Installments purchased in lieu of redemption may not exceed the aggregate principal amount of Bonds of such Sinking Fund Installments which would otherwise be subject to such redemption. Any Bonds purchased pursuant to this Section shall be delivered to the Trustee for cancellation.

ARTICLE 5.
PLEDGES; ESTABLISHMENT OF FUNDS
AND ACCOUNTS AND APPLICATIONS THEREOF

Section 5.1.            Pledges. The Corporation hereby grants and pledges all of its right, title and interest in (i) the Revenues and (ii) all Funds and Accounts created or established by or maintained pursuant to this Indenture and any other property pledged to the payment of any Bonds in the granting clauses hereof, to secure the payment of the principal, Redemption Price, if any, and interest on the Bonds in accordance with the terms and provisions of this Indenture, and the performance by the Corporation of all of its obligations under this Indenture and the Bonds, and the Trustee is hereby granted a security interest therein, subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth in this Indenture, provided however, such lien shall secure the Series 2026A Bonds on a senior basis to the Series 2026B Bonds.

Section 5.2.            Establishment of Other Funds. The Trustee is authorized to establish the following special trust funds to be held in trust for the benefit of the Bondowners, but subject to Section 11.3, and designated as follows:

(a)            Revenue Fund;

(b)            Operation and Maintenance Fund (so long as there is no Event of Default hereunder, upon the written direction of the Corporation to the Trustee, the Operation and Maintenance Fund may be held and maintained by the Corporation. Upon the happening and continuance of any Event of Default hereunder, the Operation and Maintenance Fund shall be held and maintained by the Trustee);

(c)            Debt Service Fund, including a Series 2026A Principal Account, a Series 2026A Interest Account, and a Series 2026B Interest Account therein;

(d)            Debt Service Reserve Fund;

(e)            Redemption Fund, including a Series 2026A Redemption Account and a Series 2026B Redemption Account therein;

(f)             Capital Reserve Fund;

(g)            Operational Reserve Fund; and

(h)            Excess Cash Flow Fund.

Section 5.3.            Transfers on Closing Date. On the Closing Date, after taking into account any Prior Trustee fees and expenses, Trustee shall deposit the amounts transferred to it by the Prior Trustee for deposit as follows:

(a)            to the Debt Service Reserve Fund, $2,750,000, the amount equal to the Debt Service Reserve Fund Requirement;

(b)            to the Capital Reserve Fund, $4,000,000;

(c)            to the Operational Reserve Fund, $7,000,000; and

(d)            to the Revenue Fund, the remaining balance of funds held by the Prior Trustee.

Section 5.4.            [Reserved.]

Section 5.5.            Deposits; Monthly Payment of Fees. The Corporation shall collect and deposit or cause to be collected and deposited with the Trustee, on the date of receipt, so far as practicable, all Revenues, and to forward promptly to the Trustee statements of each amount deposited. The Trustee shall be accountable only for moneys actually so deposited or held. All Revenues (excluding insurance proceeds, other than business interruption insurance proceeds, and condemnation awards, which are to be applied pursuant to Section 7.7 hereof) shall be deposited for credit to the Revenue Fund to be held by the Trustee.

Section 5.6.            Revenue Fund. The Revenue Fund shall be held by the Trustee in trust for the benefit of the Bondowners. All interest and other income from time to time received from the deposit of moneys in the Revenue Fund shall be retained in such fund and applied pursuant to this Section.

On or before the fifth (5th) calendar day of each month (each, a “Deposit Date”), the Trustee shall withdraw from the Revenue Fund and transfer to the following funds or make the following payments in the amounts indicated in the following tabulation, in the following order of priority, or so much thereof as remains after first making all prior transfers or payments:

(a)            into the Operation and Maintenance Fund, the amount budgeted for such month by the Corporation as set forth in the Corporation Budget for Operation and Maintenance Costs (the initial deposit shall be in the amount of 110% of the budgeted amount);

(b)            into the Series 2026A Interest Account of the Debt Service Fund, an amount, taking into consideration amounts deposited therein and available for debt service pursuant to Section 5.8, equal to one-sixth of the amount of interest due and payable on the Series 2026A Bonds on the next Interest Payment Date, plus an amount equal to any shortfall in the amount previously required to be deposited in such Fund pursuant to this subsection (b) to the extent of such shortfall;

(c)            into the Series 2026A Principal Account of the Debt Service Fund, an amount equal to one-twelfth of the Principal Amount of the Series 2026A Bonds due and payable on the next Principal Payment Date, including Sinking Fund Installments, plus an amount equal to any shortfall in the amount previously required to be deposited in such Fund pursuant to this subsection (c) to the extent of such shortfall;

(d)            into the Debt Service Reserve Fund, an amount equal to one-twelfth of the Reserve Deficiency, as defined in Section 5.9(d) hereof;

(e)            into the Capital Reserve Fund, the amount equal to one-twelfth of the Annual CapEx Deposit, plus one-twelfth of any amounts included in the Corporation Budget for such Fiscal Year for the payment of Extraordinary CapEx, if any, up to the Extraordinary CapEx Limitation;

(f)             commencing July 2026, to the Corporation, an amount equal to one-twelfth of the Annual Local Impact Fee due and owing to the City;

(g)            solely in the month immediately following the one-year anniversary of the effective date of the Confirmation Order, to the Corporation, up to $400,000 to be paid to the City to reimburse it for the cost of community amenities identified by the City and approved by the Corporation, provided that this payment shall be a one-time payment only for documented costs incurred prior to said effective date; and

(h)            any remaining amounts shall remain in the Revenue Fund; provided that on December 31 of each year, after the transfers made pursuant to clauses (a) through (g) above, including the payment of any amounts not funded in prior months due to the insufficiency of Revenues, the remaining balance of the Revenue Fund shall be transferred to the Excess Cash Flow Fund.

Section 5.7.            Operation and Maintenance Fund. The Operation and Maintenance Fund shall be held by the Trustee in trust for the benefit of the Bondowners. So long as there is no Event of Default hereunder, upon the written direction of the Corporation to the Trustee, the Operation and Maintenance Fund may be held and maintained by the Corporation. Upon the happening and continuance of any Event of Default hereunder, the Operation and Maintenance Fund shall be held and maintained by the Trustee. Upon receipt of written direction from the Treasurer or other authorized official of the Corporation with respect to disbursements for Operation and Maintenance Costs, including a bill or statement of account, if any, for each obligation, the Trustee (or the Corporation pursuant to Section 5.2(b)) shall make the payments as authorized by such direction from the Operation and Maintenance Fund directly to the payee entitled thereto as named in such written direction.

All interest and other income from time to time received from the deposit and investment of moneys in the Operation and Maintenance Fund shall be retained in the Operation and Maintenance Fund.

Section 5.8.            Debt Service Fund.

(a)            The Debt Service Fund shall be held by the Trustee in trust for the benefit of the Bondowners.

(b)            The Trustee shall withdraw from the Series 2026A Interest Account of the Debt Service Fund, on or prior to each Interest Payment Date, an amount equal to the unpaid interest due on the Series 2026A Bonds on that date and shall cause it to be applied to the payment of such interest when due. If the withdrawals required under the preceding sentence on the same and every prior Interest Payment Date have been made, the Trustee shall withdraw from the Series 2026A Principal Account of the Debt Service Fund, on or prior to each Principal Payment Date, an amount equal to the principal amount of Series 2026A Bonds maturing on such Principal Payment Date or the Sinking Fund Installment, if any, due on that date and shall cause it to be applied to the payment of the principal of or the Sinking Fund Installments on the Series 2026A Bonds when due.

(c)            The Trustee shall withdraw from the Series 2026B Interest Account of the Debt Service Fund, on or prior to each March 15, an amount equal to the unpaid interest due on the Series 2026B Bonds and shall cause it to be applied to the payment of such interest on such March 15, provided that if the amounts on deposit in the Series 2026B Interest Account are insufficient to pay all interest due on the Series 2026B Bonds, the Trustee shall apply such interest pro rata.

(d)            Each withdrawal from the Debt Service Fund under subsection (b) and (c) of this Section shall be made on or immediately prior to the Interest Payment Date or Principal Payment Date to which it relates, and the amount so withdrawn shall be deemed to be part of the Debt Service Fund until such Interest Payment Date or Principal Payment Date.

(e)            The Trustee shall apply money in the Debt Service Fund to the purchase or the redemption of the Bonds in the manner provided in this Section and Article 4, provided that no such Bonds shall be so purchased in lieu of redemption during the period of 45 days next preceding each Sinking Fund Installment due date established for such Bonds. The price paid by the Trustee (including any brokerage and other charges) for any Bond purchased pursuant to this subsection (e) shall not exceed the Redemption Price applicable on the next date on which such Bond could be redeemed in accordance with its terms as part of a Sinking Fund Installment. Subject to the limitations set forth and referred to in this Section, the Trustee shall purchase Bonds at such times, for such prices, in such manner (whether after advertisement for tenders or otherwise) as the Trustee shall be directed by an Officer’s Certificate and as may be possible with the amount of money available in the Debt Service Fund therefor.

(f)            As soon as practicable after the 45th day but not later than the 30th day prior to the due date of any Sinking Fund Installment, the Trustee shall proceed pursuant to Section 4.5 to call for redemption on that date a Principal Amount of Bonds subject to such Sinking Fund Installment in such amount as shall be necessary to complete the retirement of the Principal Amount of the Bonds of such maturity specified for such Sinking Fund Installment. The Trustee shall withdraw from the Debt Service Fund, on or prior to the due date of the next Sinking Fund Installment, an amount equal to the Principal Amount of the Bonds called for redemption on such date pursuant to this subsection; and shall cause it to be applied to the payment of the Redemption Price thereof on such date. If on any date there shall be moneys on deposit in such Sinking Fund Installment Account and no Bonds subject to redemption therefrom shall then be Outstanding, such moneys shall be transferred to the Revenue Fund. If, by application of moneys in the Debt Service Fund, the Trustee shall purchase in any Bond Year Bonds subject to redemption from moneys in the Debt Service Fund in excess of the aggregate Sinking Fund Installment in respect of such Bonds for such Bond Year, the Trustee shall file with the Corporation not later than the 20th day preceding the close of such Bond Year, a statement identifying such Bonds purchased and called for redemption during such Bond Year. The Corporation shall thereafter cause an Officer’s Certificate to be filed with the Trustee not later than the 10th day preceding the close of such Bond Year setting forth with respect to the amount of such excess the years in which Sinking Fund Installments are to be reduced and the respective amounts by which such Sinking Fund Installments are to be reduced. Upon the retirement of any Bonds by purchase or redemption pursuant to this Section, the Trustee shall file with the Corporation a statement identifying such Bonds and setting forth the date of their purchase or redemption, the amount of the purchase price or the Redemption Price of such Bonds and the amount paid as interest thereon.

(g)            All interest and other income from time to time received from the deposit and investment of moneys in the Debt Service Fund shall be retained in the Debt Service Fund.

(h)            No amount shall be withdrawn or transferred from or paid out of the Debt Service Fund except as provided in this Section.

Section 5.9.            Debt Service Reserve Fund.

(a)            The Debt Service Reserve Fund shall be held by the Trustee for the benefit of the Bondowners of the Series 2026A Bonds. If available moneys in the Debt Service Fund shall be insufficient to pay in full the interest on and principal of any Series 2026A Bonds becoming due on any Interest Payment Date or Principal Payment Date, and to the extent no moneys are available in the Operational Reserve Fund or Capital Reserve Fund, the Trustee shall transfer the deficiency from the Debt Service Reserve Fund to the Debt Service Fund for such purpose.

(b)            All interest and other income from time to time received from the deposit and investment of moneys in the Debt Service Reserve Fund shall be transferred upon receipt to the Series 2026A Interest Account of the Debt Service Fund.

(c)            If, at any time, the amount in the Debt Service Reserve Fund exceeds the Debt Service Reserve Fund Requirement, the Trustee shall withdraw any amount therein in excess of the Debt Service Reserve Fund Requirement and transfer such amount to the Series 2026A Interest Account of the Debt Service Fund. On the final maturity date of the Series 2026A Bonds, provided no Event of Default has occurred and is continuing, the balance of the Debt Service Reserve Fund shall be transferred to the Series 2026A Principal Account of the Debt Service Fund and applied to the principal due at maturity on the Series 2026A Bonds, or if not necessary to pay the Series 2026A Bonds at maturity, shall be transferred to the Series 2026B Redemption Account of the Redemption Fund and applied to redeem Series 2026B Bonds on the next possible redemption date.

(d)            If, at any time, as a result of a draw on the Debt Service Reserve Fund or a loss of value of investments in the Debt Service Reserve Fund, or otherwise, the amount then on deposit in the Debt Service Reserve Fund is less than the Debt Service Reserve Fund Requirement, the Corporation shall fund the deficiency (the “Reserve Deficiency”) in the Debt Service Reserve Fund, by depositing:

(i)             on each month, commencing the month after such deficiency occurs, an amount equal to one-twelfth of such Reserve Deficiency, until such time as the Debt Service Reserve Fund Requirement is satisfied.

Section 5.10.          Redemption Fund.

(a)            The Redemption Fund shall be held by the Trustee in trust for the benefit of the Bondowners. The Trustee shall deposit into the Redemption Fund (i) any Net Proceeds, first to the Series 2026A Redemption Account and then, after the Series 2026A Bonds are paid in full, the Series 2026B Redemption Account, (ii) Excess Cash Flow as set forth in Section 5.14 for deposit in the Series 2026B Redemption Account and (iii) any other funds as designated by a certificate of an Officer of the Corporation.

(b)            Any moneys on deposit in the Redemption Fund shall be used and applied, as soon as practicable following the receipt thereof, but not later than twelve months after such receipt, for any one or more of the following purposes:

(i)             to the redemption of the applicable series of Bonds, including without limitation a mandatory redemption of the Series 2026B Bonds as set forth in Section 4.1(c)(ii) hereof; or

(ii)            to the purchase of the applicable series of Bonds at the price specified in writing by the Corporation, but only upon receipt of an Officer’s Certificate stating the Principal Amounts and maturities of the Bonds to be purchased; provided that no such purchase shall be made at a price in excess of the Redemption Price applicable on the next ensuing redemption date, and that no such purchase shall be made during the period of 45 days next preceding a redemption date from moneys to be applied pursuant to paragraph (1) above to the redemption of Bonds on such date.

(c)            Accrued interest on purchased Bonds shall be paid from the applicable interest account of the Debt Service Fund.

(d)            All interest and other income from time to time received from the deposit and investment of moneys in the Redemption Fund shall be transferred upon receipt to the Revenue Fund.

(e)            No amount shall be withdrawn or transferred from or paid out of the Redemption Fund except as provided in this Section.

Section 5.11.          [Reserved.]

Section 5.12.          Capital Reserve Fund.

(a)            The Capital Reserve Fund shall be held by the Trustee in trust for the benefit of the Bondowners. Amounts shall be deposited in the Capital Reserve Fund as set forth in Sections 5.3 and 5.6 hereof.

(b)            Except as set forth below in this Section, amounts in the Capital Reserve Fund shall be expended and applied only for capital improvements to the Project as approved pursuant to Corporation Budget. The Corporation Budget in effect immediately after the Closing Date shall allocate $3 million of the Capital Reserve Fund for expenses and costs relating to roof and flooring repairs and parking projects at the Facility, which allocation is attached hereto as Exhibit B. On or after the Closing Date, the Trustee shall pay out moneys in the Capital Reserve Fund only upon receipt by the Trustee of a written requisition of the Corporation signed by an Authorized Officer certifying with respect to each disbursement: (i) the requisition number; (ii) the name and address of the person, firm or corporation to whom payment will be made; (iii) the amount to be disbursed; (iv) that each obligation mentioned in the requisition is a proper charge against the Capital Reserve Fund and has not previously been disbursed by the Trustee from amounts in the Capital Reserve Fund and is budgeted in the Corporation Budget; and (v) in reasonable detail the nature of the obligation; and shall be accompanied by a bill or statement of account (if any) for each obligation.

(c)            Such requisition shall be accompanied by (i) copies of vendor’s or contractors’ requisitions, acknowledgments of payment and waivers of lien from all persons supplying labor or materials for all lienable work done and materials delivered through the date of the previous requisition and bills of sale or equivalent documentation for any personal property included in the requisition, and (ii) if the requisition includes any payment for foundation work or site work, a certificate of the contractor certifying that all foundations and site work have been constructed in the location shown on the plans and specifications.

(d)            In the case of capital improvements to be funded from the proceeds of insurance or condemnation proceeds deposited into the Capital Reserve Fund pursuant to Section 7.7 hereof, it shall be a further condition to any disbursements of funds from the Capital Reserve Fund that the Corporation shall have satisfied each of the requirements which are specified in Section 7.7 hereof. In addition, in connection with the disbursement of title insurance proceeds from the Capital Reserve Fund with respect to the cure of a title defect, no such disbursement shall be made until after the title defect has been cured.

(e)            Anything in this Section 5.12 to the contrary notwithstanding, if there is a deficiency in the Debt Service Fund, after accounting for any transfers from the Operational Reserve Fund, the Trustee shall transfer from the Capital Reserve Fund such amounts as necessary to provide for the payment of debt service on the Series 2026A Bonds.

(f)             The Trustee shall, upon written request of the Corporation or any Significant Owner, provide the Corporation or such Significant Owner with a copy of all requisitions and/or a statement of all disbursements made from the Capital Reserve Fund.

(g)            Notwithstanding the foregoing, from and after an Event of Default, no payment shall be made from the Capital Reserve Fund unless approved by the Majority Owners.

(h)            All interest and other income from time to time received from the deposit and investment of moneys in the Capital Reserve Fund shall be retained in the Capital Reserve Fund.

(i)             If there are any amounts on deposit in the Capital Reserve Fund on the Series 2026B Termination Date, and there are then Series 2026B Bonds Outstanding, the balance on deposit in the Capital Reserve Fund shall be applied to redeem Series 2026B Bonds on such date, and any excess on deposit in the Capital Reserve Fund, after such redemption, shall be transferred to the Corporation.

(j)             Notwithstanding anything to the contrary herein, to the extent amounts are deposited in the Capital Reserve Fund pursuant to Section 5.6 for Extraordinary CapEx, such amounts shall only be expended on Extraordinary CapEx in accordance with the Corporation Budget and any excess not used in any Fiscal Year or necessary to complete such Extraordinary CapEx shall be credited against any future deposits to be made to the Capital Reserve Fund, including deposits for ordinary capital expenditures.

Section 5.13.          Operational Reserve Fund.

(a)            The Operational Reserve Fund shall be held in trust by the Trustee for the benefit of the Bondowners. Amounts shall be deposited in the Operational Reserve Fund as set forth in Sections 5.3, 5.6 and 5.14 hereof.

(b)            Moneys in the Operational Reserve Fund shall be applied by the Trustee at any time, at the direction of the Corporation, to fund any deficiency in the Debt Service Fund, to fund capital expenditures and to fund Operation and Maintenance Costs, in each case as set forth in the Corporation Budget.

(c)            All interest and other income from time to time received from the deposit and investment of moneys in the Operational Reserve Fund shall be credited to the Revenue Fund.

(d)            Notwithstanding the foregoing, from and after an Event of Default, no payment shall be made from the Operational Reserve Fund unless approved by the Majority Owners.

(e)            If there are any amounts on deposit in the Operational Reserve Fund on the Series 2026B Termination Date, and there are then Series 2026B Bonds Outstanding, the balance on deposit in the Operational Reserve Fund shall be applied to redeem Series 2026B Bonds on such date, and any excess on deposit in the Operational Reserve Fund, after such redemption, shall be transferred to the Corporation.

Section 5.14.          Excess Cash Flow Fund.

(a)            The Excess Cash Flow Fund shall be held in trust by the Trustee for the benefit of the Bondowners. Amounts shall be deposited in the Excess Cash Flow Fund as set forth in Section 5.6(h) hereof.

(b)            No later than February 15 of each calendar year, commencing February 15, 2027, the Trustee shall make the following transfers from amounts then on deposit in the Excess Cash Flow Fund, in the following order of priority and to the extent of available moneys:

(i)             into the Series 2026A Interest Account of the Debt Service Fund, the amount necessary to pay interest on the next succeeding Interest Payment Date;

(ii)            into the Debt Service Reserve Fund, the amount, if any, needed to increase the balance therein to the Debt Service Reserve Fund Requirement;

(iii)           into the Operational Reserve Fund, the amount, if any, needed to increase the balance therein to the Operational Reserve Fund Requirement;

(iv)           into the Capital Reserve Fund, the amount, if any, needed to increase the balance therein to the Capital Reserve Fund Requirement;

(v)            to the Corporation, $25,000 to be used by it to make annual charitable contributions on behalf of the City to federally tax-exempt nonprofits providing services in the City for public safety, public health or workforce development, as recommended by the City and approved by the Corporation; and

(vi)            the remaining balance in the account after the transfers pursuant to (i) through (v) above (hereinafter called “Excess Cash Flow”), shall be transferred as follows: (i) 95% to the Series 2026B Interest Account of the Debt Service Fund, until the amount on deposit in the Series 2026B Interest Account equals any accrued and unpaid interest due as of the immediately prior September 15, plus interest to be due on the Series 2026B Bonds on the immediately succeeding March 15, and then to the Series 2026B Redemption Account of the Redemption Fund until principal on the Series 2026B Bonds is paid in full and (ii) 5% to the Corporation to pay Local Impact Fees.

(c)            All interest and other income from time to time received from the deposit and investment of moneys in the Excess Cash Flow Fund shall be credited to the Revenue Fund.

ARTICLE 6.
SECURITY FOR DEPOSITS AND INVESTMENT OF FUNDS

Section 6.1.            Security for Deposits. All moneys held hereunder by any Fiduciary shall be held in trust and continuously and fully secured for the benefit of the Corporation and the Owners of the Bonds in the manner required by this Article; provided, however, that it shall not be necessary for any Fiduciary to give security for the deposit of any moneys with them held in trust for the payment of the principal or Redemption Price of or interest on the Bonds, or for the Fiduciaries to give security for any moneys which shall be represented by obligations purchased under the provisions of this Indenture as an investment of such moneys.

Section 6.2.            Investment and Deposit of Funds.

(a)            The Trustee shall keep all money held by it, as continuously as reasonably possible, invested and reinvested in Qualified Investments maturing at the times and in the amounts specified below for the Fund or Account to which it pertains, all as instructed in writing by an Authorized Officer. In determining the appropriate Qualified Investments, the Authorized Officer shall review and comply with the following investment restrictions with respect to each Fund:

(i)             for the Revenue Fund, including the accounts therein, at the times and in the amounts necessary to provide funds for the disbursements therefrom pursuant to an Officer’s Certificate;

(ii)            for the Debt Service Fund, at the times and in the amounts necessary to provide funds for payment when due of Interest and Principal Installments on the Bonds pursuant to an Officer’s Certificate;

(iii)           (3)            for the Redemption Fund, at the times and in the amounts necessary to provide funds for the purposes described in Section 5.10 pursuant to an Officer’s Certificate;

(iv)           for the Debt Service Reserve Fund, at the times and in the amounts necessary to provide funds for the disbursements therefrom pursuant to an Officer’s Certificate, provided that such Qualified Investments shall mature, or shall be subject to redemption by the holder thereof at the option of such holder, not later than three (3) years from date of purchase; provided, however, if the Debt Service Reserve Fund is invested in an investment agreement (as defined in clause G of the definition of Qualified Investments) or a repurchase agreement (as defined in clause K of such definition) such agreement may have a maturity longer than five (5) years if the Trustee is authorized by the provision of such agreement to draw the full amount thereof, without penalty, if required for the purpose of paying principal of and interest on the Bonds or for any other purpose required or permitted under this Indenture;

(v)            for the Capital Reserve Fund, at the times and in the manner specified and, in the amounts, necessary to provide funds for the purposes described in Section 5.12, pursuant to an Officer’s Certificate; and

(vi)           for the Operational Reserve Fund, at the times and in the manner specified and, in the amounts, necessary to provide funds for the purposes described in Section 5.13, pursuant to an Officer’s Certificate.

(b)            In the event that written instructions of an Authorized Officer are not received by the Trustee in a timely manner, the Trustee shall invest the amounts deposited in the Funds and Accounts in those investments defined in clause (D) of the definition of “Qualified Investments.”

(c)            Moneys in any Fund or Account created and established by, or maintained pursuant to, this Indenture and held by a Fiduciary may be invested in common with moneys held in any other such Fund or Account; provided, however, that the common investments with such other moneys constitute Qualified Investments.

(d)            Obligations purchased as an investment of moneys in any Fund or Account held by a Fiduciary hereunder shall be deemed at all times to be a part of such Fund or Account and the income or interest earned by, or incremented to, any such Fund or Account due to the investment and reinvestment thereof shall be retained in such Fund or Account as part thereof, except as otherwise provided in this Indenture and subject to the required transfer thereof from such Fund or Account pursuant to this Section. A Fiduciary shall sell in any commercially reasonable manner, or present for redemption, any obligation purchased by it as an investment whenever it shall be necessary in order to provide moneys to meet any payment or transfer from the Fund or Account for which such investment was made; provided, however, that in lieu of liquidating any such investment obligations and transferring the proceeds thereof, the Trustee may transfer investment obligations which will mature and the proceeds of which will be available on or before the date such proceeds are required for the purposes of this Indenture. The Corporation acknowledges that to the extent that regulations of the Comptroller of the Currency or other applicable regulatory Corporation grant the Corporation the right to receive brokerage confirmations of security transactions, the Corporation waives receipt of such confirmations. The Trustee shall furnish to the Corporation periodic statements which include detail of all investment transactions made by the Trustee. The Trustee shall advise the Corporation in writing, on or before the fifteenth (15th) day of each calendar month, of the details of all investments held for the credit of each Account in its custody under the provisions of this Indenture as of the end of the preceding month. The Trustee may act as principal or agent in the acquisition or disposition of investments and purchase and sell investments through its investment department or that of its affiliates.

(e)            In computing the amount in any Fund or Account held by the Trustee under the provisions of this Indenture, investments and the accrued interest paid on the purchase thereof shall be deemed a part of such Fund or Account. Investments in each such Fund or Account pursuant to this Article VI shall be valued at the lower of amortized cost or fair market value thereof on a semi-annual basis.

Section 6.3.            Liability of the Fiduciaries for Investments. No Fiduciary shall be liable or responsible for making or failing to make any investment authorized by the provisions of this Article, in the manner provided in this Article, or for any loss resulting from any such investment so made or failure to so make, except for its own gross negligence. The Trustee may deem investments directed by an Authorized Officer as Qualified Investments without independent investigation thereof.

ARTICLE 7.
COVENANTS OF THE CORPORATION

The Corporation covenants and agrees with the Owners of the Bonds as follows:

Section 7.1.            Payment of Bonds. The Corporation shall duly and punctually pay or cause to be paid, but solely from the Trust Estate, the principal or Redemption Price, if any, of every Bond and the interest thereon, at the dates and places and in the manner provided in the Bonds according to the true intent and meaning thereof.

Section 7.2.            Offices for Payment and Registration of Bonds. The Corporation may designate an additional Paying Agent located within or without the State where Bonds may be presented for payment.

Section 7.3.            Further Assurances; Amendment to Mortgage. At any and all times the Corporation shall, so far as it may be authorized or permitted by law, pass, make, do, execute, acknowledge and deliver, all and every such further resolution, acts, deeds, conveyances, assignments, transfers and assurances as may be necessary or desirable for the better assuring, conveying, granting, assigning, confirming and effecting all and singular the proceeds, moneys, rights, interests and collections hereby pledged or assigned or intended so to be, or which the Corporation may hereafter become bound to pledge or assign. Upon the completion of any land acquisition and/or capital improvements constituting a portion of the Project, the Corporation shall cause an amendment to the Mortgage to include such land and/or capital improvements.

Section 7.4.            Power to Issue Bonds and Make Pledges. The Corporation is duly authorized pursuant to law to authorize and issue the Bonds and to adopt this Indenture and to pledge the Trust Estate in the manner and to the extent provided in this Indenture and to grant a mortgage lien on the Mortgaged Property pursuant to the Mortgage. The Trust Estate is and will remain free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, or of equal rank with, the pledge created by Section 5.1 hereof. The Bonds and the provisions of this Indenture are and will be the valid and legally enforceable obligations of the Corporation in accordance with their terms and the terms of this Indenture. The Corporation shall at all times, to the extent permitted by law, defend, preserve and protect the pledge of the Trust Estate and the mortgage lien granted by the Mortgage and all the rights of the Bondowners under this Indenture and the Mortgage against all claims and demands of all persons whomsoever.

Section 7.5.            Use of Proceeds. The Corporation shall use and apply the proceeds of Bonds, to the extent not otherwise required by this Indenture, for the purposes specified in the Act, and shall do all such acts and things necessary to receive and collect when due all Revenues, and shall diligently enforce, and take all steps, actions and proceedings reasonably necessary in the judgment of the Corporation for the enforcement of all terms, covenants and conditions of this Indenture.

Section 7.6.            Fees and Charges. The Corporation shall review, approve and pay such fees and charges as shall be required by the Act or as it shall deem appropriate to pay each Fiduciary acting in connection with this Indenture and the Bonds.

Section 7.7.            Disposition of Net Proceeds.

(a)            Net Proceeds constituting proceeds of a condemnation award, sale of land, or casualty insurance claim with respect to the Project shall be deposited in a special restoration account to be established and held by the Trustee within the Capital Reserve Fund for the Project and the Trustee, upon receipt of Net Proceeds, shall give written notice to the Corporation of such event. Such amounts shall either be applied to the redemption of Bonds or the repair, replacement, restoration or rebuilding of the Project or part thereof as determined in accordance with this Section. Prior to the receipt of Net Proceeds by the Trustee, the Trustee shall first receive a written direction from the Corporation as to whether such proceeds shall be used to redeem the Bonds or to rebuild the Project. Upon receipt of such written direction from the Corporation that such Net Proceeds will be used to redeem the Bonds, the Corporation shall cause the Net Proceeds to be paid to the Trustee no more than 30 days from the date that such Net Proceeds will be used to redeem the Bonds.

The Corporation shall use best efforts, in accordance with applicable laws, to apply any Net Proceeds constituting casualty insurance claim with respect to the Project to the repair, replacement, restoration or rebuilding of the Project or part thereof. The appropriateness of any disposition of Net Proceeds shall be supported by a certificate of an independent consultant or architect.

(b)            Repair or Replacement. Amounts in the special restoration account described in (a) above shall be applied to the repair, replacement, restoration or rebuilding of the Project if the Corporation shall deliver or cause to be delivered to the Trustee within ninety (90) days of the event giving rise to the Net Proceeds written notice of its determination that such proceeds may be applied to the repair, replacement, restoration or rebuilding of the Project or part thereof in an economical manner, and that such proceeds shall be sufficient, together with any other moneys deposited into such special restoration account for such purpose together with a report of a management consultant to the effect that following such repair or restoration, the Coverage Ratio Requirement will be met. Upon compliance with these conditions, the Trustee shall disburse the moneys so deposited for such repair, replacement, restoration or rebuilding, but not in an aggregate amount exceeding the cost thereof, upon receipt of an Officer’s Certificate stating (i) the amount to be paid, (ii) the name of the person to which payment is to be made, and (iii) that such amount, together with all prior payments from such account, do not exceed the cost of such repair, replacement, restoration or rebuilding; provided that prior to making any such payments, the Trustee shall first have received an Officer’s Certificate stating (i) the estimated cost of such repair, replacement, restoration or rebuilding, (ii) that such repair, replacement, restoration or rebuilding is, in the signer’s opinion, economically practicable with the proceeds of such condemnation award, sale of land or hazard insurance claim, and other moneys, if any, deposited in such account, and (iii) that the plans and specifications, if any, prepared for such repair, replacement, restoration and rebuilding have been approved by the Corporation. All disbursements made by the Trustee pursuant to such Officer’s Certificates shall be presumed to be made properly, and the Trustee shall not be required to see to the application of any payments so made or inquire into the purposes for which such disbursements are made.

(c)            Redemption. If the Corporation shall not have determined to repair, replace, restore or build the Project or portion thereof, the Trustee shall promptly transfer the Net Proceeds on deposit in the special restoration account to the Redemption Fund and apply such proceeds to the special redemption of the Bonds pursuant to the provisions of Section 4.1(c). Such transfer shall take place upon the occurrence of the earlier of the following events:

(i)             Receipt by the Trustee of a written notice by an Authorized Officer that the Corporation has determined that the repair, replacement, restoration or rebuilding of the Project or portion thereof is not economically feasible; or

(ii)            One year from the date of receipt of the Net Proceeds.

(d)            Any amounts remaining in a special restoration account and not required for the repair, replacement, restoration or rebuilding of the Project for which such special restoration account was established and all other Net Proceeds, less the cost and expenses of the Corporation incurred in collecting the same and in effecting the purchase or redemption of the Bonds to be purchased or redeemed, shall be deposited in the Redemption Fund, and shall be applied to the purchase, payment, retirement or redemption of the Series 2026A Bonds Outstanding (and then if the Series 2026A Bonds are paid in full, the Series 2026B Bonds) in accordance with the provisions of this Indenture, provided, however, that any portion of such Net Proceeds which represents due and unpaid principal of, or interest on, or fees and charges in each case as determined by the Corporation in an Officer’s Certificate delivered to the Trustee, shall be deposited in the Revenue Fund in such amount, if any, as shall be set forth in such Certificate.

(e)            Notwithstanding anything in this Section to the contrary, if (i) the condemnation event or casualty event relates to more than 50% of the Project or (ii) there is an Event of Default that has occurred, the Net Proceeds shall be applied as consented to by the Majority Owners.

Section 7.8.            Accounts and Reports. The Corporation and the Trustee shall keep proper books of record and account in which complete and correct entries shall be made of their transactions and all Funds and Accounts established by or maintained pursuant to this Indenture, which shall at all times during normal business hours be subject to inspection by the Corporation and the Owners of an aggregate of not less than twenty-five percent (25%) in Principal Amount of the Bonds then Outstanding or their agents or representatives duly authorized in writing.

Section 7.9.            Creation of Liens. The Corporation shall not issue any bonds or other evidences of indebtedness, other than the Bonds, secured by a pledge of the proceeds, moneys, rights, interests and collections pledged or held aside by the Corporation or by a Fiduciary under this Indenture and, except as expressly provided in this Indenture and as may be otherwise provided in a Supplemental Indenture with respect to any supplemental security, shall not create or cause to be created any lien or charge on proceeds, moneys, rights, interests and collections or such moneys on a subordinate, parity or senior basis to the lien created by Section 5.1 for the benefit of the Bonds or allow any lien to exist with respect to the Property, other than liens existing on the date of delivery of the Bonds; provided, however, that nothing in this Indenture shall prevent the Corporation, with the prior written consent of the Majority Owners, from leasing a portion of the Property for use or expansion of the Improvements so long as such action is expected to result in an increase in Revenues.

Section 7.10.          Evidence of Recording of Mortgage. The Corporation shall furnish to the Trustee:

(a)            Promptly after the execution and delivery of the Mortgage, a Counsel’s Opinion stating that the opinion of such counsel is that the Mortgage has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, and

(b)            At least annually after the execution and delivery of the Mortgage, a Counsel’s Opinion either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of the Mortgage as is necessary to maintain the lien of such Mortgage, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

Section 7.11.          Preparation of Annual Corporation Budget, Periodic Financial Statements and Other Reports.

(a)            At least 30 days prior to the beginning of each Fiscal Year of the Corporation, the Corporation shall prepare or cause to be prepared an annual budget, by month, which shall also include a calculation of the Operational Reserve Fund Requirement for such Fiscal Year. The Corporation shall cause a copy of such budget, together with a certification from an Independent Consultant, who is acceptable to the Majority Owners, regarding the adequacy and reasonableness of the assumptions included in the proposed budget and that such budget shall permit the Corporation to make all necessary payments and deposits as required by this Indenture and satisfy the covenants set forth herein, to be delivered to the Trustee and posted via the Information Services. Unless the Majority Owners shall disapprove the budget within twenty (20) days of the posting via the Information Services, the budget shall become the “Corporation Budget” hereunder, and the Corporation Budget may be amended from time to time after its adoption, which amended budget shall be delivered to the Trustee and posted via the Information Services, together with another certification from the Independent Consultant regarding the amended budget to the effect described above. In the event that the Corporation Budget is not adopted and approved by the first day of any Fiscal Year, the budget for the preceding Fiscal Year shall be applicable to the subsequent Fiscal Year until the date of adoption of a budget for such Fiscal Year. So long as an Event of Default shall have occurred and be continuing, the Corporation Budget and any amendment thereto must be approved by the Majority Owners.

(b)            Furthermore, the Corporation shall prepare or cause to be prepared quarterly financial statements within forty-five (45) days of the end of each quarter and annual financial statements within one hundred fifty (150) days of the end of the Fiscal Year. The Corporation shall also prepare or cause to be prepared monthly average daily population statistical information with respect to the Project. Such quarterly and annual financial statements along with the monthly average daily population statistical information shall be delivered to the Trustee promptly upon their preparation and shall be delivered to an Owner of at least $1,000,000 in principal amount of the Bonds upon request.

(c)            Upon written request, the Trustee shall provide to each Significant Owner a statement of activity and fund balances (i) on a monthly basis for all funds and accounts until such time as the Trustee shall receive the notice of the Corporation stating that no further amounts will be expended from the Capital Reserve Fund pursuant to Section 5.12 herein, (ii) on an annual basis for all funds and accounts thereafter.

(d)            Within one hundred twenty (120) days after December 31, 2026 and each fiscal year of the Corporation ending thereafter, the Corporation shall deliver an Officer’s Certificate to the Trustee stating whether or not to the best knowledge of the signer thereof, the Corporation, to the extent required in Section 314(a)(4) of the Trust Indenture Act, is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Corporation shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

(e)            From time to time the Corporation shall prepare or cause to be prepared such reports and information concerning the condition of the Project or compliance with the Bond Documents as the Trustee or any Significant Owner may reasonably request in writing, including but not limited to, the following reports:

(i)             Promptly upon its receipt by the Corporation, copies of any correspondence from the Internal Revenue Service as to an audit or potential audit with respect to the Prior Bonds;

(ii)            Prompt written notice of any litigation or proceeding in which the Corporation is a party if such litigation, if decided against the Corporation, would materially and adversely affect the Corporation or the operations, financial conditions, property or business of the Corporation, and, to the extent feasible, the status of the Corporation’s defense of such claim; and

(iii)           Prompt written notice of: (i) any Event of Default, and (ii) the occurrence or nonoccurrence any event that would cause any of the representations and warranties contained in Article VII hereof to be incorrect if made at such time of such event.

(f)            The Trustee and any Significant Owner by their respective duly authorized representatives, at reasonable times and upon reasonable notice, may (i) discuss the financial affairs of the Corporation with a designee of senior management and of the Contract Administrator with a designee or such party’s senior management, the Corporation’s Accountant reporting on its audited financial statements and any Independent Consultant retained by the Corporation to analyze its operations or financial affairs as a result of a failure to meet any financial covenants or as a result of any Event of Default, and (ii) at such party’s own expense (subject to the Trustee’s right to be indemnified for such expenses prior to taking such action; and in any case unless an Event of Default shall have occurred and be continuing, in which case at the Corporation’s expense) examine and inspect the property which is subject to the Mortgage and the books and records of the Corporation and any collateral for the Bonds.

(g)            At the expense of the Corporation, a copy of the information required to be provided pursuant to this Section shall be furnished to each Owner, Significant Owner and to any other registered or beneficial owner filing a written request therefor and shall be posted by the Corporation to the Information Services.

(h)            The Corporation shall host public Bondowner calls on at least a semi-annual basis, including within thirty days of the release of the annual audited financial statements, to discuss its financial results and operations and such other matters as the Bondowners reasonably request in advance of each such call. The Corporation shall cause the Trustee to post a notice with the Information Services of the details for each such call at least 14 days prior to such call.

Section 7.12.       Operation of the Project. The operation of the Project in the manner contemplated on the Closing Date does not conflict with any zoning, water or air pollution or other ordinance, order, law or regulation applicable thereto; the Corporation will cause the Project to be operated in accordance with all applicable federal, state and local laws or ordinances (including rules and regulations) relating to zoning, building, safety, and environmental quality and will obtain and maintain in effect any licenses, permits, franchises or other governmental authorizations necessary for the operation of the Project.

Section 7.13.       Continuing Disclosure. The Corporation hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement. Notwithstanding any other provision of this Agreement, failure of the Corporation to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default under this Indenture; however, the Trustee may (and, at the request of any Participating Underwriter (as defined in the Continuing Disclosure Agreement), or the holders of at least 25% in aggregate principal amount of Outstanding Bonds, subject to payment of its fees and expenses, including reasonable attorneys’ fees, shall) or any Bondowner may, take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Corporation to comply with its obligations under this Section.

Section 7.14.       Minimum Fees and Charges; Coverage Ratio Requirement.

(a)            The Corporation shall, at all times while any of the Bonds remain Outstanding, fix, prescribe and collect fees and charges in connection with the Project and conduct its operations so as to yield, to the extent permitted by applicable law and/or administrative regulations or procedures, Net Operating Revenues equal to not less than the Coverage Ratio Requirement. The Corporation shall file with the Trustee on May 15 of each year, an Accountant’s Certificate evidencing that the Coverage Ratio Requirement for the preceding Fiscal Year has been met and a Corporation’s certificate as to whether or not the Coverage Ratio Requirement for the current twelve (12) month period is expected to be met.

(b)            The Corporation shall maintain for each Fiscal Quarter [(commencing with the Fiscal Quarter ending _______________, 2026)] the Coverage Ratio Requirement. On or before the report date for each Fiscal Quarter as set forth in Section 7.11(b), the Corporation shall furnish a calculation by management with respect to each of the first three Fiscal Quarters and the Independent accountant as to the Fiscal Year of whether the Coverage Ratio Requirement was met for the applicable Fiscal Quarter or Fiscal Year. If the Coverage Ratio Requirement, as calculated at the end of any Fiscal Quarter, was not met, the Corporation shall employ (unless waived by the Majority Owners) within thirty (30) days after the applicable report date, at the Corporation’s expense, an Independent Consultant to submit a written report and recommendations with respect to the fees, charges, operations and management relating to the Project and with respect to improvements or changes in the operations and management of or the services rendered by the Corporation so as to permit the Corporation to comply with the Coverage Ratio Requirement, which report shall state the extent to which prior recommendations (if any) of the Independent Consultant may not have been complied with by the Corporation. A copy of such report shall be submitted to the Trustee and posted to the Information Services as soon as practicable but in no event later than seventy-five (75) days after the applicable report date. Within seven (7) months after the submission of its initial report, the Independent Consultant shall submit to the Trustee (which the Corporation shall cause to be posted to the Information Services) a follow-up report indicating whether or not the recommendations contained in its initial report are being complied with. The Corporation shall revise or cause to be revised such fees, charges, operations and management in conformity with any recommendation of the Independent Consultant and otherwise follow the recommendations of the Independent Consultant. If the Corporation continuously complies with the recommendations of the Independent Consultant, this Section shall be deemed to have been complied with even if the Coverage Ratio Requirement for such Fiscal Year was not met.

(c)            Notwithstanding the foregoing, it shall be an Event of Default if the Coverage Ratio Requirement is below 1.00x as of any Fiscal Quarter.

(d)            No less than every two Fiscal Years, commencing with the Fiscal Year ending December 31, 2027, the Corporation shall use commercially reasonable efforts to seek rate increases from all agencies and organizations that place detainees at the Project such that the Corporation can continue to meet its covenants and obligations hereunder. The Corporation shall schedule a meeting with the Trustee and the Majority Owners prior to seeking such rate increases to discuss with the Trustee and Majority Owners the adequacy of such rate increases and shall report the outcome of its efforts to the Trustee and Majority Owners no later than [March 15] of such second Fiscal Year, commencing March 15, [2027].

Section 7.15.       Public Liabilities and Workers’ Compensation Insurance.

(a)            Public Liability Insurance. The Corporation shall maintain or cause to be maintained so long as Bonds are Outstanding under this Indenture, a commercial general liability coverage, including products, completed operations, contractual, bodily injury, personal injury, and property damage in the amount of at least Two Million Dollars ($2,000,000) combined single limits, naming the Corporation and its officers, officials, employees, volunteers, agents, and representatives as named insured. All such insurance (i) shall be primary insurance and not contributory with any other insurance with the Corporation or its officers, officials, employees, volunteers, agents, or representatives may have; (ii) shall contain no special limitations on the scope of protection afforded to the Corporation and its officers, officials, employees, volunteers, agents, and representatives; (iii) shall be “per occurrence” rather than “claims made” insurance; provided, however, in the event the Corporation is unable to obtain such policy, or believes that such policy’s premium is not reasonable, the Corporation may obtain a “claims made” policy for this Project; (iv) shall apply separately to each insured against whom claim is made or suit is brought, except with respect to the limits of the insurer’s liability; (v) shall provide that the policy will not be canceled or limited in scope by the insurer unless there is a minimum of thirty (30) days prior written notice by certified mail, return receipt requested to the Trustee; (vi) shall be written by a Rhode Island licensed insurer with a Best rating of not less than B-F, Class X or shall be the Rhode Island Interlocal Risk Management Trust; and (vii) shall be endorsed to state that any failure to comply with the reporting provisions of the policies shall not affect coverage provided.

Such insurance may be maintained as part of or in conjunction with any other insurance coverage carried by the Corporation and may be maintained in whole or in part in the form of self-insurance by the Corporation, subject to the provisions of Section 7.18. The Net Proceeds of such liability insurance shall be applied by the Corporation toward extinguishment or satisfaction of the liability with respect to which the Net Proceeds of such insurance shall have been paid.

(b)            Workers’ Compensation Insurance. To the extent required by State law, the Corporation shall maintain or cause to be maintained so long as Bonds are Outstanding under. this Indenture, workers’ compensation insurance, including Employer’s Liability Coverage, with limits not less than $1,000,000 per accident, issued by a responsible carrier authorized under the laws of the State to insure employers against liability for compensation under the Labor Code of the State, or any act enacted as an amendment or supplement thereto or in lieu thereof, such workers’ compensation insurance to cover all persons (if any) employed by the Corporation in connection with the Project and to cover full liability for compensation under such act. Such insurance shall be endorsed to include a waiver of subrogation rights against the Corporation and its officers, officials, employees, volunteers, agents and representatives, and notice of cancellation as described in (v) under Section 7.15(a) above. Such insurance shall be underwritten by Rhode Island licensed insurers with Best ratings of not less than B+, Class X or shall be the Rhode Island Interlocal Risk Management Trust. Such insurance may be maintained as part of or in conjunction with any other insurance coverage carried by the Corporation and may be maintained in whole or in part in the form of self-insurance by the Corporation, subject to the provisions of Section 7.19.

Section 7.16.       Casualty Insurance. The Corporation shall procure and maintain, or cause to be procured and maintained, so long as Bonds are Outstanding under the Indenture, all risk casualty insurance against loss or damage to the Improvements located on the Project, in an amount at least equal to one hundred percent (100%) of the replacement value of the insured Improvements. Such insurance shall, as nearly as practicable, cover loss or damage by explosion, windstorm, riot, aircraft, vehicle damage, smoke, fire and such other hazards (excluding earthquake and flood coverage) as are normally covered by such insurance. Such insurance shall be subject to such deductibles as are customarily maintained by municipalities with respect to works and properties of like character, but in any case, shall not exceed $250,000. Such insurance may be maintained as part of or in conjunction with any other insurance coverage carried by the Corporation. The Corporation shall not self-insure for casualty insurance except for the deductible provided above. The Net Proceeds of such insurance shall be applied as provided in Section 7.7 of the Indenture.

Section 7.17.       Cybersecurity Insurance. The Corporation shall procure and maintain, or cause to be procured and maintained, so long as Bonds are Outstanding under this Indenture, cybersecurity insurance to cover the Corporation’s loss, total or partial, as a result of a cybersecurity event in an amount equal to $3,000,000.

Section 7.18.       Business Interruption Insurance. The Corporation shall procure and maintain, or cause to be procured and maintained, so long as Bonds are Outstanding under this Indenture, business interruption or use and occupancy insurance (including extra expense insurance) to cover the Corporation’s loss, total or partial, of payments for the Bonds resulting from the loss, total or partial, of the use of the Improvements located on the Project as a result of any of the hazards covered in the insurance required by Section 7.16, in an amount at least equal to the debt service on the Bonds for the current Fiscal Year. Such insurance may be maintained as part of or in conjunction with any other insurance coverage carried by the Corporation, and may be maintained in whole or in part in the form of self-insurance by the Corporation, subject to the provisions of Section 7.18. The Net Proceeds of such insurance, if any, shall be paid to the Trustee and deposited in the Debt Service Fund, and shall be credited towards the payment of the Bonds as the same become due and payable.

Section 7.19.       Insurance Net Proceeds; Form of Policies.

(a)            Each policy of insurance maintained pursuant to Sections 7.15, 7.16,7.17, and 7.18 shall name the Trustee as loss payee so as to provide that all proceeds thereunder shall be payable to the Trustee. The Corporation shall pay or cause to be paid when due the premiums for all insurance policies required by this Indenture. Except as specifically provided elsewhere in this Indenture, all such policies must be provided by carriers the long-term debt of which is rated at least “A-” by S&P or shall be the Rhode Island Interlocal Risk Management Trust. All such policies shall provide that the Trustee shall be given thirty (30) days’ prior notice of each expiration and intended cancellation thereof or reduction of the coverage provided thereby. The Trustee shall not be responsible for the sufficiency, adequacy or amount of any insurance herein required and shall be fully protected in accepting payment on account of such insurance or any adjustment, compromise or settlement of any loss. In the event that any insurance required pursuant to Sections 7.15, 7.16 or 7.17 shall be provided in the form of self-insurance, the Corporation shall file with the Trustee annually, within ninety (90) days following the close of each Fiscal Year, a statement of an Independent actuarial consultant identifying the extent of such self-insurance and stating the determination that the Corporation maintains sufficient reserves with respect thereto. In the event that any such insurance shall be provided in the form of self-insurance by the Corporation, the Corporation shall not be obligated to make any payment with respect to any insured event except from Revenues or such reserves. The Corporation shall cause to be delivered to the Trustee annually, no later than January 15 each year, a certificate stating that all of the insurance policies required by this Indenture are in full force and effect and that the Trustee has been named as loss payee in all policies required to be maintained under Sections 7.15(a), 7.16 and 7.17. Failure to comply with the above requirements shall constitute an Event of Default hereunder.

(b)            The insurance required to be maintained pursuant to Sections 7.15, 7.16 and 7.17 shall be subject to the annual review of the insurance consultant (such as the Rhode Island Interlocal Insurance Trust), and the Corporation agrees that it will follow any recommendations of the insurance consultant. In order to establish compliance with the requirements of Sections 7.15, 7.16 and 7.17, the Corporation agrees that it will deliver to the Trustee at or prior to the Closing and then every two (2) years thereafter within three months after the end of the applicable Fiscal Year, (i) a report of the insurance consultant setting forth a description of the insurance maintained, or caused to be maintained pursuant to Sections 7.15, 7.16 and 7.17 of this Indenture and then in effect and stating whether, in the opinion of the insurance consultant, such insurance, the manner of providing such insurance and any reductions or eliminations of the amount of any insurance coverage during the Fiscal Year covered by such report comply with the requirements of the Sections 7.15, 7.16 and 7.17 of this Indenture and adequately protect the Project and the Corporation’s operations, and (ii) a letter from the insurance consultant evidencing compliance with its recommendations.

Section 7.20.       Engaging In Businesses Other Than Detention Facilities. The Corporation shall not engage in business activities other than activities conducted in the normal course of business of the operation of detention facilities including, but not limited to, providing security, training and inmate transportation services.

Section 7.21.       Additional Indebtedness. Except as otherwise permitted in the Indenture, or to refund all Outstanding Bonds, the Corporation shall not incur any additional debt unless approved in writing by the Majority Owners.

Section 7.22.       Subordination Provisions Applicable to Subordinated Debt.

(a)            The indebtedness evidenced by subordinated debt and any renewals or extensions thereof, shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Corporation under the Indenture or the Bonds, in the manner and with the force and effect hereinafter set forth:

(i)          In the event of any liquidation, dissolution or winding up of the Corporation, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Corporation or its property, all principal and interest owing on all the Bonds shall first be paid in full before any payment is made upon the indebtedness evidenced by the subordinated debt, provided, however, that, except for Revenues this sentence shall not apply, to payments made on such subordinated indebtedness from the proceeds of collateral specifically securing such subordinated debt; and in any such event any payment or distribution of any kind or character from sources other than the proceeds of collateral specifically securing the subordinated debt, except for Revenues, whether in cash, property or securities (other than in securities, including equity securities, or other evidences of indebtedness, the payment of which is subordinated to the payment of all of the Bonds which may at the time be outstanding) which shall be made upon or in respect of the subordinated debt shall be paid over to the holders of such Bonds pro rata, for application in payment thereof unless and until such Bonds shall have been paid or satisfied in full;

(ii)         In the event that the subordinated debt is declared or become due and payable because of the occurrence of any event of default (or under the Indenture, as appropriate) or otherwise than at the option of the Corporation, under circumstances when the foregoing clause (1) shall not be applicable, the holders of the subordinated debt shall be entitled to payments only after there shall first have been paid in full all Bonds outstanding at the time the subordinated debt so become due and payable because of any such event, or payment shall have been provided for in a manner satisfactory to the holders of the Bonds, provided, however, that, except for Revenues, this sentence shall not apply to payments made on such subordinated indebtedness from the proceeds of collateral specifically securing such subordinated debt; and

(iii)        During the continuance of any Event of Default in the payment of either principal or interest on the Bonds, no payment of principal, premium or interest shall be made on the subordinated debt if either (i) notice of such Event of Default in writing or by telegram has been given to the Corporation by any holder or holders of any Bond, provided that judicial proceedings shall be commenced with respect to such Event of Default within one hundred twenty (120) days thereafter, or (ii) judicial proceedings shall be pending in respect of such Event of Default, provided, however, that, except for Revenues, this sentence shall not apply to payments made on such subordinated indebtedness from the proceeds of collateral specifically securing such subordinated notes.

(b)            The holder of subordinated debt undertakes and agrees for the benefit of each holder of the Bonds to execute, verify, deliver and file any proofs of claim which any holder of the Bonds may at any time require in order to prove and realize upon any rights or claims pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated debt so to do, any such holder of the Bonds shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, delivery and file any such proofs of claim.

(c)            No right of any holder of any Bonds to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Corporation or the holders of the Bonds, or by any non-compliance by the Corporation with any of the terms, provisions and covenants of the subordinated debt or the agreement under which it is issued, regardless of any knowledge thereof that any such holder of Bonds may have or be otherwise charged with.

(d)            The Corporation agrees, for the benefit of the holders of the Bonds, that in the event that any subordinated debt is declared due and payable before its expressed maturity because of the occurrence of an Event of Default hereunder, (i) the Corporation will give prompt notice in writing of such happening to the holders of the Bonds and (ii) all Bonds shall forthwith become immediately due and payable upon demand regardless of the expressed maturity thereof.

The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Bonds on the one hand, and the holders of the subordinated debt on the other hand, and nothing herein shall impair, as between the Corporation and the holders of the subordinated debt, the obligation of the Corporation which is unconditional and absolute, to pay the principal, premium, if any, and interest on the subordinated debt in accordance with their terms, nor shall anything herein prevent the holders of the subordinated debt from exercising all remedies otherwise permitted by applicable law or hereunder upon the occurrence of any Event of Default hereunder, including, without limitation, all rights to foreclose or otherwise realize upon any collateral specifically securing the subordinated notes, subject to the rights of the holders of Bonds as provided herein.

(e)            Any default in the covenants contained in this section shall be an immediate Event of Default without regard to any “grace period” otherwise contained in the Indenture.

(f)            If the holder of the subordinated indebtedness is a commercial bank, savings bank, savings and loan association or other financial institution which is authorized by law to accept and hold deposits of money or issue certificates of deposit, such holder must agree to waive any common law or statutory right of setoff with respect to any deposits of the Corporation maintained with or held by such holder.

Section 7.23.       Disposition of Assets. The Corporation covenants that the Project, or any portion thereof including tangible and intangible personal property or fixtures thereof, shall not be sold, leased or disposed of as a whole or substantially as a whole if such sale, lease or disposal would impair the ability of the Corporation to comply with Section 7.14 hereof. Nothing in this Section shall impact the Corporation’s covenants under Section 7.33 hereof.

Section 7.24.       Preservation of Project. The Corporation shall at all times preserve and keep the Project in good repair, working order and safe condition, and from time to time will make, or will cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto including those required after a casualty loss. The Corporation shall pay all operating costs, utility charges and other costs and expenses arising out of ownership, possession, use or operation of the Project.

Section 7.25.       Concerning the Project - Operation and Compliance with Laws.

(a)            The Corporation shall (i) use its best efforts to maintain the accreditation of the Project from the American Correctional Association, (ii) maintain good standing under all applicable state and federal correction facility guidelines to the extent necessary to continue operating as a detention facility, and (iii) maintain any licenses required by the appropriate Regulatory Bodies.

(b)            The Corporation covenants and agrees that it will comply in good faith with all applicable laws, ordinances and regulations, including without limitation all licensure, building, zoning, safety and environmental laws, ordinances and regulations of any Regulatory Body which hereafter in any manner may affect the Project or the use or operation thereof. The Corporation shall have the right in good faith to contest or appeal from such laws, ordinances and regulations any decision adverse to the Corporation based thereon by appropriate proceedings diligently conducted, but all costs, fees and expenses incurred in connection with such proceedings shall be borne by the Corporation and provided that during such contest or appeal the Corporation complies therewith unless enforcement is stayed.

(c)            The Corporation covenants that, as long as the Indenture remains in force and effect, it shall not:

(i)          other than in the ordinary course of its business, generate, store, transport, utilize, dispose of, manage, release or locate, or permit the generation, storage, transportation, utilization, disposal, management, release or threat of release, or location of any Hazardous Substances on, under or from the Project, except for de minimis releases typically associated with the use of certain portions of the Project for driving and parking motor vehicles; or

(ii)         permit any lien arising under or related to any of the Environmental Laws to attach to the Project.

In addition to all other covenants contained herein, the Corporation agrees that the Project shall be maintained in compliance with the Environmental Laws.

(d)            The Corporation shall provide the Trustee with written notice of any of the following events promptly upon the Corporation becoming aware thereof: (a) the presence of, any release or any threat of release of any Hazardous Substances on, under or from the Project (whether or not caused by the Corporation), (b) any environmental enforcement action instituted or threatened, (c) any enforcement, assessment, monitoring, clean-up, containment, removal, remediation, restoration or other action or order instituted, threatened, required or completed by any Governmental Authority pursuant to any of the Environmental Laws with respect to any Surrounding Property, (d) any condition or occurrence on any Surrounding Property that may constitute a violation of any of the Environmental Laws and (e) the receipt by the Corporation of any notice relating to the Project or any Hazardous Substance allegedly originating on, under or from the Project or any Surrounding Property, from any Governmental Authority pursuant to any of the Environmental Laws.

(e)            Upon the Corporation becoming aware of the presence of, any release, or any threat of release of any Hazardous Substances on, under or from the Project or any Surrounding Property (whether or not caused by the Corporation), the Corporation shall immediately take all such actions to arrange for the assessment, monitoring, clean-up, containment, removal, remediation or restoration of the Project, but only to the extent that the presence of any originated on, under or from the Project as (i) are required pursuant to any of the Environmental Laws or by any Governmental Authority and (ii) may otherwise be advisable and reasonably requested by the Trustee or the Majority Owners.

(f)            The Corporation shall provide the Trustee, within thirty (30) days after a demand by the Trustee or the Majority Owners, with a bond, letter of credit or other similar financial assurance, in form and substance satisfactory to the Majority Owners evidencing to the satisfaction of the Majority Owners that the necessary financial resources are available to pay all costs associated with the aforementioned actions, the release of any lien against the Project, the release or other satisfaction of the liability, if any, of the Corporation arising under or related to any of the Environmental Laws and the satisfaction of any applicable environmental enforcement actions. The Trustee shall not be under any obligation to make such demand unless instructed in writing by the Majority Owners.

(g)            Upon request, the Trustee shall provide a copy of any notice to it from the Corporation under this Section 7.24 to each Significant Owner.

Section 7.26.       Payment of Taxes and Other Charges.

(a)            The Corporation shall, prior to the date on which any interest or penalties shall commence to accrue thereon, cause to be paid and discharged all taxes (including but not limited to ad valorem taxes), assessments, water and sewer rents and charges and all license or permit fees, levies, and governmental charges, payments in lieu of any of the foregoing, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever, which are or may have been, or may hereafter be, charged, assessed, levied, or imposed upon or against the Project, or any part thereof, by any lawful authority. The Corporation shall not suffer, and shall promptly cause to be paid and is charged, any lien or charge whatsoever which by any present or future law may be or become superior, or on a parity with or junior to, either in lien or in distribution out of the proceeds of any judicial sale, the lien of the Mortgage. The Corporation will cause to be paid, when due, all charges for utilities whether public or private.

(b)            Notwithstanding the foregoing, the Corporation may in good faith contest, by proper legal proceedings, the validity or amount of any such tax or charge, and may permit such tax or charge to remain unpaid during the period of such contest, provided (i) no Event of Default, or event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default, has occurred and is continuing; (ii) the Corporation maintains and prosecutes with diligence such contest; (iii) the Corporation shall pay such contested tax or charge and all costs and penalties, if any, and shall deliver to the Trustee a certificate signed by an Authorized Officer certifying that such amounts have been paid in full and accompanied by evidence of such payment promptly if such contest is terminated or determined adversely to the Corporation, and in any event prior to the date any portion of the Project may be sold or otherwise transferred because of non-payment of the tax or charge; and (iv) the Corporation shall deposit with the Trustee during such contest cash or a surety bond in the amount of such tax or unpaid charge plus interest and penalties anticipated to accrue thereon through the date reasonably estimated by the Corporation in good faith as the date by which resolution of such contest is expected, accompanied by the Corporation’s certification that such amount is in compliance with the requirements hereof and expressly acknowledging that such amounts may be used by the Trustee at the written direction of the Majority Owners (given at their discretion at any time). Notwithstanding any provision hereof to the contrary, at the written direction of the Majority Owners, which may be given at their election and discretion at any time, the Trustee shall use such cash or surety bond to pay the same, as so directed, prior to the date any of the Project may be sold or otherwise transferred because of non-payment of the tax or charge. The Trustee shall not be under any obligation to invest (or pay interest on) any such funds so deposited.

Section 7.27.       Advances by Trustee. If the Corporation fails to take out or maintain the full insurance coverage required by this Indenture, fails to pay the taxes and other charges required to be paid hereunder at or prior to the time they are required to be paid or fails to keep the Project in good order and repair and in safe condition or fails to perform any other obligation under this Indenture, the Trustee, upon prior written notice to the Corporation, except that such notice shall not be required if the Trustee determines in its sole discretion that delay will be materially prejudicial to its interests herein, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same, pay such taxes or other charges or make such repairs, renewals and replacements as may be necessary to maintain the Project in good order and repair and in safe condition, and pay such other amounts as are necessary to perform or cause to be performed the Corporation’s other obligations. All amounts so advanced therefor by the Trustee (at its sole election), together with interest at four percentage points over the rate of interest on the Bonds or at the highest rate permitted by law, whichever is less, shall become an additional obligation of the Corporation to the Trustee, which amounts the Corporation hereby agrees to pay (and which shall be deemed to be obligations described in Section 8.5 herein).

Section 7.28.       Restrictions on Encumbrance, Sale and Lease of Property.

(a)            The Corporation shall not, without the written consent of the Majority Owners, (i) encumber its title to any Property to secure indebtedness, (ii) sell, lease to others (except as permitted in Section 7.9, with the consent of the Majority Owners), loan or otherwise dispose of all or any portion of any Property or any interest therein or permit others to occupy any Property, or (iii) create or suffer to be created or permit the existence of any lien upon any Property, that would have a materially adverse effect on the operation of the Project.

(b)            The Corporation may dispose of equipment, furnishings and fixtures which have become obsolete, worn out or unnecessary for the operation of the Corporation provided replacements are made if needed to comply with Section 7.23 hereof.

(c)            The Corporation may transfer cash (other than amounts held in funds under the Indenture) in exchange for property or services in connection with its normal operations, except as otherwise limited by this Indenture.

(d)            If all or any portion of the Project is sold, disposed of, licensed, or otherwise transferred (the “Project Sale”) after the Series 2026B Termination Date but before [INSERT:the date that is twenty (20) years after the Closing Date], and any interest or principal was unpaid on the Series 2026B Termination Date, the net proceeds from the Project Sale shall be remitted to the Trustee for application to unpaid accrued interest and principal on the Series 2026B Bonds until paid in full. It is intended that this obligation remain a continuing obligation of the Corporation that survives the Series 2026B Termination Date and remains an obligation secured by the Mortgage.

Section 7.29.       Corporate Existence; Consolidation, Merger, Sale or Conveyance.

(a)            The Corporation hereby covenants to preserve its corporate existence and all its rights and licenses to the extent necessary or desirable in the operation of its business and affairs and be qualified to do business in each jurisdiction where its ownership of property or the conduct of its business requires such qualifications.

(b)            The Corporation covenants that it will not merge or consolidate with any other corporation, partnership, joint venture, business trust or other entity or sell or convey all or substantially all of its assets to any Person or take any actions that will affect the procedures by which the Corporation’s governing body is selected without the prior written consent of the Majority Owners.

Section 7.30.       [Reserved.]

Section 7.31.       Engineering Reports. On or before June 30 of every five-year period, commencing June 30, [2027], the Corporation shall provide to the Trustee and, upon request, to each Significant Owner an engineering report on the physical condition of the Project performed by an engineer satisfactory to the Majority Owners. The Corporation shall use its best efforts to implement any recommendations contained in the engineer’s report.

Section 7.32.       Covenant to be Bound by the Bond Documents. The Corporation agrees that it shall faithfully and timely perform all of its obligations under each Bond Document and agrees to be bound by the provisions of the Bond Documents. The Corporation will in all respects promptly and faithfully keep, perform and comply with all the terms, provisions, covenants and conditions of this Indenture and all other Bond Documents. It will not do or permit anything to be done, omit or refrain from doing anything where such action or non-action would be a ground for declaring a forfeiture or termination of this Indenture or any other Bond Document.

Section 7.33.       Compliance with Leases. The Corporation agrees that it shall faithfully and timely perform all of its obligations under any lease to which it is a party.

Section 7.34.       Additional Negative Covenants.

(a)            Remove Collateral. Other than in the ordinary course of its business, the Corporation will not remove or suffer the removal of any books or records relating to accounts receivable from the Project or remove from the facilities any part of the Trust Estate until after delivery to the Trustee of such certificates of value as required by the Trust Indenture Act and a Counsel’s Opinion addressed to the Trustee stating that all actions have been taken and all necessary documentation has been executed, delivered and filed, as applicable, as is necessary to maintain, perfect and confirm the first priority security interests granted herein.

(b)            Enter into sale/leaseback. The Corporation will not enter into any sale leaseback transaction with respect to the Project.

(c)            Restriction on Certain Investments. The Corporation shall not enter into any Hedge Contracts, reverse repurchase agreement or invest in any so called “inverse floaters” or enter into any other arrangement having the effect of leveraging its investments in securities. The Corporation shall not directly or indirectly invest in collateralized mortgage obligations or in any other investments the principal of or interest on which is defined through an ownership interest in an underlying pool of financial obligations that is not strictly ratable to all of the cash flows of the underlying pool.

ARTICLE 8.
FIDUCIARIES

Section 8.1.       Trustee Acceptance of Duties. The Trustee hereby accepts and agrees to execute the trusts specifically imposed upon it by this Indenture, but only upon the additional terms set forth in this Article 8, and no implied covenants or obligations whatsoever shall be read into this Indenture against the Trustee. Prior to the occurrence of an Event of Default and after the cure or waiver of any such Event of Default, the Trustee shall undertake to perform such duties and only such duties as are expressly and specifically set forth in this Indenture. Upon an Event of Default which has not been cured or waived, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would use under similar circumstances in the conduct of his or her own affairs. The Trustee shall be a bank or trust company organized under the laws of any state of the United States or a national banking association, and (a) shall have a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or (b) is a wholly-owned subsidiary of a  holding company having a consolidated capital and surplus of at least Fifty Million Dollars ($50,000,000) and authorized by law to perform all the duties imposed upon it by this Indenture.

Section 8.2.         Paying Agents; Appointment and Acceptance of Duties. (a)  The Corporation shall, subject to the requirements of Section 7.2, appoint one or more Paying Agents for the Bonds. The Trustee may be appointed to act as Paying Agent notwithstanding that it may then be acting in the capacity of the Trustee.

(b)            Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Indenture by written instrument of acceptance deposited with the Corporation and the Trustee.

(c)            The Corporation will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(i)          hold all sums held by it for the payment of principal of (and premium, if any) or interest on the Bonds in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein expressly provided; and

(ii)         at any time during the continuance of any default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d)            The designated trust office of the Paying Agent is hereby designated as the respective agencies of the Corporation for the payment of the principal or Redemption Price of and interest on the Bonds. Except in the event the Trustee shall be the Paying Agent hereunder, the Trustee shall not be responsible for the use or application of any money received by any Paying Agent.

Section 8.3.         Responsibilities of the Fiduciaries. (a)  The recitals of fact herein and in the Bonds and the statements and information in any disclosure provided pursuant to sale of the Bonds shall be taken as the statements of the Corporation, the Corporation or other applicable party and no Fiduciary assumes or shall in any respect is deemed to have assumed any responsibility or liability for the accuracy, completeness or correctness of the same. No Fiduciary shall be deemed to make any representations as to the validity or sufficiency of this Indenture or of any Bonds issued hereunder or in respect of the security afforded by this Indenture, and no Fiduciary shall incur any responsibility in respect thereof. No Fiduciary shall have any responsibility or duty with respect to the issuance of the Bonds or the application of the proceeds thereof or the application of any moneys paid to the Corporation. The Trustee shall keep proper books of record and account pursuant to and in accordance with Section 7.8. Except with respect to actions required to be taken by the Trustee pursuant to Section 11.10 upon the occurrence of an Event of Default (as defined in Section 11.1), no Fiduciary shall be under any obligation or duty to perform any act which would cause the Fiduciary to incur or be subject to any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own moneys. No Fiduciary shall be liable in connection with the performance of its duties hereunder except for its own gross negligence or willful misconduct. No Fiduciary shall be under any responsibility or duty with respect to the application of any moneys paid to any one of the others. The permissive right of a Fiduciary to do things enumerated in this Indenture shall not be construed as a duty.

(b)            The Trustee makes no representation of warranty, express or implied, as to the title, value, design, compliance with specifications or legal requirements, quality, durability, operation, condition, merchantability for any particular purpose for the use contemplated by the Corporation of the Project. In no event shall a Fiduciary be liable for incidental, indirect, special or consequential damages in connection with or arising from this Indenture for the existence, furnishing or use of the Project.

(c)            The Trustee (i) is hereby authorized and directed to execute and deliver an [amendment or restatement or new version of that certain Recognition, Attornment and Assent to Leasehold Mortgage Agreement dated as of June 30, 2005 among the Corporation, National Railroad Passenger Corporation and the Trustee,] which has been provided to it by the Corporation, and (ii) is hereby authorized to execute and deliver any further documents and take such actions from time to time pursuant to the terms of such documents as it may deem necessary or appropriate and consistent with the terms of this Indenture. The Trustee has no responsibility for the validity or sufficiency of the terms of such documents.

Section 8.4.         Evidence on Which Fiduciaries May Act. (a)  The Trustee and any Paying Agent shall be protected in acting upon any Officer’s Certificate, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other paper or document believed by it to be genuine, and to have been signed or presented by the proper party or parties. Any Fiduciary may consult with counsel, who may or may not be counsel to the Corporation, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this resolution in good faith and in accordance herewith.

(b)            Whenever any Fiduciary shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action under this Indenture, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of an Officer’s Certificate, and such certificate shall be full warrant for any action taken, suffered or omitted in good faith under the provisions of this Indenture upon the faith thereof, but in its discretion such Fiduciary may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

(c)            Except as otherwise expressly provided in this Indenture, any request, order, notice or other direction required or permitted to be furnished pursuant to any provision thereof by the Corporation to any Fiduciary shall be sufficiently executed if executed in the name of the Corporation by an Authorized Officer.

(d)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondowners pursuant to this Indenture, unless such Bondowners shall have offered to the Trustee compensations, reimbursement of its reasonable attorneys’ fees and costs, and security or indemnity satisfactory to it against further costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney.

(f)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or receivers and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(g)            The Trustee shall not be deemed to have knowledge of an Event of Default unless it has actual knowledge thereof at its office where the funds and accounts established under this Indenture are administered.

(h)            The Trustee shall have no responsibility with respect to any information, statement, or recital in any official statement, offering memorandum or any other disclosure material prepared or distributed with respect to the Bonds.

(i)            Anything to the contrary notwithstanding, the Trustee shall not be required to enter, take possession of, or take any other action whatsoever with respect to the Project unless the Trustee is satisfied that the Trustee will not be subject to any liability under any local, state or federal environmental laws or regulations of any kind whatsoever or from any circumstances present at the Project relating to the presence, use, management, disposal of, or contamination by any environmentally hazardous materials or substances of any kind whatsoever.

Section 8.5.         Compensation. The Corporation shall pay to the Trustee and each Paying Agent from time to time compensation for all services rendered under this Indenture, and also all reasonable expenses, charges, counsel fees and other disbursements, including those of its attorneys, agents and employees, incurred in and about the performance of their powers and duties under this Indenture. In addition, the Corporation shall pay the Trustee’s reasonable compensation and reimburse its reasonable expenses, including attorneys’ and agent’s fees, for any extraordinary services performed in the exercise of its powers and duties under this Indenture. The Corporation further agrees to indemnify and save the Trustee and each Paying Agent harmless against any claims, liabilities, costs or expenses, including fees and expenses of its attorneys which any of them may incur in the exercise and performance of its powers and duties hereunder, and which are not due to the gross negligence or willful misconduct of such Fiduciary. The Corporation’s obligations shall survive the termination or discharge of this Indenture. To secure the payment or reimbursement to the Trustee provided for in this Section, the Trustee shall have a senior claim, to which the liens securing the bonds are made subordinate, on all money or property held or collected by the Trustee.

Section 8.6.         Permitted Acts and Functions. The Trustee and any Paying Agent may buy, own, hold and sell (including acting as an underwriter in respect of) any bonds, coupons or notes of the Corporation, whether heretofore or hereafter issued or created; and may engage or be interested in any financial or other transaction with the Corporation, with like effect and with the same rights it would have if it were not such Fiduciary. Any Fiduciary may act as depository for, and permit any of its officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of Bondowners or to effect or aid in any reorganization growing out of the enforcement of the Bonds or this Indenture, whether or not any such committee shall represent the Owners of a majority in Principal Amount of the Bonds then Outstanding.

Section 8.7.         Replacement of Trustee. (a)  The Trustee may resign by notifying the Corporation in writing at least 60 days prior to the proposed effective date of the resignation. The Majority Owners may remove the Trustee upon prior written notice to the Trustee and the Corporation and may appoint a successor Trustee. The Corporation may remove the Trustee at any time with or without cause by notice in writing delivered to the Trustee 60 days prior to the proposed removal date; provided, however, that the Corporation shall have no right to remove the Trustee during any time when an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the Trustee shall not be substituted without a written confirmation from each Rating Agency maintaining a rating on the Bonds (if any) at the request of the Corporation to the effect that such substitution will not cause the withdrawal or reduction of such rating.

(b)            Neither the Corporation nor any other obligor on the Bonds, nor any person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee hereunder.

(c)            No resignation or removal of the Trustee under this Section shall be effective until a new Trustee has taken office.

(d)            If the Trustee resigns or is removed or for any reason is unable or unwilling to perform its duties under this Indenture, the Majority Owners shall promptly appoint a successor Trustee.

(e)            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Owners of 25% in aggregate principal amount of Bonds Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            If the Trustee fails to comply with the last sentence of Section 8.1, the Owners of 25% in aggregate principal amount of Bonds Outstanding may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately thereafter, the retiring Trustee shall transfer, in strict compliance with the terms thereof, all property held by it as Trustee to the successor Trustee and the resignation or removal of the retiring Trustee shall then (but only then) become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

(h)            If a Trustee is not performing its duties hereunder and a successor Trustee does not take office within 60 days after the retiring Trustee delivers notice of resignation or the Corporation delivers notice of removal, the retiring Trustee, the Corporation or the Majority Owners may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(i)            Notwithstanding the replacement of the Trustee, the Corporation’s obligations under Section 8.5 shall continue for the benefit of the retiring Trustee.

Section 8.8.         Successor Trustee or Agent by Merger. If the Trustee or any Paying Agent consolidates with, merges or converts into, or transfers all or substantially all its assets (or, in the case of a national association bank or trust company, its corporate trust assets) to, another corporation, bank, or national association, the resulting, surviving or transferee corporation, bank, or national association without any further act shall be the successor Trustee or Paying Agent.

Section 8.9.         Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of Sections 310(a)(1), (2) and (5) of the Trust Indenture Act. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.10.       Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Corporation, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Corporation.

Section 8.11.       Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent and any other agent as appointed to perform duties or obligations under this Indenture, under a Supplemental Indenture, or in any combination of such capacities, to the extent permitted by law.

Section 8.12.       Resignation or Removal of Paying Agents and Appointment of Successors. (a)  Any Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days’ written notice to the Corporation and the Trustee. Any Paying Agent may be removed at any time by an instrument filed with such Fiduciary and the Trustee and signed by an Authorized Officer. Any initial or successor Paying Agent acceptable to the Majority Owners shall be appointed by the Corporation and shall be a bank or trust company organized under the laws of any state of the United States or a national banking association, having capital and surplus aggregating at least Five Million Dollars ($5,000,000), and willing and able to accept the office of Paying Agent on reasonable and customary terms and authorized by law to perform all the duties imposed upon it by this Indenture.

(b)            In the event of the resignation or removal of any Paying Agent, such Paying Agent shall pay over, assign and deliver any moneys held by it to its successor, or if there be no successor then appointed, to the Trustee until such successor be appointed.

(c)            Notwithstanding the replacement of the Paying Agent, the Corporation’s obligations under Section 8.5 shall continue for the benefit of the retiring Paying Agent.

Section 8.13.       Co-Trustees. (a)  It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section shall govern the appointment of separate or co-trustees.

(b)            The Trustee may, in its discretion, appoint one or more additional individuals or institutions as separate or co-trustees by written instrument. The Trustee may from time to time, in writing, prescribe the powers, duties and rights of each separate or co-trustee and may remove any such separate or co-trustee. Each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall, to the extent provided by the Trustee, be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable the separate or co-trustee to exercise the powers, rights and duties so provided by the Trustee, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either the Trustee or such separate or co-trustee.

(c)            Should any deed, conveyance or other instrument from the Corporation be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, owners, trusts, duties and obligations, any and all such deeds, conveyances and other instruments shall on request, be executed, acknowledged and delivered by the Corporation. If any separate trustee or co-trustee, or their successor, dies, becomes incapable of acting, resigns, or otherwise ceases to serve, then, so far as permitted by law, the powers and duties of such separate trustee or co-trustee shall vest in, and be exercised by, the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

Section 8.14.       Continuing Disclosure.

(a)            The Corporation has undertaken all responsibility for compliance with continuing disclosure requirements. The Trustee hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement applicable to it as Trustee. Notwithstanding any other provision of this Indenture, failure of the Corporation or the Trustee to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default nor, with respect to the Trustee, any breach of its duties; however, the Trustee may (and, at the request of any Participating Underwriter or the Owners of at least 25% in aggregate principal amount of Outstanding Bonds, upon receipt of compensation and payment of its fees and expenses, including attorneys’ fees, shall) or any Bondowner may take such actions as may be necessary and, appropriate, including seeking mandate or specific performance by court order, to cause the Corporation to comply with its obligations.

(b)            The Trustee shall transmit to Bondowners such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

ARTICLE 9.
SUPPLEMENTAL INDENTURE

Section 9.1.         Supplemental Indentures Effective Without Consent of Bondowners. The Corporation may adopt, without the consent of or notice to Bondowners, at any time or from time to time Supplemental Indentures for any one or more of the following purposes, and any such Indenture or Supplemental Indenture shall become effective in accordance with its terms upon the filing with the Trustee of a copy thereof certified by an Authorized Officer:

(a)            To add additional covenants and agreements of the Corporation for the purpose of further securing the payment of the Bonds, provided such additional covenants and agreements are not contrary to or inconsistent with the covenants and agreements of the Corporation contained in this Indenture;

(b)            To prescribe further limitations and restrictions upon the issuance of Bonds and the incurring of indebtedness by the Corporation;

(c)            To surrender any right, power or privilege reserved to or conferred upon the Corporation by the terms of this Indenture, provided that no such surrender is contrary to or inconsistent with the covenants and agreements of the Corporation contained in this Indenture;

(d)            To confirm as further assurance any pledge under, and the subjection to any lien, claim or pledge created or to be created by, the provisions of this Indenture;

(e)            To modify any of the provisions of this Indenture or any previously adopted Supplemental Indenture in any other respects, provided that such modifications shall not be effective until after all Bonds Outstanding as of the date of adoption of such Indenture or Supplemental Indenture shall cease to be Outstanding, and all Bonds issued after the date of adoption of such Indenture shall contain a specific reference to the modifications contained in such Indenture; or

(f)            To amend this Indenture to add such provisions as may be necessary or advisable in connection with the substitution of any supplemental security; provided that any such modification does not materially adversely affect interests of any Bondowners.

Section 9.2.         Supplemental Indenture Effective with Consent of Bondowners. The provisions of this Indenture may be modified at any time or from time to time supplemented by a Supplemental Indenture, subject to the consent of Bondowners in accordance with and subject to the provisions of Article 10 hereof.

Section 9.3.         General Provisions Relating to Indenture and Supplemental Indentures. (a)  This Indenture shall not be modified or amended in any respect except in accordance with and subject to the provisions of this Article 9 and Article 10. Nothing contained in this Article 9 or Article 10 shall affect or limit the right or obligations of the Corporation to adopt, make, do, execute or deliver any resolution, act or other instrument pursuant to the provision of Section 7.3 hereof or the right or obligation of the Corporation to execute and deliver to the Trustee or any Paying Agent any instrument elsewhere in this Indenture provided or permitted to be delivered to the Trustee or any Paying Agent.

(b)            A copy of every Indenture and Supplemental Indenture adopted by the Corporation when filed with the Trustee shall be accompanied by a Counsel’s Opinion addressed to the Trustee and the Corporation stating that such Indenture or Supplemental Indenture has been duly and lawfully adopted in accordance with the provisions of this Indenture, is authorized or permitted by this Indenture and is valid and binding upon the Corporation and enforceable in accordance with its terms, except as to enforcement of remedies which may be limited by bankruptcy, insolvency or other laws or equitable principles affecting the enforcement of creditors’ rights generally, and, if applicable, is not materially adverse to the interests of any Bondowners.

(c)            The Trustee is hereby authorized to accept delivery of a certified copy of any Supplemental Indenture permitted or authorized pursuant to the provisions of this Indenture and to make all further agreements and stipulations which may be contained therein, and, in taking such action, the Trustee shall be fully protected in relying on Counsel’s Opinion that such Supplemental Indenture is authorized or permitted by the provisions of this Indenture.

(d)            No Indenture or Supplemental Indenture changing, amending or modifying any of the rights or obligations of the Trustee or any Paying Agent may be adopted by the Corporation without the written consent of such Fiduciary affected thereby.

ARTICLE 10.
AMENDMENTS OF INDENTURE

Section 10.1.       Powers of Amendment. Any modification or amendments of this Indenture and of the rights and obligations of the Corporation and of the Owners of the Bonds in any particular, may be made by a Supplemental Indenture, with, except as provided in Section 9.1 hereof, the written consent given as hereinafter provided in Section 10.2, of the Majority Owners at the time such consent is given; provided, however, that if any such modification or amendment will, by its terms, not take effect so long as any Bonds remain Outstanding, the consent of the Owners of the Bonds shall not be required and such Bonds shall not be deemed to be Outstanding for the purpose of any calculation of the Principal Amount of Outstanding Bonds under this Section. In the event that the Supplemental Indenture shall contain provisions which affect the rights and interests of less than all series of Bonds Outstanding, then the Owners of not less than a majority of the aggregate Principal Amount of the series of Bonds which are affected by such changes shall have the right from time to time to consent to and approve the execution by the Corporation of any Supplemental Indenture deemed necessary or desirable by the Corporation for the purposes of modifying, altering, amending, supplementing or rescinding, in any particular, any of the terms or provisions contained in the Indenture and affecting only the Bonds of such series; provided, however, unless approved by the Owners of all the Bonds of all the affected series then Outstanding adversely affected by such change, nothing herein shall permit or be construed as permitting such items as further provided in Section 10.1 hereof. No such modification or amendment shall (i) permit a change in the terms of redemption or maturity of the principal of any Outstanding Bond or of any installment of interest thereon, (ii) cause a reduction in the Principal Amount or the Redemption Price thereof or in the rate of interest thereon, (iii) effect a privilege or priority of any Bond or Bonds over any other Bond or Bonds, (iv) reduce the percentage of the principal amount of the Bonds required for consent to such amendment or supplement, or (v) create a lien ranking prior to or on a parity with the lien of this Indenture on the property described in the Granting Clauses of this Indenture (other than for parity indebtedness as provided herein) without the consent of all Owners that are adversely affected. The Trustee may in its discretion determine whether or not in accordance with the foregoing provisions Bonds of any particular maturity would be affected by any modification or amendment of this Indenture and any such determination shall be binding and conclusive on the Corporation and all Owners of Bonds. The Trustee may receive an opinion of counsel, including Counsel’s Opinion, as conclusive evidence as to whether Bonds of any particular maturity of such series would be so affected by any such modification or amendment of this Indenture.

Section 10.2.       Consent of Bondowners. The Corporation may at any time adopt a Supplemental Indenture making a modification or amendment permitted by the provisions of Section 10.1 to take effect when and as provided in this Section. A copy of such Supplemental Indenture (or brief summary thereof) together with a request to Bondowners for their consent thereto (in form satisfactory to the Trustee) by the Corporation to Bondowners, shall be mailed by the Corporation, or the Trustee on its behalf, by first class mail, postage prepaid to the Owners of all Outstanding Bonds. Such Supplemental Indenture shall not be effective unless and until (a) there have been filed with the Trustee (i) the written consents of Owners of the percentages of Outstanding Bonds specified in Section 10.1 and (ii) a Counsel’s Opinion stating that such Supplemental Indenture has been duly and lawfully adopted and filed by the Corporation in accordance with the provisions of this Indenture, is authorized or permitted by this Indenture, and is valid and binding upon the Corporation and enforceable in accordance with its terms, and (b) a notice shall have been given as hereinafter provided in this Section. Any consent or other instrument required by this Indenture to be signed by an Owner may be in any number of concurrent documents and may be signed by an Owner, by the Owner’s agent appointed in writing or by the beneficial owner of such Bonds. Proof of the execution of such instrument or of the instrument appointing an agent and of the ownership of Bonds, if made in the following manner, shall be conclusive for any purposes of this Indenture with regard to any action taken by the Trustee under the instrument:

(a)            The fact and date of a person’s signing an instrument may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within that jurisdiction that the person signing the writing acknowledged before the officer the execution of the writing, or by an affidavit of any witness to the signing.

(b)            The fact of ownership of Bonds, the amount or amounts, numbers and other identification of such Bonds and the date of holding shall be proved by the Bond Register.

(c)            The fact of beneficial ownership of the Bonds, the amount or amounts, numbers and other identification of such Bonds and the date of holding will be proved by the certificates delivered to the Trustee pursuant to this Indenture.

(d)            At any time thereafter notice stating in substance that the Supplemental Indenture (which may be referred to as a Supplemental Indenture adopted by the Corporation on a stated date, a copy of which is on file with the Trustee) has been consented to by the Owners of the required percentages of Bonds and will be effective as provided in this Section, may be given to Bondowners by the Corporation by mailing such notice to Bondowners (but failure to make such notice shall not prevent such Supplemental Indenture from becoming effective and binding as in this Section provided) not more than ninety (90) days after the Owners of the required percentages of Bonds shall have filed their consents to the Supplemental Indenture and the written statement of the Corporation hereinabove provided for is filed. The Corporation shall file with the Trustee proof of the mailing of such notice. A transcript, consisting of the papers required or permitted by this Section to be filed with the Trustee, shall be proof of the matters therein stated. Such Supplemental Indenture making such amendment or modification shall be deemed conclusively binding upon the Corporation, each Fiduciary and the Owners of all Bonds at the expiration of thirty (30) days after the filing with the Trustee of the proof of the mailing of such last mentioned notice, except in the event of a final decree of a court of competent jurisdiction setting aside such Supplemental Indenture in a legal action or equitable proceeding for such purpose commenced within such thirty (30) day period; provided, however, that the Corporation during such thirty (30) day period and any such further period during which any such action or proceeding may be pending shall be entitled in their absolute discretion to take such action, or to refrain from taking such action, with respect to such Supplemental Indenture as they may deem expedient.

Section 10.3.       Modifications by Unanimous Consent. The terms and provisions of this Indenture and the rights and obligations of the Corporation and of the Owners of the Bonds thereunder may be modified or amended in any respect upon the adoption and filing by the Corporation of a supplemental Indenture and the consent of the Owners of all of the Bonds then Outstanding, such consent to be given as provided in Section 10.2, except that no notice to Bondowners shall be required.

Section 10.4.       Mailing. Any provision in this Article for the mailing of a notice or other document to Bondowners shall be fully complied with if such notice or document is mailed postage prepaid only (i) to each Owner of Bonds then Outstanding at his or her address, appearing upon the registration books held by the Trustee and (ii) to the Trustee.

Section 10.5.       Exclusion of Bonds. Bonds owned or held by or for the account of the Corporation shall not be deemed Outstanding for the purpose of consent or other action or any calculation of the Principal Amount of Outstanding Bonds provided for in this Article, and the Corporation shall not be entitled with respect to such Bonds to give any consent or take any other action provided for taken under this Article. The Corporation shall furnish the Trustee a certificate of an Authorized Officer, upon which the Trustee may rely, describing all Bonds so to be excluded.

Section 10.6.       Notation on Bonds. Bonds delivered after the effective date of any action taken as in Article 9 or this Article provided may, and if the Corporation so determines shall, bear a notation by endorsement or otherwise in form approved by the Corporation and the Trustee as to such action, arid in that case upon demand of the Owner of any Bond Outstanding at such effective date and upon presentation of his Bond for the purpose at the designated office of the Trustee, suitable notation shall be made on such Bond by the Trustee as to any such action. If the Corporation or the Trustee shall so determine, new Bonds so modified as in the opinion of the Trustee and the Corporation to conform to such action shall be prepared and delivered, and upon demand of the Owner of any Bond then Outstanding shall be exchanged, upon surrender of such Bonds.

ARTICLE 11.
DEFAULTS AND REMEDIES

Section 11.1.       Events of Default. Each of the following events is hereby declared an “Event of Default”:

(a)            the Corporation shall fail to make payment of the principal or Redemption Price of, or Sinking Fund Installment on, any Bond from the Trust Estate after the same shall become due, whether at maturity or upon call for redemption, or otherwise in accordance with its terms; or

(b)            the Corporation shall fail to make payment of interest on any Bond from the Trust Estate when and as the same shall become due in accordance with its terms; or

(c)            the Corporation shall fail or refuse to comply with the provisions of the Act or shall default in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture, any Supplemental Indenture, the Mortgage or in the Bonds contained, and such default shall continue for a period of ninety (90) days after written notice thereof by the Trustee or the Owners of not less than twenty-five percent (25%) in Principal Amount of the Outstanding Series 2026A Bonds (and if no Series 2026A Bonds are then Outstanding, then the Series 2026B Bonds); or

(d)            if any event of default occurs under the Mortgage; or

(e)            if the Corporation shall have applied for or consented to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets; admitted in writing the inability to pay its debts as they mature; made a general assignment for the benefit of creditors; been the subject of an order for relief under the Federal Bankruptcy Code, or been adjudicated a bankrupt, or filed a petition or an answer seeking reorganization, liquidation or any arrangement with creditors or taken advantage of any insolvency law, or submitted an answer admitting the material allegations of a petition in bankruptcy, reorganization, liquidation or insolvency proceedings; or an order, judgment or decree shall have been entered, without the application, approval or consent of the Corporation by any court of competent jurisdiction approving a petition seeking reorganization of the Corporation or appointing a receiver, trustee or liquidator of a substantial part of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or filed a voluntary petition in bankruptcy or failed to remove an involuntary petition in bankruptcy filed against it within sixty (60) days of the filing thereof; or

(f)            if a final judgment for an amount in excess of $150,000 shall be entered after the date of this Indenture and shall be outstanding against the Corporation for any period of sixty (60) days or more from the date of its entry and shall not have discharged in full or stayed pending appeal; or

(g)            if the Corporation is without casualty insurance as required by Section 7.16 herein; provided, however, immediately upon obtaining the coverage required by such Section 7.16, the Corporation shall no longer be declared to be in default hereunder; or

(h)            there are insufficient moneys in the Revenue Fund on any monthly disbursement date to make the monthly deposits required by Section 5.6(d) hereof.

Section 11.2.       Remedies.

(a)            Upon the happening and continuance of any Event of Default specified in Section 11.1, then, and in each such case, the Trustee may, and upon the written request of the Majority Owners, shall declare all Bonds due and payable; provided, however, upon the happening and continuance of an Event of Default specified in clause (e) of Section 11.1, all Bonds shall become immediately due and payable without any action by the Trustee or the Majority Owners.

(b)            Upon the happening and continuance of any Event of Default specified in Section 11.1, then, and in each such case, the Trustee may proceed, and upon the written request of the Majority Owners shall, subject to Section 8.4 hereof, proceed in its own name, to protect and enforce its rights and the rights of the Bondowners by such of the following remedies as the Trustee shall deem most effectual to protect and enforce such rights:

(i)          by suit, action or proceeding, enforce all rights of the Bondowners hereunder, or at law or in equity, including the right to require the Corporation to receive and collect Revenues adequate to carry out the covenants and agreements as to, and pledge of, such Revenues, and to require the Corporation to carry out any other covenant or agreement with Bondowners and to perform its duties under the Act;

(ii)         by bringing suit upon the Bonds;

(iii)        by action or suit, require the Corporation to account as if the Corporation were the trustee of an express trust for the Owners of the Bonds hereunder;

(iv)        by action or suit, enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of the Bonds; and

(v)         by enforcement of any remedy provided by the Mortgage.

(c)            The Bondowners of not less than a majority in principal amount of the Bonds of any series may on behalf of the Bondowners of all the Bonds of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(i)          in the payment of the principal of (or premium, if any) or interest on any Bond of such series, or

(ii)         in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Bondowner of each outstanding Bond of such series affected.

(d)            The Trustee may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Bondowners on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Bondowners remain Bondowners after such record date; provided, that unless such majority in principal amount shall have waived such default prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Bondowner be cancelled and of no further effect.

(e)            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(f)            In the enforcement of any remedy under this Indenture, the Trustee shall be entitled to sue for, enforce payment on and receive any and all amounts then or during any default becoming, and any time remaining, due from the Corporation for principal, Redemption Price, interest or otherwise, under any provision of this Indenture or of the Bonds, and unpaid, with interest on overdue payments at the rate or rates of interest specified in the Bonds, together with any and all costs and expenses of collection and of all proceedings hereunder and under the Bonds, including reasonable attorneys’ fees, without prejudice to any other right to remedy of the Trustee or of the Bondowners, and to recover and enforce judgment or decree against the Corporation for any portion of such amounts remaining unpaid, with interest, costs and expenses, and to collect from any moneys available for such purpose, in any manner provided by law, the moneys adjudged or decreed to be payable.

Section 11.3.       Priority of Payments after an Event of Default. In the event that the funds held by the Trustee and Paying Agents shall be insufficient for the payment of principal or Redemption Price of and interest then due on the Bonds, such funds (other than funds held for the payment or redemption of particular Bonds which have theretofore become due at maturity or by call for redemption) and any other moneys received or collected by the Trustee acting pursuant to the Act and this Article 11, after making provision for the payment of any expenses necessary in the opinion of the Trustee to protect the interests of the Owners of the Bonds, and for the payment of the fees, charges and expenses and liabilities incurred and advances made by the Trustee in the performance of its duties under this Indenture, including reasonable attorneys’ fees, shall be applied as follows:

(a)            Unless the principal of all the Bonds shall not have become or have been declared due and payable,

First: To the payment to the persons entitled thereto of all installments of interest then due on the Series 2026A Bonds in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment, then to the payment thereof ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference; and

Second: To the payment to the persons entitled thereto of the unpaid Principal Amounts or Redemption Price of any Series 2026A Bonds which shall have become due, whether at maturity or by call for redemption, in the order of their due dates and, if the amounts available shall not be sufficient to pay in full all the Series 2026A Bonds due on any date, then to the payment thereof ratably, according to the amounts of Principal Amounts or Redemption Price due on such date, to the persons entitled thereto, without any discrimination or preference; and

Third: To the payment to the persons entitled thereto of all installments of interest then due on the Series 2026B Bonds in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment, then to the payment thereof ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference; and

Fourth: To the payment to the persons entitled thereto of the unpaid Principal Amounts or Redemption Price of any Series 2026B Bonds which shall have become due, whether at maturity or by call for redemption, in the order of their due dates and, if the amounts available shall not be sufficient to pay in full all the Series 2026B Bonds due on any date, then to the payment thereof ratably, according to the amounts of Principal Amounts or Redemption Price due on such date, to the persons entitled thereto, without any discrimination or preference.

(b)            If the principal of all of the Bonds shall have become or have been declared due and payable, first, to the payment of the principal of and interest then due and unpaid upon the Series 2026A Bonds without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Series 2026A Bond over any other Series 2026A Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or preference and second, after the Series 2026A Bonds are paid in full, to the payment of the principal of and interest then due and unpaid upon the Series 2026B Bonds without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Series 2026B Bond over any other Series 2026B Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or preference.

(c)            Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section, such moneys shall be applied by the Trustee at such times, and from time to time, as the Trustee in its sole discretion shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional money becoming available for such application in the future; the deposit of such moneys with the Paying Agents, or otherwise setting aside such moneys in trust for the proper purpose, shall constitute proper application by the Trustee and the Trustee shall incur no liability whatsoever to the Corporation, to any Bondowner or to any other person for any delay in applying any such moneys, so long as the Trustee acts with reasonable diligence, having due regard for the circumstances, and ultimately applies the same in accordance with such provisions of this Indenture as may be applicable at the time of application by the Trustee. Whenever the Trustee shall exercise such discretion in applying such moneys, it shall fix the date (which shall be an Interest Payment Date unless the Trustee shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate for the fixing of any such date. The Trustee shall not be required to make payment to the Owner of any unpaid Bond unless such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Section 11.4.       Termination of Proceedings. In the case any proceeding taken by the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason, then in every case the Corporation, the Trustee and the Bondowners shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceeding had been taken.

Section 11.5.       Bondowners’ Direction of Proceedings. Anything in this Indenture to the contrary notwithstanding, the Owners of a majority in Principal Amount of the Bonds then Outstanding shall have the right, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the method of conducting all remedial proceedings to be taken by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law or the provisions of this Indenture and that the Trustee shall have the right to decline to follow any direction which in the opinion of the Trustee would be unjustly prejudicial to Bondowners not parties to such direction or would involve the Trustee in personal liability.

Section 11.6.       Limitations on Rights of Bondowners. (a)  No Owner of any Bond shall have any right to institute any suit, action or other proceedings hereunder, or for the protection or enforcement of any right under this Indenture or any right under law, unless such Owner shall have given to the Trustee written notice of the Event of Default or breach of duty on account of which suit, action or proceeding is to be taken, and unless the Owners of not less than twenty-five percent (25%) in Principal Amount of the Bonds then Outstanding shall have made written request of the Trustee after the right to exercise such powers or right of action, as the case may be, shall have accrued, and shall have afforded the Trustee a reasonable opportunity either to proceed to exercise the powers herein granted or granted under law or to institute such action, suit or proceeding in its name and unless, also, there shall have been offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have refused or neglected to comply with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case at the option of the Trustee to be conditions precedent to the execution of the powers under this Indenture or for any other remedy hereunder or under law and no direction inconsistent with such written request has been given to the Trustee within such period of time by the Owners of twenty-five percent (25%) of the principal amount of the Bonds then Outstanding. It is understood and intended that no one or more Owners of the Bonds hereby secured shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under law with respect to the Bonds or this Indenture, except in the manner herein provided, and that all proceedings shall be instituted, had and maintained in the manner herein provided and for the benefit of all Owners of the Outstanding Bonds. Notwithstanding the foregoing provisions of this Section or any other provisions of this Article 11, the obligation of the Corporation shall be absolute and unconditional to pay the principal and Redemption Price of and interest on the Bonds to the respective Owners thereof at the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such Owners to enforce such payment.

(b)            Anything to the contrary contained in this Section or any other provision of this Indenture notwithstanding, each Owner of any Bond by his acceptance thereof shall be deemed to have agreed that any court in its discretion may require, in any suit for the enforcement of any right or remedy under the Indenture or any Supplemental Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing of any party litigant in such suit of an undertaking to pay the reasonable costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in any such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant; but the provisions of this paragraph shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondowner, or group of Bondowners, holding at least twenty-five percent (25%) in Principal Amount of the Bonds Outstanding, or to any suit instituted by any Bondowner for the enforcement of the payment of the principal or Redemption Price of or interest on any Bond on or after the respective date thereof expressed in such Bond.

Section 11.7.       Possession of Bonds by Trustee Not Required. All rights of action under this Indenture or under any of the Bonds, enforceable by the Trustee, may be enforced by it without possession of any of the Bonds or the production thereof in the trial or other proceeding relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Owners of such Bonds, subject to the provisions of this Indenture. The Trustee is hereby appointed the agent and attorney-in-fact of the Bondowners hereunder for the purpose of filing any claims related to the Bonds, including but not limited to, tort claims and proofs of claims regarding bankruptcy matters.

Section 11.8.       Remedies Not Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the Owners of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 11.9.       No Waiver of Default. No delay or omission of the Trustee or of any Owner of the Bonds to exercise any right of power accruing upon any default shall impair any such right of power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Indenture to the Trustee and the Owners of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.

Section 11.10.     Notice of Event of Default. The Trustee shall give to the Bondowners and the Corporation notice of each Event of Default hereunder known to the Trustee within thirty (30) days after knowledge of the occurrence thereof, unless such Event of Default shall have been remedied or cured before the giving of such notice; provided that, except in the case of (i) default in any payment of the principal or Redemption Price of, or interest on any of the Bonds, or (ii) in the making of any payment required to be made into the Debt Service Fund or the Debt Service Reserve Fund, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Bondowners. Each such notice of Event of Default shall be given by mailing written notice thereof to all registered Owners of Bonds, as the names and address of such Owners appear upon the books of registration as kept by the Trustee.

ARTICLE 12.
EXECUTION OF INSTRUMENTS BY BONDOWNERS
AND PROOF OF OWNERSHIP OF BONDS

Section 12.1.       Evidence of Signatures of Bondowners and Ownership of Bonds. (a)  Any request, direction, consent, revocation of consent, or other instrument in writing required or permitted by this Indenture to be signed or executed by Bondowners may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bondowners in person or by their attorneys or agents appointed by an instrument in writing for that purpose. Proof of the execution of any such instrument, or of any instrument appointing any such attorney or agent, and of the holding and ownership, of Bonds shall be sufficient for any purpose of this Indenture (except as otherwise herein provided), if made in the following manner: The fact and date of the execution by any Bondowner or his attorney or agent of any such instrument and of any instrument appointing any such attorney or agent, may be proved by delivery of a certificate, which need not be acknowledged or verified, of an officer of any bank, trust company, or investment banking firm or of any notary public, or other officer authorized to take acknowledgments. Where any such instrument is executed by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate shall also constitute sufficient proof of his authority.

(b)            Nothing contained in this Article shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may seem sufficient. Any request or consent of the Owner of any Bond shall bind every future Owner of the same Bond in respect of anything done or suffered to be done by the Corporation, the Trustee or any Paying Agent pursuant to such request or consent. The ownership of the Bonds shall be proved by the Bond Register.

ARTICLE 13.
DEFEASANCE

Section 13.1.       Defeasance.

(a)            If the Corporation shall pay or cause to be paid, or there shall otherwise be paid, to the Owners of all of the Bonds then Outstanding, the principal of and interest on and Redemption Price, if any, to become due thereon, at the times and in the manner stipulated therein and in this Indenture, then and in that event the covenants, agreements and other obligations of the Corporation to the Bondowners shall be discharged and satisfied. In such event, the Trustee shall, upon request of the Corporation, execute and deliver to the Corporation all such instruments as may be reasonably requested by the Corporation to evidence such release and discharge and the Trustee and the Paying Agents shall pay over to deliver to the Corporation all moneys or securities held by them pursuant to the Indenture which are not required for the payment or redemption of Bonds not theretofore surrendered for such payment of any amounts owed to the Trustee or for the payment or redemption.

(b)            If the Corporation shall pay or cause to be paid, or there shall otherwise be paid, to the Owners of the Bonds then Outstanding, the principal of and interest on and Redemption Price, if any, to become due thereon, at the times and in the manner stipulated therein and in this Indenture, then and in that event such Bonds shall cease to be entitled to any lien, benefit or security under this Indenture and the covenants, agreements and other obligations of the Corporation to the Owners of such Bonds shall be discharged and satisfied, except for the Corporation’s obligations under Section 8.5 hereof, to the extent of any amounts owed to the Trustee.

(c)            Any Bonds or interest installments for the payment or redemption of which moneys shall then be held by the Trustee or the Paying Agents (through deposit by the Corporation of funds for such payment or redemption or otherwise), whether at or prior to the maturity or the redemption date of such Bonds, shall be deemed to have been paid within the meaning and with the effect expressed in paragraph (a) of this Section. Any Bonds shall prior to the maturity or redemption date thereof be deemed to have been paid within the meaning and with the effect expressed in paragraph (a) of this Section if (i) the Trustee receives an opinion of Bond Counsel to the effect that, in such counsel’s opinion, the conditions of this Article 13 have been satisfied with respect to the Bonds which are deemed to be paid, (ii) in case such Bonds are to be redeemed on any date prior to their maturity, the Corporation shall have given to the Trustee, in form satisfactory to it, irrevocable instructions to give notice or redemption as provided in Article 4 of this Indenture on said date of such Bonds, (iii) there shall have been deposited with the Trustee either moneys in an amount which shall be sufficient, or noncallable Government Obligations the principal of and interest on which when due will provide moneys which, together with the moneys, if any, deposited-with the Trustee at the same time, shall be sufficient, as verified by an Accountant’s Certificate to pay when due the principal or Redemption Price, if applicable, of such Bonds and interest due and to become due on such Bonds on and prior to the Principal Payment Date or Dates or redemption date or dates thereof, as the case may be, (iv) all compensation and expenses of the Trustee pertaining to such series of Bonds in respect of which such deposit is made have been paid or provided for to the Trustee’s satisfaction, and all other obligations of the Corporation under the Bond Documents have been fully performed, (v) in the event such Bonds are not by their terms subject to redemption within the next succeeding sixty (60) days, the Corporation shall have given the Trustee in form satisfactory to it irrevocable instruction to give notice by mail, as soon as practicable, to the Owners of such Bonds that the deposit required by (iii) above has been made with the Trustee and that such Bonds are deemed to have been paid in accordance with paragraph (a) of this Section and stating such Principal Payment Date or Dates or redemption date or dates upon which moneys are to be available for the payment of the principal of Redemption Price, if applicable, on such Bonds, (vi) written evidence that such Bonds will, upon the deposit under (iii) above, be rated “AAA” by S&P and “Aaa” by Moody’s, (vii) the escrow agreement pursuant to which the deposit requirement by (iii) above will be held provides that the Corporation will not exercise any optional redemption under Section 4.1(b) hereof not expressly required to be exercised under such escrow agreement and will not exercise any other redemption with respect to the Bonds deemed to be paid other than mandatory sinking fund redemption, and (viii) if the noncallable Government Obligations deposited pursuant to (iii) above are direct obligations of the United States Treasury then such obligations may not be substituted with Government Obligations that are not direct obligations of the United States Treasury without the prior written consent of a majority in aggregate principal amount of Bonds secured by such escrow agreement. Neither Government Obligations nor moneys deposited with the Trustee pursuant to this Section nor principal or interest payments on any such Government Obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of or Redemption Price, if applicable, and interest on said Bonds; provided that any cash received from such principal or interest payments on such Government Obligations deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable, be reinvested in Government Obligations maturing at times and in Principal Amounts sufficient to pay when due the principal or Redemption Price, if applicable, and interest to become due on said Bonds on and prior to such Principal Payment Date or Dates or redemption date or dates thereof, as the case may be, all as further provided in an escrow agreement relating to the defeasance of the Bonds.

(d)            Subject to the limitations set forth in the preceding paragraph, other Government Obligations may be substituted for those originally deposited with the Trustee pursuant to paragraph (c) of this Section; provided that there shall have been furnished to the Trustee an Accountant’s Certificate verifying the sufficiency of the moneys and Government Obligations to pay or redeem any Bonds deemed to have been paid pursuant to paragraph (c) of this Section.

(e)            Anything in this Indenture to the contrary notwithstanding, any moneys held by the Trustee or Paying Agents in trust for the payment and discharge of any of the Bonds which remain unclaimed for two years after the date when such Bonds have become due and payable, either at their stated maturity dates or by call for earlier redemption, if such moneys were held by the Trustee or Paying Agents at such date, or for two years after the date of deposit of such moneys if deposited with the Trustee or Paying Agents after the said date when such Bonds became due and payable, shall be repaid by the Trustee or Paying Agents to the Corporation and become its absolute property, free from trust, and the Trustee or Paying Agents shall thereupon be released and discharged with respect thereto and the Bondowners thereafter shall look only to the Corporation for the payment of such Bonds.

ARTICLE 14.
MISCELLANEOUS

Section 14.1.       Preservation and Inspection of Documents. All documents received by the Trustee or any Paying Agent under the provisions of this Indenture shall be retained in its possession and shall be subject to all reasonable times to the inspection of the Corporation, the Trustee or any Paying Agent, and, upon written request of not less than five percent (5%) in Principal Amount of the Owners of the Outstanding Bonds, such Owners and their agents and representatives, any of whom may make copies thereof.

Section 14.2.       Parties in Interest. Nothing in this Indenture adopted pursuant to the provisions hereof, expressed or implied, is intended to or shall be construed to confer upon or to give any person or party other than the Corporation, the Fiduciaries and the Owners of the Bonds pertaining thereto any rights, remedies or claims under or by reason of this Indenture or any covenant, condition, stipulation, promise, agreement or obligation thereof; and all covenants, conditions, stipulations, promises, agreements and obligations contained in this Indenture by or on behalf of the Corporation shall be for the sole and exclusive benefit of the Corporation, the Fiduciaries and the Owners from time to time of the Bonds.

Section 14.3.       Limited Liability. (a)  None of the State of Rhode Island, the City of Central Falls or the Corporation shall be obligated, except from Revenues in the case of the Corporation, to pay the principal of the Bonds nor the interest thereon, nor are the faith and credit of the State, the City, or any other public body, or the Corporation pledged to the payment of the principal of or interest on the Bonds. The Bonds shall not directly or indirectly or contingently obligate the State or any other political subdivision to levy or pledge any form of taxation whatever therefor or to make any appropriation for their payment, and the Bonds shall not constitute an indebtedness within the meaning of any constitutional or statutory debt limitation or restriction. In accordance with the terms of this Indenture, the Bonds shall be payable from the Revenues.

(b)            Anything to the contrary herein notwithstanding, the Corporation shall be under no obligation to expend any of its own funds in connection with its duties hereunder, its liability therefor being solely limited to Revenues provided hereunder for such purpose.

Section 14.4.       No Recourse Under Indenture or on Bonds. All covenants, stipulations, promises, agreements and obligations of the Corporation continued in this Indenture shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Corporation and not of any member, officer or employee of the Corporation in his individual capacity, and no recourse shall be had for the payment of the principal or Redemption Price of or interest on the Bonds or for any claim based thereon or on this Indenture against any member, officers or employee of the Corporation or any person executing the Bonds.

Section 14.5.       Severability. If any one or more of the covenants, conditions, stipulations, promises, agreements or obligations provided in this Indenture on part of the Corporation or any Fiduciary to be performed should be determined by a court of competent jurisdiction to be contrary to law, then such covenant or covenants, condition or conditions, stipulation or stipulations, promise or promises, agreement or agreements, obligation or obligations shall be deemed and construed to be severable from the remaining covenants, conditions, stipulations, promises, agreements, and obligations herein contained and shall in no way affect the validity of the other provisions of this Indenture.

Section 14.6.       Readings. Any heading preceding the texts of the several Articles and Sections hereof, and any table of contents or marginal notes appended to copies hereof, shall be solely for the convenience of reference and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect.

Section 14.7.       Conflict. All resolutions or parts of resolutions or other proceedings of the Corporation in conflict herewith be and the same are repealed insofar as such conflict exists.

Section 14.8.       Notices. All notices, certificates or other communications shall be in writing and shall be sufficiently given and shall be deemed given on the second day following the date on which the same have been personally delivered or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Corporation:	Central Falls Detention Facility Corporation 950 High Street Central Falls, Rhode Island 02863 Attention: Chair, Board of Directors

and

Warden

Central Falls Detention Facility Corporation
950 High Street
Central Falls, Rhode Island 02863

With a copy (which shall not constitute notice) to:

Matthew A. Lopes, Jr., Esq.

Brian J. Lamoureux, Esq.

Pannone Lopes Devereaux & O’Gara LLC

1301 Atwood Avenue

Suite 215N

Johnston, RI 02919

If to the Trustee:	Argent Institutional Trust Company 5901 Peachtree Dunwoody Road, Suite C495 Suite C495 Atlanta, GA 30328 Attention: Paul Vaden, Director

A duplicate copy of each notice, certificate or other communication given hereunder shall also be given to each of the above. All other documents required to be submitted to any of the foregoing parties shall also be submitted to such party at its address set forth above. Any of the foregoing parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, documents or other communications shall be sent.

Section 14.9.       All Obligations Due on Business Days. If the date for making any payment, performing any act, or exercising of any right, as provided in this Indenture, is a day which is not a Business Day, such payment may be made, act performed, or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided under this Indenture.

Section 14.10.     Governing Law. This Indenture shall be governed by, and interpreted in accordance with, the laws of the State of Rhode Island.

Section 14.11.     Trust Indenture Act Provisions.

(a)            Trust Indenture Act Applies. The Trust Indenture Act applies to the provisions of this Indenture. Any provision required to be included in this Indenture that is not stated herein shall be deemed to be incorporated herein. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

(b)            Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Corporation to the Trustee to take any action under any provision of this Indenture that requires that the Corporation comply with any conditions precedent before the Trustee shall take such action, the Corporation shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and a Counsel’s Opinion stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)	a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c)            Unconditional Right of Bondowners to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Bondowner of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Bond on the maturity date expressed in such Bond (or, in the case of redemption, on the redemption date of such Bond) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Bondowner.

Section 14.12.       Pledge of State of Rhode Island. Pursuant to the Act, the State of Rhode Island has pledged to and agreed with the holders of any Bonds that the State of Rhode Island will not limit or alter the rights vested in the Corporation to fulfill the terms of any agreements made with the holders until the Bonds, together with the interest thereon, with interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceeding by or on behalf of the holders, are fully met and discharged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Central Falls Detention Facility Corporation, has caused these presents to be signed in its name and on its behalf by its Chairperson, and, to evidence its acceptance of the trusts hereby created, the Trustee has caused these presents to be signed in its name and on its behalf by one of its duly authorized officers all as of the date first above written.

CENTRAL FALLS DETENTION FACILITY CORPORATION

By:

ATTEST:

[Title]
[ARGENT TRUST COMPANY]

By:

S-1

EXHIBIT A

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE OF TRUST) TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

R-	$

CENTRAL FALLS DETENTION FACILITY CORPORATION
DETENTION FACILITY REVENUE REFUNDING BONDS
(THE DONALD W. WYATT DETENTION FACILITY)
SERIES 2026A

INTEREST RATE	MATURITY DATE	DATED DATE	CUSIP NO.

7.25%	JUNE 15, 2037	_______, 2026

REGISTERED OWNER:	CEDE & CO.

PRINCIPAL SUM:	TWENTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS

Central Falls Detention Facility Corporation (the “Corporation”), a public corporation organized and existing under the laws of the State of Rhode Island, for value received, hereby promises to pay, solely from the sources hereinafter described, to the Registered Owner named above or registered assigns or legal representative, on the Maturity Date specified above, upon the presentation and surrender hereof, the Principal Sum specified above and to pay by check mailed to the person in whose name this Bond is registered at the close of business on the last day (whether or not a business day) of the calendar month next preceding each interest payment date, solely from the same sources, interest on said sum from the date hereof at the Interest Rate per annum specified above, payable on June 15 and December 15 of each year, commencing [________] 15, [202_], until said Principal Sum is paid. Principal and any redemption premium and interest with respect to this Bond are payable at the designated office of Argent Trust Company, as Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Capitalized terms used herein and not defined shall have the meanings given to such terms in the Indenture defined below.

THIS BOND IS A SPECIAL OBLIGATION OF THE CORPORATION, PAYABLE SOLELY FROM THE REVENUES, PREPAYMENTS AND NET PROCEEDS (AS DEFINED IN THE INDENTURE HEREINAFTER DESCRIBED) AND MONEYS, FUNDS AND ACCOUNTS PLEDGED BY THE INDENTURE. NEITHER THE STATE OF RHODE ISLAND NOR THE CITY NOR THE CORPORATION SHALL BE OBLIGATED TO PAY THE BONDS OR THE INTEREST THEREON EXCEPT FROM TILE REVENUES. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF RHODE ISLAND OR THE CITY IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR THE INTEREST ON TEE BONDS.

This Bond and the issue of which it forms a part is a limited obligation of the Corporation, giving rise to no pecuniary liability of the Corporation, the State of Rhode Island or any political subdivision thereof, nor any charge against its general credit, is payable solely from, and a valid claim of the Registered Owner hereof only against the Trust Estate. This Bond does not constitute an indebtedness or a loan of the credit of the Corporation or the State of Rhode Island or any political subdivision thereof within the meaning of any constitutional or statutory provisions. Neither the faith and credit nor the taxing power of the Corporation or the State of Rhode Island or any political subdivision thereof is pledged to the payment of principal of or interest on this Bond.

This Bond is one of a duly authorized issue of bonds of the Corporation designated as “Central Falls Detention Facility Corporation, Detention Facility Revenue Refunding Bonds (The Donald W. Wyatt Detention Facility) Series 2026A” (the “Series 2026A Bonds”), in the aggregate principal amount of Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000), issued pursuant to Title 45, Chapter 54, Sections 1 et seq. of the General Laws of Rhode Island, as amended and supplemented (the “Act”), and under and pursuant to an Amended and Restated Indenture of Trust dated as of [_____________, 2026] (the “Indenture”), by and between the Corporation and Argent Trust Company, as trustee (the “Trustee”), for the purpose of refunding certain prior obligations of the Corporation. Concurrently with the issuance of the Series 2026A Bonds, the Corporation is issuing another series of bonds of the Corporation under the Act and the Indenture and designated as “Central Falls Detention Facility Corporation, Detention Facility Revenue Refunding Bonds (The Donald W. Wyatt Detention Facility) Series 2026B” (the “Series 2026B Bonds” and collectively with the Series 2026A Bonds, the “Bonds”), in the aggregate principal amount of Forty Million Dollars ($40,000,000).

The owner of this Bond should make reference to the Indenture and any and all supplements thereto and modifications and amendments thereof and to the Act for a description of the pledge and covenants securing the Bonds, the nature, extent and manner of enforcement of such pledge, the rights and remedies of the registered owners of the Bonds with respect thereto and the terms and conditions upon which the Bonds are issued. Copies of the Indenture are on file at the office of the Corporation and at the designated office of the Trustee, [_______________], or its successor as trustee.

[To the extent and in the manner permitted by the Indenture, the provisions of the Indenture or any Indenture amendatory thereof or supplemental thereto, may be amended by the Corporation. Certain amendments may be made without the consent of the owners of the Bonds and certain other amendments may be made only with the written consent of the owners of at least two-thirds in principal amount of the Bonds of the series then outstanding to which the amendment applies. No such amendment shall permit a change in the terms of redemption or maturity of the principal of any outstanding Bond or any installment of interest thereon or a reduction in the principal amount or redemption price thereof or in the rate of interest thereon without the consent of the owner of such Bond, or shall reduce the percentages of principal amount of Bonds the consent of the owners of which is required to effect any such amendment, or shall change or modify any of the rights or obligations of the Trustee or of any paying agent without its written consent thereto.]

The Bonds are issuable only as fully registered bonds without coupons, in denominations the lesser of the principal amount received by a Bondowner as a result of the Exchange and $5,000, and integral multiples of $1 thereof Bonds may be exchanged for an equal aggregate principal amount of Bonds and maturity, of other authorized denominations and bearing interest at the same rate at the principal corporate trust office of the Trustee, in the manner and subject to the limitations and conditions provided in the Indenture and without cost except for any tax or other governmental charge.

The Series 2026A Bonds are subject to mandatory sinking fund redemption by application of the Sinking Fund Installments as provided herein on each June 15, commencing on June 15, 2027, at a Redemption Price equal to the Principal amount of each Series 2026A Bond or portion thereof to be redeemed, plus accrued interest to the date of redemption thereof, without premium, on the respective dates and in the amounts set forth in the following table:

Redemption Year	Sinking Fund Installment
2027	$1,719,365
2028	$1,844,019
2029	$1,977,710
2030	$2,121,094
2031	$2,274,874
2032	$2,439,802
2033	$2,616,688
2034	$2,806,398
2035	$3,009,861
2036	$3,228,076
2037*	$3,462,112

*Final Maturity

Except as described in the following paragraph, the Series 2026A Bonds are not subject to optional redemption at the option of the Corporation prior to maturity.

The Bonds shall be subject to redemption at the option of the Corporation on any date prior to the stated maturities thereof, in whole or in part as shall be determined by the Corporation in its sole discretion, at a Redemption Price equal to 100% of the Principal Amount of such Bonds or portions thereof to be redeemed, together with accrued interest thereon to the date of redemption, in a Principal Amount having an aggregate Redemption Price equal to the amount of moneys which are deposited in or transferred to the Redemption Fund, from any Net Proceeds in connection with a condemnation or casualty loss which results in Net Proceeds (provided that such Redemption Price in the event of a condemnation shall equal 108% of the Principal Amount, together with accrued interest to the date of redemption, if the Project continues to be used as a detention facility or any related purpose). The Trustee shall apply any such amounts described above in accordance with applicable provisions hereof from time to time as directed by Officer’s Certificate; provided, however, that (i) such amount to be applied to such redemption or purchase shall be rounded to the next lower authorized denomination, (ii) unless otherwise directed by an Officer’s Certificate, no such redemption of Bonds shall be effected unless the total amount to be applied to redeem Bonds on such date shall be at least $25,000, and iii) amounts shall be applied first to redeem the Series 2026A Bonds and second, only after the Series 2026A Bonds are paid in full, the Series 2026B Bonds.

If any or all of the Series 2026A Bonds are to be redeemed prior to maturity, the Trustee shall give notice, which notice shall specify the redemption date and the place or places where amounts due upon such redemption will be payable, whether such redemption is conditioned upon the availability of funds for such purpose on the redemption date and, if less than all of the Series 2026A Bonds are to be redeemed, the letters and numbers or other distinguishing marks of the Series 2026A Bonds so to be redeemed, and, in the case of Series 2026A Bonds to be redeemed in part only, such notice shall also specify the respective portions of the Principal Amount thereof to be redeemed. Such notice shall further state that on such date there shall become due and payable upon each Bond to be redeemed the Redemption Price thereof, or the Redemption Price of the specified portions of the. Principal Amount thereof in the case of Series 2026A Bonds to be redeemed in part only, together with interest accrued on the Series 2026A Bonds to the redemption date, and that from and after such date interest on such Series 2026A Bonds shall cease to accrue and be payable; provided that, if the redemption is conditioned upon funds being available therefor no later than the opening of business on the redemption date, the notice shall so state. The Trustee shall mail a copy of such notice, by first class mail, postage prepaid, not fewer than twenty (20) days nor more than forty-five (45) days before the redemption date, to the Owners of any Series 2026A Bonds or portions of Series 2026A Bonds which are to be redeemed, at their last addresses, if any, appearing upon the registration book. Failure to give such notice with respect to any Series 2026A Bonds, or any defect therein, shall not affect the validity of the proceedings for redemption of any other Series 2026A Bonds.

With respect to any optional redemption of Bonds, if at the time of mailing such notice of redemption, the Corporation shall not have deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional, that is, subject to the deposit of the redemption moneys with the Trustee not later than the opening of business on the redemption date, and such notice shall be of no effect unless such moneys are so deposited.

Pursuant to the Act, the State of Rhode Island pledges to and agrees with the holders of any Bonds that the State of Rhode Island will not limit or alter the rights vested in the Corporation to fulfill the terms of any agreements made with the holders until the Bonds, together with the interest thereon, with interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceeding by or on behalf of the holders, are fully met and discharged.

The transfer of this Bond is registrable by the Registered Owner hereof in person or by his attorney or legal representative at the principal corporate trust office of the Trustee but only in the manner and subject to the limitations and conditions provided in the Indenture and upon surrender and cancellation of this Bond. Upon any such registration of transfer the Corporation shall execute and the Trustee shall authenticate and deliver in exchange for this Bond a new registered Bond or Bonds without coupons, registered in the name of the transferee, of authorized denominations, in an aggregate principal amount equal to the principal amount of this Bond, of the same series and maturity and bearing interest at the same rate.

It is hereby certified and recited that all conditions, acts and things required by law and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this Bond, exist, have happened and have been performed and that the issue of the Bonds, of which this is one, together with all other indebtedness of the Corporation is within every debt and other limit prescribed by the laws of the State of Rhode Island.

This Bond shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until this Bond shall have been authenticated by the execution by the Trustee of the Certificate of Authentication attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Bond to be signed in its name and on its behalf by the [manual][facsimile] signature of the Chairperson [and attested to by the facsimile signature of the Secretary of the Corporation] and has caused this Bond to be dated as of [______________,] 2026.

CENTRAL FALLS DETENTION FACILITY CORPORATION

By:
Chairperson
ATTEST:

Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the issue described in the within-mentioned Indenture.

Date of Authentication: ,2026	ARGENT TRUST COMPANY, as Trustee

By:
Authorized Signatory

ASSIGNMENT

For value received the undersigned hereby sells, assigns and transfers unto

(Name, Address and Tax Identification or Social Security Number)

the within-mentioned Bond and hereby irrevocably constitute(s) and appoint(s)

____________________________________ attorney, to transfer the same on the registration books of the Trustee with full power of substitution in the premises.

Dated: __________

Signature Guaranteed:

Note: Signature(s) must be guaranteed by a qualified guarantor.	Note: The signature(s) on this Assignment must correspond with the name(s) as written on the face of the within Bond in every particular without alteration or enlargement or any change whatsoever.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE OF TRUST) TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

R-	$40,000,000

CENTRAL FALLS DETENTION FACILITY CORPORATION
DETENTION FACILITY REVENUE REFUNDING BONDS
(THE DONALD W. WYATT DETENTION FACILITY)
SERIES 2026B

INTEREST RATE	MATURITY DATE	DATED DATE	CUSIP NO.

1.50%	As described below	_______, 2026

REGISTERED OWNER:	CEDE & CO.

PRINCIPAL SUM:	FORTY MILLION DOLLARS

Central Falls Detention Facility Corporation (the “Corporation”), a public corporation organized and existing under the laws of the State of Rhode Island, for value received, hereby promises to pay, solely from the sources hereinafter described, to the Registered Owner named above or registered assigns or legal representative, the Principal Sum specified above as described below and to pay by check mailed to the person in whose name this Bond is registered at the close of business on the last day (whether or not a business day) of the calendar month next preceding each interest payment date, solely from the same sources, interest on said sum from the date hereof at the Interest Rate per annum specified above, payable on each March 15, commencing March15, 2027 until said Principal Sum is paid. Principal and any redemption premium and interest with respect to this Bond are payable at the designated office of Argent Trust Company, as Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Capitalized terms used herein and not defined shall have the meanings given to such terms in the Indenture defined below.

THIS BOND IS A SPECIAL OBLIGATION OF THE CORPORATION, PAYABLE SOLELY FROM THE REVENUES, PREPAYMENTS AND NET PROCEEDS (AS DEFINED IN THE INDENTURE HEREINAFTER DESCRIBED) AND MONEYS, FUNDS AND ACCOUNTS PLEDGED BY THE INDENTURE. NEITHER THE STATE OF RHODE ISLAND NOR THE CITY NOR THE CORPORATION SHALL BE OBLIGATED TO PAY THE BONDS OR THE INTEREST THEREON EXCEPT FROM TILE REVENUES. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF RHODE ISLAND OR THE CITY IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR THE INTEREST ON TEE BONDS.

This Bond and the issue of which it forms a part is a limited obligation of the Corporation, giving rise to no pecuniary liability of the Corporation, the State of Rhode Island or any political subdivision thereof, nor any charge against its general credit, is payable solely from, and a valid claim of the Registered Owner hereof only against the Trust Estate. This Bond does not constitute an indebtedness or a loan of the credit of the Corporation or the State of Rhode Island or any political subdivision thereof within the meaning of any constitutional or statutory provisions. Neither the faith and credit nor the taxing power of the Corporation or the State of Rhode Island or any political subdivision thereof is pledged to the payment of principal of or interest on this Bond.

This Bond is one of a duly authorized issue of bonds of the Corporation designated as “Central Falls Detention Facility Corporation, Detention Facility Revenue Refunding Bonds (The Donald W. Wyatt Detention Facility) Series 2026B” (the “Series 2026B Bonds”), in the aggregate principal amount of Forty Million Dollars ($40,000,000), issued pursuant to Title 45, Chapter 54, Sections 1 et seq. of the General Laws of Rhode Island, as amended and supplemented (the “Act”), and under and pursuant to an Amended and Restated Indenture of Trust dated as of [_____________, 2026] (the “Indenture”), by and between the Corporation and Argent Trust Company, as trustee (the “Trustee”), for the purpose of refunding certain prior obligations of the Corporation. Concurrently with the issuance of the Series 2026B Bonds, the Corporation is issuing another series of bonds of the Corporation under the Act and the Indenture and designated as “Central Falls Detention Facility Corporation, Detention Facility Revenue Refunding Bonds (The Donald W. Wyatt Detention Facility) Series 2026A” (the “2026A Bonds” and collectively with the Series 2026B Bonds, the “Bonds”), in the aggregate principal amount of Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000).

As set forth in Section 2.1(c) of the Indenture, interest on the Series 2026B Bonds shall be computed on the basis of a 360-day year consisting of twelve 30-day months, payable on March 15 of each year, commencing March 15, 2027, provided however, interest shall be payable solely from Excess Cash Flow as provided in the Indenture and if there is insufficient Excess Cash Flow, such interest shall continue to be due and payable, however, such unpaid interest shall not accrue interest and the failure to pay such interest due to the insufficiency of Excess Cash Flow shall not be an Event of Default. Principal on the Series 2026B Bonds shall be payable on March 15 of each year, commencing [March 15, 2027], until the Series 2026B Termination Date solely from Excess Cash Flow then on deposit in the Series 2026B Redemption Account and sale proceeds available from the Project Sale as provided in Section 7.28(d) of the Indenture. After accounting for the payment or redemption of the Series 2026B Bonds occurring on the Series 2026B Termination Date from Excess Cash Flow and proceeds of the Project Sale as provided in Section 7.28(d), any remaining accrued but unpaid interest and principal amount of the Series 2026B Bonds shall be cancelled in full.

The owner of this Bond should make reference to the Indenture and any and all supplements thereto and modifications and amendments thereof and to the Act for a description of the pledge and covenants securing the Bonds, the nature, extent and manner of enforcement of such pledge, the rights and remedies of the registered owners of the Bonds with respect thereto and the terms and conditions upon which the Bonds are issued. Copies of the Indenture are on file at the office of the Corporation and at the designated office of the Trustee, [_______________], or its successor as trustee.

[To the extent and in the manner permitted by the Indenture, the provisions of the Indenture or any Indenture amendatory thereof or supplemental thereto, may be amended by the Corporation. Certain amendments may be made without the consent of the owners of the Bonds and certain other amendments may be made only with the written consent of the owners of at least two-thirds in principal amount of the Bonds of the series then outstanding to which the amendment applies. No such amendment shall permit a change in the terms of redemption or maturity of the principal of any outstanding Bond or any installment of interest thereon or a reduction in the principal amount or redemption price thereof or in the rate of interest thereon without the consent of the owner of such Bond, or shall reduce the percentages of principal amount of Bonds the consent of the owners of which is required to effect any such amendment, or shall change or modify any of the rights or obligations of the Trustee or of any paying agent without its written consent thereto.]

The Bonds are issuable only as fully registered bonds without coupons, in denominations the lesser of the principal amount received by a Bondowner as a result of the Exchange and $5,000, and integral multiples of $1 thereof Bonds may be exchanged for an equal aggregate principal amount of Bonds and maturity, of other authorized denominations and bearing interest at the same rate at the principal corporate trust office of the Trustee, in the manner and subject to the limitations and conditions provided in the Indenture and without cost except for any tax or other governmental charge.

The Series 2026B Bonds are subject to redemption at the option of the Corporation prior to the stated maturity thereof as may be directed by the Corporation, in whole or in part, on any date from and after the date the Series 2026A Bonds are paid in full, at a redemption price equal to 100% of the Principal Amount thereof (the “Redemption Price”), together with accrued interest thereon to the date fixed for redemption; provided, however, that upon an Event of Default the Series 2026B Bonds may not be redeemed in part unless approved in writing by the Majority Owners.

The Series 2026B Bonds shall be subject to redemption at the option of the Corporation on any date prior to the stated maturities thereof, in whole or in part as shall be determined by the Corporation in its sole discretion, at a Redemption Price equal to 100% of the Principal Amount of such Bonds or portions thereof to be redeemed, together with accrued interest thereon to the date of redemption, in a Principal Amount having an aggregate Redemption Price equal to the amount of moneys which are deposited in or transferred to the Redemption Fund, from any Net Proceeds in connection with a condemnation or casualty loss which results in Net Proceeds (provided that such Redemption Price in the event of a condemnation shall equal 108% of the Principal Amount, together with accrued interest to the date of redemption, if the Project continues to be used as a detention facility or any related purpose). The Trustee shall apply any such amounts described above in accordance with applicable provisions hereof from time to time as directed by Officer’s Certificate; provided, however, that (i) such amount to be applied to such redemption or purchase shall be rounded to the next lower authorized denomination, (ii) unless otherwise directed by an Officer’s Certificate, no such redemption of Bonds shall be effected unless the total amount to be applied to redeem Bonds on such date shall be at least $25,000, and (iii) amounts shall be applied first to redeem the 2026A Bonds and second, only after the 2026A Bonds are paid in full, the Series 2026B Bonds.

The Series 2026B Bonds are subject to mandatory redemption on each March 15, commencing March 15, 2027, from amounts on deposit in the Series 2026B Redemption Account, if any, as of the immediately preceding February 15th, rounded to the nearest $1, provided that no such redemption of Series 2026B Bonds shall be effected unless the total amount to be applied to redeem the principal amount of the Series 2026B Bonds on such date shall be at least $10,000.

If any or all of the Series 2026B Bonds are to be redeemed prior to maturity, the Trustee shall give notice, which notice shall specify the redemption date and the place or places where amounts due upon such redemption will be payable, whether such redemption is conditioned upon the availability of funds for such purpose on the redemption date and, if less than all of the Series 2026B Bonds are to be redeemed, the letters and numbers or other distinguishing marks of such Series 2026B Bonds so to be redeemed, and, in the case of Series 2026B Bonds to be redeemed in part only, such notice shall also specify the respective portions of the Principal Amount thereof to be redeemed. Such notice shall further state that on such date there shall become due and payable upon each Bond to be redeemed the Redemption Price thereof, or the Redemption Price of the specified portions of the. Principal Amount thereof in the case of Series 2026B Bonds to be redeemed in part only, together with interest accrued on such Series 2026B Bonds to the redemption date, and that from and after such date interest on such Series 2026B Bonds shall cease to accrue and be payable; provided that, if the redemption is conditioned upon funds being available therefor no later than the opening of business on the redemption date, the notice shall so state. The Trustee shall mail a copy of such notice, by first class mail, postage prepaid, not fewer than twenty (20) days nor more than forty-five (45) days before the redemption date, to the Owners of any Bonds or portions of Bonds which are to be redeemed, at their last addresses, if any, appearing upon the registration book. Failure to give such notice with respect to any Bonds, or any defect therein, shall not affect the validity of the proceedings for redemption of any other Bonds.

Unless otherwise specified in the Indenture, whenever less than all the Series 2026B Bonds are to be redeemed, the Trustee shall select the Series 2026B Bonds to be redeemed from all Series 2026B Bonds not previously called for redemption on a pro rata basis. If the Series 2026B Bonds are registered in book-entry-only form and so long as DTC or a successor securities depository is the sole registered owner of the Series 2026B Bonds, partial redemptions with respect to the Series 2026B Bonds will be treated by DTC as a “pro rata pass-through distribution of principal” in accordance with DTC procedures. It is the Corporation’s intent that redemption allocations made by DTC, the DTC Participants or such other intermediaries that may exist between the Corporation and the beneficial owners be made on a pro rata pass through distribution of principal basis.

With respect to any optional redemption of Bonds, if at the time of mailing such notice of redemption, the Corporation shall not have deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional, that is, subject to the deposit of the redemption moneys with the Trustee not later than the opening of business on the redemption date, and such notice shall be of no effect unless such moneys are so deposited.

Pursuant to the Act, the State of Rhode Island pledges to and agrees with the holders of any Bonds that the State of Rhode Island will not limit or alter the rights vested in the Corporation to fulfill the terms of any agreements made with the holders until the Bonds, together with the interest thereon, with interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceeding by or on behalf of the holders, are fully met and discharged.

The transfer of this Bond is registrable by the Registered Owner hereof in person or by his attorney or legal representative at the principal corporate trust office of the Trustee but only in the manner and subject to the limitations and conditions provided in the Indenture and upon surrender and cancellation of this Bond. Upon any such registration of transfer the Corporation shall execute and the Trustee shall authenticate and deliver in exchange for this Bond a new registered Bond or Bonds without coupons, registered in the name of the transferee, of authorized denominations, in an aggregate principal amount equal to the principal amount of this Bond, of the same series and maturity and bearing interest at the same rate.

It is hereby certified and recited that all conditions, acts and things required by law and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this Bond, exist, have happened and have been performed and that the issue of the Bonds, of which this is one, together with all other indebtedness of the Corporation is within every debt and other limit prescribed by the laws of the State of Rhode Island.

This Bond shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until this Bond shall have been authenticated by the execution by the Trustee of the Certificate of Authentication attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Bond to be signed in its name and on its behalf by the [manual][facsimile] signature of the Chairperson [and attested to by the facsimile signature of the Secretary of the Corporation] and has caused this Bond to be dated as of [______________,] 2026.

CENTRAL FALLS DETENTION FACILITY CORPORATION

By:
Chairperson
ATTEST:

Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the issue described in the within-mentioned Indenture.

Date of Authentication: ,2026	ARGENT TRUST COMPANY, as Trustee

By:
Authorized Signatory

ASSIGNMENT

For value received the undersigned hereby sells, assigns and transfers unto

(Name, Address and Tax Identification or Social Security Number)

the within-mentioned Bond and hereby irrevocably constitute(s) and appoint(s)

____________________________________ attorney, to transfer the same on the registration books of the Trustee with full power of substitution in the premises.

Dated: __________

Signature Guaranteed:

Note: Signature(s) must be guaranteed by a qualified guarantor.	Note: The signature(s) on this Assignment must correspond with the name(s) as written on the face of the within Bond in every particular without alteration or enlargement or any change whatsoever.

EXHIBIT B

Allocation pursuant to Section 5.12(b)

Roof/flooring repairs	$2,700,000

Parking projects	$300,000

B-1